EXHIBIT 10.35

AMENDED AND RESTATED LOAN AGREEMENT

Dated as of March 13, 2024

among

UROGEN PHARMA, INC.

(as Borrower, and a Credit Party),

UROGEN PHARMA LTD.

(as Parent, and a Credit Party),

THE OTHER GUARANTORS SIGNATORY HERETO OR OTHERWISE PARTY HERETO FROM TIME TO TIME

(as additional Credit Parties),

BIOPHARMA CREDIT PLC

(as Collateral Agent),

BPCR LIMITED PARTNERSHIP

(as a Lender)

and

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP

(as a Lender)

TABLE OF CONTENTS

Page

1         ACCOUNTING AND OTHER TERMS         1

2         LOANS AND TERMS OF PAYMENT         2

2.1         Promise to Pay         2

2.2         Term Loans         2

2.3         Payment of Interest on the Term Loans         6

2.4         Expenses         8

2.5         Requirements of Law; Increased Costs         9

2.6         Taxes; Withholding, Etc.         9

2.7         Additional Consideration         12

2.8         Note Register; Term Loan Notes         13

3         CONDITIONS OF TERM LOANS         14

3.1         Conditions Precedent to Tranche A Loan         14

3.2         Conditions Precedent to Tranche B Loan         15

3.3         Conditions Precedent to Tranche C Loan         16

3.4         Conditions Precedent to Tranche D Loan         17

3.5         Additional Conditions Precedent to Term Loans         18

3.6         Covenant to Deliver         18

3.7         Procedures for Borrowing         18

4         REPRESENTATIONS AND WARRANTIES         18

4.1         Due Organization, Existence, Power and Authority         19

4.2         Equity Interests         19

4.3         Authorization; No Conflict         19

4.4         Government Consents; Third Party Consents         19

4.5         Binding Obligation         19

4.6         Collateral         20

4.7         Adverse Proceedings, Compliance with Laws and Settlement Agreements         23

4.8         Exchange Act Documents; Financial Statements; Financial Condition; No Material Adverse Change; Books and Records         24

4.9         Solvency         24

4.10         Taxes         24

4.11         Environmental Matters         25

4.12         Material Contracts         25

4.13         Regulatory Compliance         25

4.14         Margin Stock         25

4.15         Subsidiaries; Capitalization         26

4.16         Employee Matters         26

4.17         Full Disclosure         26

4.18         FCPA; Patriot Act; OFAC; Export and Import Laws         26

4.19         Health Care Matters         27

4.20         Regulatory Approvals         30

4.21         Supply and Manufacturing         30

4.22         Cybersecurity and Data Protection         31

4.23         Additional Representations and Warranties         32

5         AFFIRMATIVE COVENANTS         32

5.1         Maintenance of Existence         32

5.2         Financial Statements, Notices, Reports         32

5.3         Taxes         34

5.4         Insurance         34

5.5         Operating Accounts         34

5.6         Compliance with Laws         35

5.7         Protection of Intellectual Property Rights         35

5.8         Books and Records         36

5.9         Access to Collateral; Audits         36

5.10         Use of Proceeds         36

5.11         Further Assurances         37

5.12         Additional Collateral; Guarantors         37

5.13         Formation or Acquisition of Subsidiaries         39

5.14         Post-Closing Requirements         39

5.15         Environmental         40

5.16         Inventory; Returns; Maintenance of Properties         41

5.17         Regulatory Obligations; Maintenance of FDA Approval; Manufacturing, Marketing and Distribution         41

5.18         Collateral Documents         41

6         NEGATIVE COVENANTS         41

6.1         Dispositions         41

6.2         Fundamental Changes; Location of Collateral         41

6.3         Mergers, Acquisitions, Liquidations or Dissolutions         42

6.4         Indebtedness         42

6.5         Encumbrances         42

6.6         No Further Negative Pledges; Negative Pledge         43

6.7         Maintenance of Collateral Accounts         43

6.8         Distributions; Investments         43

6.9         No Restrictions on Subsidiary Distributions         43

6.10         Subordinated Debt; Permitted Convertible Indebtedness         43

6.11         Amendments or Waivers of Organizational Documents         44

6.12         Compliance         44

6.13         Compliance with Sanctions and Anti-Money Laundering Laws         44

6.14         Amendments or Waivers of Company IP Agreements         45

7         EVENTS OF DEFAULT         45

7.1         Payment Default         45

7.2         Covenant Default         45

7.3         Material Adverse Change         46

7.4         Attachment; Levy; Restraint on Business         46

7.5         Insolvency         46

7.6         Other Agreements         46

7.7         Judgments         47

7.8         Misrepresentations         47

7.9         Loan Documents; Collateral         47

7.10         ERISA Event         47

7.11         Intercreditor Agreement         47

8         RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT         47

8.1         Rights and Remedies         47

8.2         Power of Attorney         49

8.3         Application of Payments and Proceeds Upon Default         49

8.4         Collateral Agent’s Liability for Collateral         49

8.5         No Waiver; Remedies Cumulative         49

8.6         Demand Waiver; Makewhole Amount; Prepayment Premium; Additional Consideration         50

9         NOTICES         50

10         CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER         52

11         GENERAL PROVISIONS         52

11.1         Successors and Assigns         52

11.2         Indemnification         53

11.3         Severability of Provisions         54

11.4         Correction of Loan Documents         54

11.5         Amendments in Writing; Integration         55

11.6         Counterparts         55

11.7         Survival; Termination Prior to Term Loan Maturity Date         55

11.8         Confidentiality         55

11.9         Attorneys’ Fees, Costs and Expenses         56

11.10         Right of Set-Off         56

11.11         Marshalling; Payments Set Aside         56

11.12         Electronic Execution of Documents         56

11.13         Captions         57

11.14         Construction of Agreement         57

11.15         Third Parties         57

11.16         No Advisory or Fiduciary Duty         57

11.17         Credit Parties’ Agent         57

11.18         Reaffirmation of Loan Documents; Confirmation of Liens         57

11.19         Effect of Amendment and Restatement         58

12         COLLATERAL AGENT         58

12.1         Appointment and Authority         58

12.2         Rights as a Lender         58

12.3         Exculpatory Provisions         58

12.4         Reliance by Collateral Agent         59

12.5         Delegation of Duties         59

12.6         Resignation of Collateral Agent         59

12.7         Non-Reliance on Collateral Agent and Other Lenders         60

12.8         Collateral and Guaranty Matters         60

12.9         Reimbursement by Lenders         61

12.10         Notices and Items to Lenders         61

13         DEFINITIONS         61

13.1         Definitions         61

Exhibit A:         Loan Advance Request Form

Exhibit B-1:         Form of Tranche A Note

Exhibit B-2:         Form of Tranche B Note

Exhibit B-3:         Form of Tranche C Note

Exhibit B-4:         Form of Tranche D Note

Exhibit C:         Form of Security Agreement

Exhibit D:         Commitments; Notice Addresses

Exhibit E:         Form of Compliance Certificate

AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”), dated as of March 13, 2024 (the “Effective Date”) by and among UROGEN PHARMA, INC., a Delaware corporation (as “Borrower” and a Credit Party), UROGEN PHARMA LTD., a company incorporated in Israel with company registration number 513537621 (as “Parent” and a Credit Party), the other Guarantors signatory hereto or otherwise party hereto from time to time, as additional Credit Parties, BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales with company number 10443190 (as the “Collateral Agent”), BPCR LIMITED PARTNERSHIP, a limited partnership established under the laws of England and Wales with registration number LP020944 (as a “Lender”) and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP, a Cayman Islands exempted limited partnership acting by its general partner, BioPharma Credit Investments V GP LLC (as a “Lender”), provides the terms on which each Lender shall make, and Borrower shall repay, the Credit Extensions (as hereinafter defined). This Agreement amends and restates in its entirety, and replaces, the terms of (and obligations outstanding under) that certain Loan Agreement among Borrower, Lenders, the Collateral Agent and the other parties thereto, dated as of March 7, 2022 (the “Prior Effective Date”) and amended by that certain First Amendment to Loan Agreement dated as of June 29, 2023 (the “Prior Loan Agreement”). The parties hereto agree that, effective on the Effective Date, the Prior Loan Agreement is amended and restated in its entirety to read as follows:

1    ACCOUNTING AND OTHER TERMS

Except as otherwise expressly provided herein, all accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them in conformity with Applicable Accounting Standards. Calculations and determinations must be made following Applicable Accounting Standards. If at any time any change in Applicable Accounting Standards would affect the computation of any financial requirement set forth in any Loan Document (including for purposes of measuring compliance with any provision of Section 6), and either Borrower or the Collateral Agent shall so request, the Collateral Agent and Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in Applicable Accounting Standards; provided, that, until so amended, (x) such requirement shall continue to be computed in accordance with Applicable Accounting Standards prior to such change therein and (y) all financial statements, Compliance Certificates and similar documents provided, delivered or submitted hereunder shall be provided, delivered or submitted together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in Applicable Accounting Standards. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts referred to herein, including in Section 5 and Section 6 shall be made, without giving effect to any (a) election under ASC 825-10 (or any other Financial Accounting Standards Board Accounting Standards Codification (“ASC”) or Financial Accounting Standard or Applicable Accounting Standard (including IFRS 9) having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value” and (b) any treatment of Indebtedness in respect of convertible debt instruments under ASC 470-20 (or any other ASC or Financial Accounting Standard or Applicable Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding anything to the contrary above or in the definition of “Capital Lease Obligations”, all obligations of any Person that are or would have been treated as operating leases for purposes of Applicable Accounting Standards prior to the effectiveness of ASC 842 shall continue to be accounted for as operating leases for all purposes hereunder or under any other Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Leases. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.

For purposes of determining compliance with Section 5 and Section 6 with respect to the amount of any Indebtedness, Investment or other transaction in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness, Investment or other transaction is incurred, made or acquired (so long as such transaction, at the time incurred, made or acquired, was permitted hereunder).

The Collateral Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Collateral Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Collateral Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

2    LOANS AND TERMS OF PAYMENT

2.1    Promise to Pay

.

Borrower hereby unconditionally promises to pay each Lender the outstanding principal amount of the Term Loans advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2    Term Loans

.

(a)    Availability. Subject to the terms and conditions of this Agreement (including Sections 3.1, 3.2, 3.5, 3.6 and 3.7):

(i)    Borrower agrees to request in accordance with Section 3.7, and each Lender severally agrees to make, a term loan to Borrower on the Tranche A Closing Date in an original principal amount equal to such Lender’s Tranche A Commitment (individually or collectively, as the context dictates, the “Tranche A Loan”);

(ii)    At Borrower’s option, Borrower may request in accordance with Section 3.7, and each Lender severally agrees to make, a term loan to Borrower on the Tranche B Closing Date in an original principal amount equal to such Lender’s Tranche B Commitment (collectively, the “Tranche B Loan”);

(iii)    Borrower agrees to request in accordance with Section 3.7, and each Lender severally agrees to make, a term loan to Borrower on the Tranche C Closing Date in an original principal amount equal to such Lender’s Tranche C Commitment (individually or collectively, as the context dictates, the “Tranche C Loan”); and

(iv)    At Borrower’s option, Borrower may request in accordance with Section 3.7, and each Lender severally agrees to make, a term loan to Borrower on the Tranche D Closing Date in an original principal amount equal to such Lender’s Tranche D Commitment (collectively, the “Tranche D Loan”).

After repayment or prepayment (in whole or in part), no Term Loan (or any portion thereof) may be re-borrowed.

(b)    Repayment.

(i)    With respect to any and all Term Loans, Borrower shall make four (4) equal quarterly payments of principal of each such Term Loan commencing on the Payment Date occurring in the second calendar quarter of 2026 and continuing quarterly thereafter through the Term Loan Maturity Date; provided, however, that upon the satisfaction of the Tranche D Approval Condition, the quarterly payments of principal payable pursuant to this Section 2.2(b)(i) will instead commence on the Payment Date occurring in the second calendar quarter of 2027 and continuing quarterly thereafter through the Term Loan Maturity Date.

(ii)    The Term Loans, including all unpaid principal thereunder (and, for the avoidance of doubt, all accrued and unpaid interest, all due and unpaid Lender Expenses and any and all other outstanding amounts payable under the Loan Documents), are due and payable in full on the Term Loan Maturity Date.

(iii)    The Term Loans may be prepaid only in accordance with Section 2.2(c), except as provided in Section 8.1.

(c)    Prepayment of Term Loans.

(i)    Borrower shall have the option, at any time after the Tranche A Closing Date, to prepay, in whole but not in part, outstanding principal amounts under the Term Loans advanced by Lenders under this Agreement; provided that (A) Borrower provides written notice to the Collateral Agent of its election (which shall be irrevocable unless the Collateral Agent otherwise consents in writing) to prepay all of the Term Loans at least three (3) Business Days prior to such prepayment, and (B) the prepayment of such principal amount shall be accompanied by any and all accrued and unpaid interest thereon through the date of prepayment, any and all amounts payable in connection with such prepayment pursuant to Section 2.2(e) and Section 2.2(f) (as applicable) and any and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents (including pursuant to Section 2.4 and Section 2.7). The Collateral Agent will promptly notify each Lender of its receipt of such notice, and the amount of such Lender’s Applicable Percentage of such prepayment. Notwithstanding anything in this Section 2.2(c)(i) to the contrary, Borrower may rescind any notice of prepayment under this Section 2.2(c)(i) if such prepayment would have resulted from a refinancing of the Term Loans or other contingent transaction, which refinancing or transaction shall not be consummated or shall otherwise be delayed (in which case, a new notice shall be required to be sent in connection with any subsequent prepayment).

(ii)    Upon a Change in Control, Borrower shall promptly, and in any event no later than ten (10) days after the consummation of such Change in Control, notify the Collateral Agent in writing of the occurrence of a Change in Control, which notice shall include reasonable detail as to the nature, timing and other circumstances of such Change in Control (such notice, a “Change in Control Notice”). Borrower shall prepay in full all of the Term Loans advanced by Lenders under this Agreement, no later than three (3) Business Days after the delivery of such Change in Control Notice, in an amount equal to the sum of (A) all unpaid principal and any and all accrued and unpaid interest with respect to the Term Loans (such interest to be calculated based on Term SOFR for the Interest Period during which such Change in Control is consummated), and (B) any and all amounts payable with respect to the prepayment under this Section 2.2(c)(ii) pursuant to Section 2.2(e) and Section 2.2(f) (as applicable), together with any and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents (including pursuant to Section 2.4 and Section 2.7). The Collateral Agent will promptly notify each Lender of its receipt of the Change in Control Notice, and the amount of such Lender’s Applicable Percentage of such prepayment.

(iii)    Prior to any prepayment, repurchase, redemption or similar action, of the Permitted Convertible Indebtedness in accordance with its terms (the “Convertible Indebtedness Redemption”) (which occurs prior to the Term Loan Maturity Date), Borrower shall promptly, and in any event no later than fifteen (15) days prior to the consummation of such Convertible Indebtedness Redemption, notify the Collateral Agent in writing of the occurrence of such Convertible Indebtedness Redemption, which notice shall include reasonable detail as to the nature, timing and other circumstances of such Convertible Indebtedness Redemption (such notice, a “Convertible Indebtedness Redemption Notice”). Borrower shall prepay in full all of the Term Loans advanced by Lenders under this Agreement, no later than ten (10) days prior to the Convertible Indebtedness Redemption in an amount equal to the sum of (A) all unpaid principal and any and all accrued and unpaid interest with respect to the Term Loans (or such remaining outstanding portion thereof), and (B) any applicable amounts payable with respect to the prepayment under this Section 2.2(c)(iii) pursuant to Section 2.2(e) and Section 2.2(f) (as applicable) and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents (including pursuant to Section 2.4 and Section 2.7). The Collateral Agent will promptly notify each Lender of its receipt of the Convertible Indebtedness Redemption Notice, and the amount of such Lender’s Applicable Percentage of such prepayment. Notwithstanding the foregoing, none of the following shall be deemed to be a Convertible Indebtedness Redemption: (w) the conversion by holders of Permitted Convertible Indebtedness (including any cash payment upon conversion) or required payment of any interest with respect to any Permitted Convertible Indebtedness, in each case, in accordance with the terms of the indenture or other documentation governing such Permitted Convertible Indebtedness, (x) cash payments to redeem any Permitted Convertible Indebtedness; provided, however, that the closing price per share of Parent’s publicly-traded common stock on the Trading Day immediately prior to the day on which Borrower delivers the redemption notice pursuant to the terms of the indenture governing such Permitted Convertible Indebtedness is a least 1.2 times the conversion price of such Permitted Convertible Indebtedness, (y) the exchange of existing Permitted Convertible Indebtedness for (1) new Permitted Convertible Indebtedness (the “Refinancing Convertible Debt”) (or the cash proceeds from the issuance of such Refinancing Convertible Debt) to the extent such Refinancing Convertible Debt is permitted to be issued under the terms of this Agreement and to the extent that such new Refinancing Convertible Debt bears interest at a rate per annum not to exceed five percent (5.0%), (2) Equity Interests, (3) the cash proceeds, if any, received pursuant to the exercise, early unwind or termination of any Permitted Equity Derivative entered into in connection with such existing Permitted Convertible Indebtedness, or (4) cash in respect of accrued and unpaid interest on such exchanged existing Permitted Convertible Indebtedness, or (z) delivery of Equity Interests and cash in lieu of fractional shares or in respect of accrued and unpaid interest to any holder of Permitted Convertible Indebtedness to induce such holder to convert Permitted Convertible Indebtedness in accordance with the terms of the indenture governing such Permitted Convertible Indebtedness (any such transaction described in clause (w), (x), (y) or (z) above, a “Permitted Transaction” and collectively, the “Permitted Transactions”).

(d)    Prepayment Application. Any prepayment of the Term Loans pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a) (together with the accompanying Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f) as applicable, and any due and unpaid Lender Expenses and Additional Consideration that is payable pursuant to Section 2.4 and Section 2.7) shall be paid to Lenders in accordance with their respective Applicable Percentages for application to the Obligations in the following order: (i) first, to due and unpaid Lender Expenses; (ii) second, to due and unpaid Additional Consideration, if any; (iii) third, to accrued and unpaid interest at the Default Rate incurred pursuant to Section 2.3(b), with respect to past due amounts, if any; (iv) fourth, without duplication of amounts paid pursuant to clause (iii) above, to accrued and unpaid interest at the Term Loan Rate; (v) fifth, to the Prepayment Premium; (vi) sixth, to the Makewhole Amount, if applicable; (vii) seventh, to the outstanding principal amount of the Tranche A Loan, the Tranche B Loan, the Tranche C Loan or the Tranche D Loan being prepaid, as applicable, provided, that, such prepayment shall be applied first to reduce the principal amount of the Tranche A Loan, then to reduce the principal of the Tranche B Loan, then to reduce the principal of the Tranche C Loan and finally, to reduce the principal of the Tranche D Loan, and (viii) eighth, to any remaining amounts then due and payable under this Agreement and the other Loan Documents.

(e)    Makewhole Amount.

(i)    Any prepayment of the Tranche A Loan by Borrower (A) pursuant to Section 2.2(c), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), in each case occurring prior to the 2nd-year anniversary of the Tranche A Closing Date shall, in any such case, be accompanied by payment of an amount equal to the Tranche A Makewhole Amount; provided, however, that if the Tranche D Approval Condition is satisfied prior to the 2nd-year anniversary of the Tranche A Closing Date, then any such prepayment of the Tranche A Loan by Borrower occurring prior to the 3rd-year anniversary of the Tranche A Closing Date shall be accompanied by payment of an amount equal to the Tranche A Makewhole Amount; provided, further, that if the Tranche D Approval Condition is satisfied on or after the 2nd-year anniversary of the Tranche A Closing Date, then any prepayment of the Tranche A Loan occurring prior to the one-year anniversary of the date on which the Tranche D Approval Condition is satisfied shall be accompanied by payment of an amount equal to the Tranche A Makewhole Amount.

(ii)    Any prepayment of the Tranche B Loan by Borrower (A) pursuant to Section 2.2(c), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), in each case occurring prior to the 2nd-year anniversary of the Tranche B Closing Date shall, in any such case, be accompanied by payment of an amount equal to the Tranche B Makewhole Amount; provided, however, that if the Tranche D Approval Condition is satisfied prior to the 2nd-year anniversary of the Tranche B Closing Date, then any such prepayment of the Tranche B Loan by Borrower occurring prior to the 3rd-year anniversary of the Tranche B Closing Date shall be accompanied by payment of an amount equal to the Tranche B Makewhole Amount; provided, further, that if the Tranche D Approval Condition is satisfied on or after the 2nd-year anniversary of the Tranche B Closing Date, then any prepayment of the Tranche B Loan occurring prior to the one-year anniversary of the date on which the Tranche D Approval Condition is satisfied shall be accompanied by payment of an amount equal to the Tranche B Makewhole Amount.

(iii)    Any (A) prepayment of the Tranche C Loan by Borrower (i) pursuant to Section 2.2(c), or (ii) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), in either case occurring prior to the 2nd-year anniversary of the Tranche C Closing Date, (B) without any duplication with sub-clause (C) below, prepayment of the Term Loans by Borrower (i) pursuant to Section 2.2(c), or (ii) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), in either case, on or prior to September 30, 2024 where the Tranche C Loan has not yet been funded hereunder (including where the Tranche C Closing Date does not timely occur and the Tranche C Commitments are reduced to zero) or (C) prepayment of the Term Loans by Borrower as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a) upon the occurrence of an Event of Default under Section 7.2(c) (including where the Tranche C Closing Date does not timely occur and the Tranche C Commitments are reduced to zero) shall, in any case of sub-clause (A) or (B) or (C) above, be accompanied by payment of an amount equal to the Tranche C Makewhole Amount. For the avoidance of doubt, no Tranche C Makewhole Amount shall be due and payable hereunder in the event the Tranche C Closing Date does not occur by September 30, 2024 and (x) each of the conditions precedent to each Lender’s obligation to advance its Applicable Percentage of the Tranche C Loan has been satisfied (or waived in accordance with Section 11.5) prior to September 30, 2024 and (y) the failure of the Tranche C Closing Date to occur by September 30, 2024 is solely caused by the failure of Lenders to fund the Tranche C Loan by September 30, 2024 in accordance with Section 3.7.

(iv)    Any prepayment of the Tranche D Loan by Borrower (A) pursuant to Section 2.2(c), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), in each case occurring prior to the 2nd-year anniversary of the Tranche D Closing Date shall, in any such case, be accompanied by payment of an amount equal to the Tranche D Makewhole Amount. Notwithstanding anything herein to the contrary, the Tranche D Makewhole Amount shall not in any event be due and payable if the Tranche D Closing Date has not occurred.

(f)    Prepayment Premium.

(i)    Any prepayment of the Tranche A Loan by Borrower (A) pursuant to Section 2.2(c), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), shall, in any such case, be accompanied by payment of an amount equal to the Tranche A Prepayment Premium.

(ii)    Any prepayment of the Tranche B Loan by Borrower (A) pursuant to Section 2.2(c), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), shall, in any such case, be accompanied by payment of an amount equal to the Tranche B Prepayment Premium.

(iii)    Any (A) prepayment of the Tranche C Loan by Borrower (i) pursuant to Section 2.2(c), or (ii) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), (B) without any duplication with sub-clause (C) below, prepayment of the Term Loans by Borrower (i) pursuant to Section 2.2(c), or (ii) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), in either case, on or prior to September 30, 2024 where the Tranche C Loan has not yet been funded hereunder (including where the Tranche C Closing Date does not timely occur and the Tranche C Commitments are reduced to zero) or (C) prepayment of the Term Loans by Borrower as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a) upon the occurrence of an Event of Default under Section 7.2(c) (including where the Tranche C Closing Date does not timely occur and the Tranche C Commitments are reduced to zero) shall, in any case of sub-clause (A) or (B) or (C) above, be accompanied by payment of an amount equal to the Tranche C Prepayment Premium. For the avoidance of doubt, no Tranche C Prepayment Premium shall be due and payable hereunder in the event the Tranche C Closing Date does not occur by September 30, 2024 and (x) each of the conditions precedent to each Lender’s obligation to advance its Applicable Percentage of the Tranche C Loan has been satisfied (or waived in accordance with Section 11.5) prior to September 30, 2024 and (y) the failure of the Tranche C Closing Date to occur by September 30, 2024 is solely caused by the failure of Lenders to fund the Tranche C Loan by September 30, 2024 in accordance with Section 3.7.

(iv)    Any prepayment of the Tranche D Loan by Borrower (A) pursuant to Section 2.2(c), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), shall, in any such case, be accompanied by payment of an amount equal to the Tranche D Prepayment Premium. Notwithstanding anything herein to the contrary, the Tranche D Prepayment Premium shall not in any event be due and payable if the Tranche D Closing Date has not occurred.

For the avoidance of doubt, no Prepayment Premium shall be due and owing for any payment of principal of the Term Loans made on the Term Loan Maturity Date.

(g)    Any Makewhole Amount, Prepayment Premium or Additional Consideration payable as a result of any prepayment of the Term Loans pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), shall be presumed to be the liquidated damages sustained by each applicable Lender as the result of the early redemption and repayment of such Term Loan Notes and Borrower agrees that it is reasonable under the circumstances currently existing. BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE REQUIREMENTS OF LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF ANY MAKEWHOLE AMOUNT OR PREPAYMENT PREMIUM OR ADDITIONAL CONSIDERATION IN CONNECTION WITH ANY SUCH PREPAYMENT OR ACCELERATION OR OTHERWISE. Borrower expressly agrees that (to the fullest extent it may lawfully do so) that: (i) each Makewhole Amount and Prepayment Premium and Additional Consideration is reasonable and is the product of an arm’s-length transaction among sophisticated business people, ably represented by counsel; (ii) each Makewhole Amount and Prepayment Premium and Additional Consideration shall be payable notwithstanding the then-prevailing market rates at the time payment thereof is made; (iii) there has been a course of conduct among Lenders and Borrower giving specific consideration in this transaction for such agreement to pay each Makewhole Amount and Prepayment Premium and Additional Consideration; and (iv) Borrower shall be estopped hereafter from claiming differently than as agreed to in this Section 2.2(g) and Section 8.6. Borrower expressly acknowledges that its agreement to pay the Makewhole Amount and Prepayment Premium and Additional Consideration, as the case may be, to applicable Lenders as herein described is a material inducement to such Lenders to make any Credit Extension. Without affecting any of any Lender’s rights or remedies hereunder or in respect hereof, if Borrower fails to pay the applicable Makewhole Amount or Prepayment Premium or Additional Consideration when due, then the amount thereof shall thereafter bear interest until paid in full at the Default Rate.

2.3    Payment of Interest on the Term Loans

.

(a)    Interest Rate.

(i)    Subject to Section 2.3(b) below, the principal amount outstanding under each Term Loan shall accrue interest at a per annum rate equal to Adjusted Term SOFR for the Interest Period therefor plus the Applicable Margin (the “Term Loan Rate”), which interest shall be payable quarterly in arrears in accordance with this Section 2.3.

(ii)    Interest shall accrue on each Term Loan commencing on, and including, the day on which such Term Loan is made, and shall accrue on such Term Loan, or any portion thereof, through and including the day on which such Term Loan or such portion is paid.

(iii)    Interest is due and payable quarterly on each Interest Date, as calculated by the Collateral Agent (which calculations shall be deemed correct absent manifest error, provided that the Collateral Agent shall provide evidence of such calculation upon Borrower’s written request), commencing on the Interest Date occurring in the calendar quarter immediately following the Tranche A Closing Date; provided, however, that if any such date is not a Business Day, the applicable interest shall be due and payable on the first Business Day immediately after such date.

(b)    Default Rate. In the event Borrower fails to pay any of the Obligations when due (after giving effect to any applicable grace or cure period), or upon the commencement and during the continuance of an Insolvency Proceeding of Borrower, or upon the occurrence and during the continuance of any other Event of Default, immediately (and without notice or demand by any Lender or the Collateral Agent for payment thereof) to Borrower, such past due Obligations shall accrue interest at a rate per annum which is three percentage points (3.00%) above the rate that is otherwise applicable thereto (the “Default Rate”), and such interest shall be payable entirely in cash on demand of any Lender or the Collateral Agent. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment of any Obligations and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Collateral Agent or any Lender.

(c)    360-Day Year. Interest payable under each Term Loan shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

(d)    Payments. Except as otherwise expressly provided herein, all Term Loan payments and any other payments hereunder by (or on behalf of) Borrower shall be made on the date specified herein to such bank account of each applicable Lender as such Lender (or the Collateral Agent) shall have designated in a written notice to Borrower delivered on or before the Tranche A Closing Date (which such notice may be updated by such Lender (or the Collateral Agent) by written notice to the Borrower from time to time after the Tranche A Closing Date). Except as otherwise expressly provided herein, interest is payable quarterly on each Interest Date. Payments of principal or interest received after 11:00 a.m. on such date are considered received at the opening of business on the next Business Day. When any payment is due on a day that is not a Business Day, such payment is due on the next Business Day thereafter and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

(e)    Conforming Changes. In connection with the use or administration of Term SOFR, the Collateral Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Collateral Agent will promptly notify Borrower and Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(f)    Benchmark Replacement Setting.

(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Borrower and the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Collateral Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii)    Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Collateral Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)    Notices; Standards for Decisions and Determinations. The Collateral Agent will promptly notify Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Collateral Agent will notify Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to sub-clause (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Collateral Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.3(f), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.3(f).

(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Collateral Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Collateral Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to sub-clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Collateral Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

2.4    Expenses

. Borrower shall pay to or reimburse (or pay directly on behalf of) the Collateral Agent and, as applicable, each Lender, all of such Person’s reasonable and documented Lender Expenses incurred through and after the Prior Effective Date, promptly after receipt of a written demand therefor by such Lender or the Collateral Agent (with, in the case of any Lender, a copy of such demand to the Collateral Agent), setting forth in reasonable detail such Person’s Lender Expenses.

2.5    Requirements of Law; Increased Costs

. In the event that any applicable Change in Law:

(a)    Does or shall subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or the Term Loans (except, in each case, Indemnified Taxes, Taxes described in clause (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes);

(b)    Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan, insurance charge or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any Lender; or

(c)    Does or shall impose on any Lender any other condition (other than Taxes); and the result of any of the foregoing is to increase the cost to such Lender (as determined by such Lender in good faith using calculation methods customary in the industry) of making, renewing or maintaining the Term Loans or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Lender or any Person controlling such Lender, then, in any such case, such Lender shall promptly notify Borrower in writing of the event by reason of which it has incurred additional costs or has reduced amounts receivable or rate of return, and submit to Borrower a certificate as to such additional costs or has reduced amounts receivable or rate of return containing the calculation thereof in reasonable detail, which shall be conclusive in the absence of manifest error. Such Lender shall first, prior to Borrower being required to take any action under this Section 2.5, take commercially reasonable actions to mitigate the additional costs or reduced amounts receivable or rate of return, including assigning all of its rights and delegating and transferring all of its obligations hereunder to an existing Affiliate of such Lender that would not be subject to such, or would be subject to less, additional costs or reduced amounts receivable or rate of return, if any. Borrower shall promptly, and no later than thirty (30) days of its receipt of the certificate described above, pay to such Lender, subject to the terms of this Section 2.5, any undisputed additional amounts necessary to compensate such Lender for such additional cost or reduced amounts receivable or rate of return as reasonably determined by such Lender with respect to this Agreement or the Term Loans made hereunder. The provisions hereof shall survive the termination of this Agreement and the payment of the outstanding Term Loans and all other Obligations. Failure or delay on the part of any such Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital under this Section 2.5 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be under any obligation to compensate such Lender under this Section 2.5 with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to the date of the delivery of the notice required pursuant to the foregoing provisions of this paragraph; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.6    Taxes; Withholding, Etc.

(a)    All sums payable by any Credit Party hereunder and under the other Loan Documents shall (except to the extent required by Requirements of Law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by any Governmental Authority. In addition, Borrower agrees to pay, and shall indemnify and hold each Lender harmless from, Other Taxes, and as soon as practicable after the date of paying Other Taxes to a Governmental Authority, Borrower shall furnish to each Lender (as applicable, with a copy to the Collateral Agent) the original or a certified copy of a receipt evidencing payment thereof or other evidence reasonably satisfactory to such Lender.

(b)    If any Credit Party or any other Person (“Withholding Agent”) is required by Requirements of Law to make any deduction or withholding on account of any Tax (as determined in the good faith discretion of such Withholding Agent) from any sum paid or payable by any Credit Party to any Lender under any of the Loan Documents: (i) such Withholding Agent shall notify such Lender in writing (with a copy to the Collateral Agent) of any such requirement or any change in any such requirement promptly after such Withholding Agent becomes aware of it; (ii) such Withholding Agent shall make any such withholding or deduction; (iii) such Withholding Agent shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on such Lender, as the case may be) on behalf of and in the name of such Lender in accordance with Requirements of Law; (iv) if the Tax is an Indemnified Tax, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment of Indemnified Tax is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including any deductions for Indemnified Taxes applicable to additional sums payable under this Section 2.6(b)), such Lender receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment of Indemnified Tax been required or made; and (v) as soon as practicable after paying any sum from which it is required by Requirements of Law to make any deduction or withholding, Borrower shall (or shall cause such Withholding Agent, if not Borrower, to) deliver to such Lender (with a copy to the Collateral Agent) evidence reasonably satisfactory to such Lender of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other Governmental Authority.

(c)    The Credit Parties shall jointly and severally indemnify each Lender for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.6(c)) paid by such Lender and any liability (including any reasonable expenses) arising therefrom or with respect thereto whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Any indemnification payment pursuant to this Section 2.6(c) shall be made to the applicable Lender within twenty (20) days from written demand therefor.

(d)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, such Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.6(d)(i), (ii) or (iv) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. For avoidance of doubt, for the purposes of this Section 2.6(d), the term “Lender” shall include each applicable assignee. Without limiting the generality of the foregoing:

(i)    If any Lender is organized under the laws of the United States, such Lender shall deliver, and shall cause each applicable assignee thereof to deliver, to Borrower two (2) executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(ii)    If any Lender is a Foreign Lender, such Lender shall deliver, and shall cause each applicable assignee thereof to deliver, to Borrower, on or about the date on which such Foreign Lender becomes a Lender under this Agreement, and at such other times as may be necessary in the determination of Borrower (in the reasonable exercise of its discretion), whichever of the following is applicable:

(1)    in the case that such Lender is a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document (including any original issue discount), a properly completed and duly executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, a properly completed and duly executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    a completed and duly executed copy of IRS Form W-8ECI;

(3)    in the case that such Foreign Lender is claiming an exemption from U.S. federal withholding Tax pursuant to the “portfolio interest exemption” under Section 881(c) of the IRC, it shall provide Borrower with the applicable executed IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, and a certificate reasonably satisfactory to Borrower to the effect that any interest received by such Foreign Lender is not received by a “bank” on “extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business” within the meaning of 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the IRC, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC, or

(4)    to the extent that such Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by a withholding statement and IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), IRS Form W-9 or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate referenced in Section 2.6(d)(ii)(3) above on behalf of each such direct or indirect partner.

(iii)    If any Lender is a Foreign Lender it shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made.

(iv)    If a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with their obligations under FATCA and to determine that Lender has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(v)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or notify the Borrower in writing of its legal inability to do so.

(e)    If any party hereto determines, in its discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.6 (including by the payment of additional amounts pursuant to this Section 2.6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (e) in the event that such indemnified party is required to repay such refund to such Governmental Authority and the requirement to repay such refund to such Governmental Authority is not due to the indemnified party’s failure to timely provide complete and accurate Internal Revenue Service forms and other documentation required pursuant to Section 2.6(d) or Section 2.8. Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) if the payment of such amount would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This clause (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f)    Tax Status of Borrower. Borrower is currently treated as a corporation for U.S. federal income tax purposes. Borrower shall provide the Required Lenders with a prior written notice as promptly as practicable, and in any event not less than ten (10) days, before taking any affirmative action (including making any election under Section 301.7701-3(c) of the Treasury Regulations (or any successor provision) by way of filing an IRS Form 8832) to change its U.S. entity tax classification.

(g)    Tax Reporting Assistance. Borrower shall use reasonable efforts to assist any Lender (i) in the computation of accruals with respect to any “original issue discount” or “market discount” arising with respect to the Term Loans for U.S. federal income tax purposes, and (ii) with its compliance with any associated tax reporting or filing requirements of such Lender or its partners, members or beneficial owners.

2.7    Additional Consideration

.

(a)    As additional consideration for the obligation of each Lender to fund its Applicable Percentage of the Tranche A Loan and the Tranche B Loan and the funding of its Applicable Percentage of the Tranche A Loan and the Tranche B Loan pursuant to Section 2.2(a) and Section 3.7, on the Tranche A Closing Date, Borrower shall pay to each Lender an amount equal to the product of (i) the sum of such Lender’s Tranche A Commitment and Tranche B Commitment, multiplied by (ii) 0.0175 (such product, the “Tranche A/B Additional Consideration”). Any and all Tranche A/B Additional Consideration shall be fully earned when paid and shall not be refundable for any reason whatsoever and shall be treated as original issue discount with respect to the Tranche A Loan for U.S. federal income tax purposes. The Tranche A/B Additional Consideration payable hereunder shall be due on the Tranche A Closing Date and shall be deducted from the proceeds of the Tranche A Loan to be advanced to Borrower pursuant to Section 2.2(a) and Section 3.7.

(b)    As additional consideration for the obligation of each Lender to fund its Applicable Percentage of the Tranche C Loan and the funding of its Applicable Percentage of the Tranche C Loan pursuant to Section 2.2(a) and Section 3.7, on the Tranche C Closing Date, Borrower shall pay to each Lender an amount equal to the product of (i) the sum of such Lender’s Tranche C Commitment, multiplied by (ii) 0.0175 (such product, the “Tranche C Additional Consideration”). Any and all Tranche C Additional Consideration shall be fully earned when paid and shall not be refundable for any reason whatsoever and shall be treated as original issue discount with respect to the Tranche C Loan for U.S. federal income tax purposes. The Tranche C Additional Consideration payable hereunder shall be due and payable on the Tranche C Closing Date and shall be deducted from the proceeds of the Tranche C Loan to be advanced to Borrower pursuant to Section 2.2(a) and Section 3.7; provided, however, that, (A) in the event of any prepayment of the Term Loans pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a) on or prior to the Tranche C Closing Date (including where the Tranche C Closing Date does not timely occur and the Tranche C Commitments are reduced to zero), or (B) in the event of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a) upon the occurrence of an Event of Default under Section 7.2(c) (including where the Tranche C Closing Date does not timely occur and the Tranche C Commitments are reduced to zero), in each case of sub-clause (A) and (B) above, the Tranche C Additional Consideration payable hereunder shall be due and payable upon the occurrence of any such event, without any notice, demand or other action by the Collateral Agent or any Lender, and shall be paid together with such prepayment (and in addition to the accompanying Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable). For the avoidance of doubt, no Tranche C Additional Consideration shall be due and payable hereunder in the event the Tranche C Closing Date does not occur by September 30, 2024 and (x) each of the conditions precedent to each Lender’s obligation to advance its Applicable Percentage of the Tranche C Loan has been satisfied (or waived in accordance with Section 11.5) prior to September 30, 2024 and (y) the failure of the Tranche C Closing Date to occur by September 30, 2024 is solely caused by the failure of Lenders to fund the Tranche C Loan by September 30, 2024 in accordance with Section 3.7.

(c)    As additional consideration for the obligation of each Lender to fund its Applicable Percentage of the Tranche D Loan and, if applicable, the funding of its Applicable Percentage of the Tranche D Loan pursuant to Section 2.2(a) and Section 3.7, on the Tranche D Closing Date, Borrower shall pay to each Lender an amount equal to the product of (i) the sum of such Lender’s Tranche D Commitment, multiplied by (ii) 0.0175 (such product, the “Tranche D Additional Consideration”). Any and all Tranche D Additional Consideration shall be fully earned when paid and shall not be refundable for any reason whatsoever and shall be treated as original issue discount with respect to the Tranche D Loan for U.S. federal income tax purposes. The Tranche D Additional Consideration payable hereunder shall be due and payable on the Tranche D Closing Date and shall be deducted from the proceeds of the Tranche D Loan to be advanced to Borrower pursuant to Section 2.2(a) and Section 3.7; provided, however, that, (A) in the event (x) of any prepayment of the Term Loans pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a) on or prior to August 29, 2025, and (y), as of the date of such prepayment or acceleration, the FDA has not formally declined to approve an NDA for UGN-102 (mitomycin), by or on behalf of Parent, for the introduction or delivery for introduction into interstate commerce of UGN-102 (mitomycin) in the United States, or (B) in the event of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a) upon the occurrence of an Event of Default under Section 7.2(c) (including where the Tranche C Closing Date does not timely occur and the Tranche C Commitments are reduced to zero), in each case of sub-clause (A) and (B) above, the Tranche D Additional Consideration payable hereunder shall be due and payable upon the occurrence of such event, without any notice, demand or other action by the Collateral Agent or any Lender, and shall be paid together with such prepayment (and in addition to any accompanying Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable).

2.8    Note Register; Term Loan Notes

.

(a)    Note Register. Borrower will maintain at all times at its principal executive office a register that identifies each beneficial owner that is entitled to a payment of principal and stated interest on each Term Loan (the “Note Register”) and provides for the registration and transfer of Term Loan Notes so that each Term Loan is at all times in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related regulations (and any other relevant or successor provisions of the IRC or such regulations). Each Term Loan: (i) shall, pursuant to this clause (a), be registered as to both principal and any stated interest with Borrower or its agent, and (ii) may be transferred or exchanged by any Lender only by surrender of the old instrument at the principal executive office of Borrower (or at the place of payment named in the Term Loan Note, if any), accompanied, if so required by Borrower in the case of a Lender Transfer, by a written instrument of transfer in form reasonably satisfactory to Borrower duly executed by the holder thereof or by such holder’s attorney duly authorized in writing, and Borrower will execute and deliver in exchange therefor a new Term Loan Note or Term Loan Notes, in such denomination(s) as may be requested by such holder, of like tenor and in the same aggregate outstanding principal amount as the aggregate outstanding principal amount of the Term Loan Note(s) so surrendered. Any Term Loan Note issued in exchange for any other Term Loan Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue that were carried by the Term Loan Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. The entries in the Note Register shall be conclusive and binding for all purposes, including as to the outstanding principal amount of the Term Loan Note and the payment of interest, principal and other sums due hereunder absent manifest error and Borrower, Lenders and any of their respective agents may treat the Person in whose name any Term Loan Note is registered as the sole and exclusive record and beneficial holder and owner of such Term Loan Note for all purposes whatsoever.

(b)    Term Loan Notes. Each Lender shall issue to Borrower, and Borrower shall execute and deliver to each Lender to evidence such Lender’s Term Loan, (i) on the Tranche A Closing Date, a Tranche A Note, (ii) on the Tranche B Closing Date, a Tranche B Note, (iii) on the Tranche C Closing Date, a Tranche C Note, and (iv) on the Tranche D Closing Date, a Tranche D Note. All amounts due under the Term Loan Notes shall be repayable as set forth in this Agreement and interest shall accrue on the principal amount of the Term Loans represented by the Term Loan Notes, in each case, in accordance with the terms of this Agreement. All Term Loan Notes shall rank for all purposes pari passu with each other.

3    CONDITIONS OF TERM LOANS

3.1    Conditions Precedent to Tranche A Loan

. Each Lender’s obligation to advance its Applicable Percentage of the Tranche A Loan Amount is subject to the satisfaction (or waiver in accordance with Section 11.5 hereof) of the following conditions:

(a)    the Collateral Agent’s and each Lender’s receipt:

(i)    on the Prior Effective Date, of copies of the Loan Agreement, the Disclosure Letter, the Perfection Certificate for Parent and its Subsidiaries and the Advance Request Form, in each case (x) dated as of the Prior Effective Date, (y) executed (where applicable) and delivered by each applicable Credit Party, and (z) in form and substance reasonably satisfactory to the Collateral Agent; and

(ii)    on the Tranche A Closing Date, of copies of the other Loan Documents (including the schedules thereto), including the Tranche A Notes executed by Borrower and the Collateral Documents (but excluding any Control Agreements, Collateral Access Agreements and any other Loan Document described in Schedule 5.14 of the Disclosure Letter to be delivered after the Tranche A Closing Date) and, if and to the extent any update thereto is necessary between the Prior Effective Date and the Tranche A Closing Date, an updated Disclosure Letter or Perfection Certificate (provided, that in no event may the Disclosure Letter or the Perfection Certificate be updated in a manner that would reflect or evidence a Default or Event of Default (with or without such update)), in each case (x) dated as of the Tranche A Closing Date, (y) executed (where applicable) and delivered by each applicable Credit Party, and (z) in form and substance reasonably satisfactory to the Collateral Agent;

(b)    the Collateral Agent’s receipt of (i) true, correct and complete copies of the Operating Documents of each of Parent and the other Credit Parties, and (ii) a Secretary’s Certificate, dated the Tranche A Closing Date, certifying that the foregoing copies are true, correct and complete (such Secretary’s Certificate to be in form and substance reasonably satisfactory to the Collateral Agent);

(c)    the Collateral Agent’s receipt of a good standing certificate for each Credit Party (where applicable in the subject jurisdiction), certified (where available) by the Secretary of State (or the equivalent thereof) of the jurisdiction of incorporation, formation or organization of such Person as of a date no earlier than thirty (30) days prior to the Tranche A Closing Date;

(d)    the Collateral Agent’s receipt of a Secretary’s Certificate in relation to each Credit Party, dated the Tranche A Closing Date, certifying that (i) attached as Exhibit A to such certificate is a true, correct, and complete copy of the Borrowing Resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Credit Party of the Loan Documents to which it is a party, (ii) the name(s) and title(s) of the officers of such Credit Party authorized to execute the Loan Documents to which such Credit Party is a party on behalf of such Credit Party together with a sample of the true signature(s) of such Credit Party(s), and (iii) that the Collateral Agent and each Lender may conclusively rely on such certificate with respect to the authority of such officers unless and until such Credit Party shall have delivered to the Collateral Agent a further certificate canceling or amending such prior certificate;

(e)    each Credit Party shall have obtained all Governmental Approvals, if any, and all consents or approvals of other Persons, including the approval or consent of the equityholders of Borrower or Parent, if any, and the consent of RTW Investments ICAV (for and on behalf of its sub-fund, RTW Fund 2) required pursuant to Section 6.8 of the Pre-Paid Forward Contract, in each case that are necessary in connection with the transactions contemplated by the Loan Documents, and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Collateral Agent;

(f)    the Collateral Agent’s receipt on the Tranche A Closing Date of opinions of (i) Cooley LLP, counsel to Borrower and the other the Credit Parties, and (ii) Erdinast Ben Natan Toledano & Co. with Hamburger Evron, counsel to the Parent in each case in form and substance reasonably satisfactory to the Collateral Agent;

(g)    (i) subject to Section 5.14, the Collateral Agent’s receipt on the Tranche A Closing Date of (i) evidence that any products liability and general liability insurance policies maintained regarding any Collateral are in full force and effect and (ii) appropriate evidence showing the Collateral Agent, for the benefit of Lenders and the other Secured Parties, having been named as additional insured or loss payee, as applicable (such evidence to be in form and substance reasonably satisfactory to the Collateral Agent) with respect to any products liability and general liability insurance policies maintained in the United States regarding any Collateral;

(h)    the Collateral Agent’s receipt prior to the Prior Effective Date of all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”);

(i)    concurrent with the funding of the Tranche A Loan, payment of Lender Expenses then due as specified in Section 2.4 hereof for which Borrower has received an invoice at least one (1) Business Day prior, and payment of the Additional Consideration in accordance with Section 2.7, which such payments shall be deducted from the proceeds of the Tranche A Loan;

(j)    the Collateral Agent’s and each Lender’s receipt of: (i) the RTW Intercreditor Agreement, executed and delivered by each of Parent and the RTW Investments ICAV (for and on behalf of its sub-fund, RTW Fund 2), (ii) subject to Section 5.14, a copy of the amendment to the Security Agreement/Debenture Unlimited in Amount, dated April 4, 2021, between Parent and RTW Investments ICAV (for and on behalf of its sub-fund, RTW Fund 2), acknowledging the creation of a first priority security interest in and Lien upon the Collateral in favor of the Collateral Agent for the benefit of Lenders and the other Secured Parties and providing that such security interest and Lien is senior in priority to any and all security interests and Liens in favor of RTW Investments ICAV thereunder, and (iii) subject to Section 5.14, evidence of the filing of such amended Security Agreement/Debenture Unlimited in Amount with the Israeli Registrar of Companies (such evidence to be in form and substance reasonably satisfactory to the Collateral Agent); and

(k)    the Collateral Agent’s receipt of a certificate, dated the Tranche A Closing Date and signed by a Responsible Officer of Parent, confirming: (i) there is no Adverse Proceeding pending or, to the Knowledge of Parent, threatened in writing, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, except as set forth on Schedule 4.7 of the Disclosure Letter; (ii) satisfaction of the conditions precedent set forth in this Section 3.1 and in Section 3.5, Section 3.6 and Section 3.7 (such certificate to be in form and substance reasonably satisfactory to the Collateral Agent); and (iii) that the organizational structure and capital structure of Parent and each of its Subsidiaries is as described on Schedule 4.15 of the Disclosure Letter as at the Tranche A Closing Date.

3.2    Conditions Precedent to Tranche B Loan

. Each Lender’s obligation to advance its Applicable Percentage of the Tranche B Loan Amount is subject to the satisfaction (or waiver in accordance with Section 11.5 hereof) of the following conditions:

(a)    the Collateral Agent’s and each Lender’s receipt, on the Tranche B Closing Date, of the Tranche B Note executed by Borrower, and, if and to the extent any update thereto is necessary between the Tranche A Closing Date and the Tranche B Closing Date, a Disclosure Letter or Perfection Certificate updated in reasonable detail (provided, that in no event may the Disclosure Letter or the Perfection Certificate be updated in a manner that would reflect or evidence a Default or Event of Default (with or without such update)), in each case (x) dated as of the Tranche B Closing Date, (y) executed (where applicable) and delivered by each applicable Credit Party, and (z) in form reasonably satisfactory to the Collateral Agent;

(b)    the Collateral Agent’s receipt of a Secretary’s Certificate in relation to each Credit Party, dated the Tranche B Closing Date, certifying (i) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the Borrowing Resolutions then in full force and effect authorizing the Tranche B Loan or, alternatively, (ii) that the Borrowing Resolutions adopted as of the Tranche A Closing Date authorizing the Term Loans and previously delivered to the Collateral Agent pursuant to Section 3.1(d) have not been modified and remain in full force and effect;

(c)    [RESERVED];

(d)    concurrent with the funding of the Tranche B Loan, payment of Lender Expenses then due as specified in Section 2.4 hereof and for which an invoice has been received by Borrower at least (1) Business Day prior, and such payment shall be deducted from the proceeds of the Tranche B Loan;

(e)    no prepayment of the principal amount of any Term Loan has been made pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of any Term Loan pursuant to Section 8.1(a); and

(f)    the Collateral Agent’s receipt of a certificate, dated the Tranche B Closing Date and signed by a Responsible Officer of Parent, confirming: (i) there is no Adverse Proceeding pending or, to the Knowledge of Parent, threatened in writing, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, except as set forth on Schedule 4.7 of the Disclosure Letter delivered in accordance with Section 3.1(a)(i) or Section 3.2(a), as applicable; and (ii) satisfaction of the conditions precedent set forth in this Section 3.2 and in Section 3.5, Section 3.6 and Section 3.7 (such certificate to be in form and substance reasonably satisfactory to the Collateral Agent.

3.3    Conditions Precedent to Tranche C Loan

. Each Lender’s obligation to advance its Applicable Percentage of the Tranche C Loan Amount is subject to the satisfaction (or waiver in accordance with Section 11.5 hereof) of the following conditions:

(a)    the Collateral Agent’s and each Lender’s receipt:

(i)    on the Effective Date, of copies of this Amended and Restated Loan Agreement, an Israeli law-governed Fixed Charge Debenture (Unlimited in Amount), an Israeli law-governed Floating Charge Debenture (Unlimited in Amount), a Secretary’s Certificate in relation to each Credit Party, certifying that attached as Exhibit A to such certificate is a true, correct, and complete copy of the Borrowing Resolutions then in full force and effect authorizing the transactions contemplated by this Amended and Restated Loan Agreement, including the Tranche C Loan and such Israeli law-governed debentures, and opinions of Erdinast Ben Natan Toledano & Co., counsel to the Parent, in each case (x) dated as of the Effective Date, (y) executed (where applicable) and delivered by each applicable Credit Party, and (z) in form and substance reasonably satisfactory to the Collateral Agent;

(ii)    promptly, and in no event later than five (5) Business Days following the Effective Date, of copies of a Patent Security Agreement by and between Parent and the Collateral Agent, (x) dated as of the Effective Date, (y) executed (where applicable) and delivered by Parent, and (z) in form and substance reasonably satisfactory to the Collateral Agent; and

(iii)    on the Tranche C Closing Date, of the Tranche C Note executed by Borrower, and, if and to the extent any update thereto is necessary between the Tranche B Closing Date and the Tranche C Closing Date, a Disclosure Letter or Perfection Certificate updated in reasonable detail (provided, that in no event may the Disclosure Letter or the Perfection Certificate be updated in a manner that would reflect or evidence a Default or Event of Default (with or without such update)), in each case (x) dated as of the Tranche C Closing Date, (y) executed (where applicable) and delivered by each applicable Credit Party, and (z) in form reasonably satisfactory to the Collateral Agent;

(b)    if the Operating Documents of any of Parent or the Credit Parties delivered to the Collateral Agent pursuant to Section 3.1(b) have subsequently been amended, restated, supplemented or otherwise modified, the Collateral Agent’s receipt of (i) true, correct and complete copies of the Operating Documents of each such Credit Party, and (ii) a Secretary’s Certificate, dated the Tranche C Closing Date, certifying that the foregoing copies are true, correct and complete (such Secretary’s Certificate to be in form and substance reasonably satisfactory to the Collateral Agent);

(c)    the Collateral Agent’s receipt of a good standing certificate for each Credit Party (where applicable in the subject jurisdiction), certified (where available) by the Secretary of State (or the equivalent thereof) of the jurisdiction of incorporation, formation or organization of such Person as of a date no earlier than thirty (30) days prior to the Tranche C Closing Date;

(d)    concurrent with the funding of the Tranche C Loan, payment of Lender Expenses then due as specified in Section 2.4 hereof and for which an invoice has been received by Borrower at least (1) Business Day prior, and payment of the Tranche C Additional Consideration in accordance with Section 2.7, which such payments shall be deducted from the proceeds of the Tranche C Loan;

(e)    no prepayment of the principal amount of any Term Loan has been made pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of any Term Loan pursuant to Section 8.1(a); and

(f)    the Collateral Agent’s receipt of a certificate, dated the Tranche C Closing Date and signed by a Responsible Officer of Parent, confirming: (i) there is no Adverse Proceeding pending or, to the Knowledge of Parent, threatened in writing, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, except as set forth on Schedule 4.7 of the Disclosure Letter delivered in accordance with Section 3.1(a)(i) or Section 3.2(a) or Section 3.3(a), as applicable; and (ii) satisfaction of the conditions precedent set forth in this Section 3.3 and in Section 3.5, Section 3.6 and Section 3.7 (such certificate to be in form and substance reasonably satisfactory to the Collateral Agent.

3.4    Conditions Precedent to Tranche D Loan

. Each Lender’s obligation to advance its Applicable Percentage of the Tranche D Loan Amount is subject to the satisfaction (or waiver in accordance with Section 11.5 hereof) of the following conditions:

(a)    the Collateral Agent’s and each Lender’s receipt, on the Tranche D Closing Date, of the Tranche D Note executed by Borrower, and, if and to the extent any update thereto is necessary between the Tranche C Closing Date and the Tranche D Closing Date, a Disclosure Letter or Perfection Certificate updated in reasonable detail (provided, that in no event may the Disclosure Letter or the Perfection Certificate be updated in a manner that would reflect or evidence a Default or Event of Default (with or without such update)), in each case (x) dated as of the Tranche D Closing Date, (y) executed (where applicable) and delivered by each applicable Credit Party, and (z) in form reasonably satisfactory to the Collateral Agent;

(b)    the Collateral Agent’s receipt of a Secretary’s Certificate in relation to each Credit Party, dated the Tranche D Closing Date, certifying that attached as Exhibit A to such certificate is a true, correct, and complete copy of the Borrowing Resolutions then in full force and effect authorizing the Tranche D Loan;

(c)    the Tranche C Closing Date shall have occurred;

(d)    the Tranche D Approval Condition shall have been satisfied;

(e)    concurrent with the funding of the Tranche D Loan, payment of Lender Expenses then due as specified in Section 2.4 hereof and for which an invoice has been received by Borrower at least (1) Business Day prior, and payment of the Tranche D Additional Consideration in accordance with Section 2.7, which such payments shall be deducted from the proceeds of the Tranche D Loan;

(f)    no prepayment of the principal amount of any Term Loan has been made pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of any Term Loan pursuant to Section 8.1(a); and

(g)    the Collateral Agent’s receipt of a certificate, dated the Tranche D Closing Date and signed by a Responsible Officer of Parent, confirming: (i) there is no Adverse Proceeding pending or, to the Knowledge of Parent, threatened in writing, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, except as set forth on Schedule 4.7 of the Disclosure Letter delivered in accordance with Section 3.1(a)(i) or Section 3.2(a) or Section 3.3(a) or Section 3.4(a), as applicable; and (ii) satisfaction of the conditions precedent set forth in this Section 3.4 and in Section 3.5, Section 3.6 and Section 3.7 (such certificate to be in form and substance reasonably satisfactory to the Collateral Agent.

3.5    Additional Conditions Precedent to Term Loans

. The obligation of each Lender to advance its Applicable Percentage of each Term Loan is subject to the following additional conditions precedent:

(a)    the representations and warranties made by the Credit Parties in Section 4 of this Agreement and in the other Loan Documents are true and correct in all material respects on the applicable Closing Date, unless any such representation or warranty is stated to relate to a specific earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (it being understood that any representation or warranty that is qualified as to “materiality,” “Material Adverse Change,” or similar language shall be true and correct in all respects (as so qualified), in each case, on the applicable Closing Date (both with and without giving effect to the Term Loans) or as of such earlier date, as applicable); and

(b)    there shall not have occurred (i) any Material Adverse Change or (ii) any Default or Event of Default.

3.6    Covenant to Deliver

. The Credit Parties agree to deliver to the Collateral Agent or each Lender, as applicable, each item required to be delivered to Collateral Agent or each Lender, as applicable, under this Agreement as a condition precedent to any Credit Extension; provided, however, that any such items set forth on Schedule 5.14 of the Disclosure Letter shall be delivered to the Collateral Agent within the time period prescribed therefor on such schedule. The Credit Parties expressly agree that a Credit Extension made prior to the receipt by the Collateral Agent or any Lender, as applicable, of any such item shall not constitute a waiver by the Collateral Agent or any Lender of the Credit Parties’ obligation to deliver such item, and the making of any Credit Extension in the absence of any such item required to have been delivered by the date of such Credit Extension shall be in the applicable Lender’s sole discretion.

3.7    Procedures for Borrowing

. Subject to the prior satisfaction of all other applicable conditions to the making of each Term Loan set forth in this Agreement, to obtain the Term Loans, Borrower shall deliver to the Collateral Agent and Lenders by electronic mail or facsimile a completed Advance Request Form for the Term Loans executed by a Responsible Officer of Borrower (which notice shall be irrevocable on and after the date on which such notice is given and Borrower shall be bound to make a borrowing in accordance therewith), in which case each Lender agrees, subject to the satisfaction of the applicable conditions precedent set forth in this Article 3, to advance an amount equal to its Applicable Percentage of the Tranche A Loan Amount, the Tranche B Loan Amount, the Tranche C Loan Amount and the Tranche D Loan Amount, as applicable, to Borrower on the applicable Closing Date, by wire transfer of same day funds in Dollars, to such account(s) in the United States as may be designated in writing to the Collateral Agent by Borrower at least two (2) Business Days prior to such Closing Date; provided, however, that, with respect to the Tranche B Loan, Borrower shall deliver to the Collateral Agent by electronic mail or facsimile such completed Advance Request Form no later than such date that is sixty (60) days prior to the Tranche B Closing Date; provided, further, that, with respect to the Tranche C Loan, Borrower shall deliver to the Collateral Agent by electronic mail or facsimile such completed Advance Request Form no later than such date that is thirty (30) days prior to the Tranche C Closing Date and in any event not later than August 30, 2024; provided, finally, that, with respect to the Tranche D Loan, Borrower shall deliver to the Collateral Agent by electronic mail or facsimile such completed Advance Request Form no later than such date that is sixty (60) days prior to the Tranche D Closing Date and in any event not later than June 30, 2025. Notwithstanding anything herein to the contrary, the parties hereto agree that (x) the delivery by Borrower to the Collateral Agent and Lenders by electronic mail or facsimile of a completed Advance Request Form for the Tranche C Loan no later than such date that is thirty (30) days prior to the Tranche C Closing Date is a condition precedent to each Lender’s obligation to advance its Applicable Percentage of the Tranche C Loan hereunder and (y) Borrower’s failure to deliver a completed Advance Request Form with respect to the Tranche C Loan by the date that is thirty (30) days prior to the Tranche C Closing Date will not, by itself, constitute an Event of Default hereunder.

4    REPRESENTATIONS AND WARRANTIES

In order to induce each Lender and the Collateral Agent to enter into this Agreement and for each Lender to make the Credit Extensions to be made on the applicable Closing Date, each Credit Party, jointly and severally with each other Credit Party, represents and warrants to each Lender and the Collateral Agent that the following statements are true and correct as of the Effective Date and on the applicable Closing Date on which each Term Loan is made (both with and without giving effect to the Term Loans) except as otherwise specified below:

4.1    Due Organization, Existence, Power and Authority

. Parent and each of its Subsidiaries (a) is duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation, organization or formation identified on Schedule 4.15 of the Disclosure Letter, (b) has all requisite power and authority to (i) own, lease, license and operate its assets and properties and to carry on its business as currently conducted and (ii) execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder and otherwise carry out the transactions contemplated thereby, (c) is duly qualified and, where applicable, in good standing under the laws of each jurisdiction where its ownership, lease, license or operation of assets or properties or the conduct of its business requires such qualification, and (d) has all requisite Governmental Approvals to operate its business as currently conducted; except in each case referred to clauses (a) (other than with respect to Borrower and any other Credit Party), (b)(i), (c) or (d) above, to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.2    Equity Interests

. All of the outstanding Equity Interests in each Subsidiary of Parent, the Equity Interests in which are required to be pledged pursuant to the Collateral Documents, have been duly authorized and validly issued, are (where required by Requirements of Law to be) fully paid and, in the case of Equity Interests representing corporate interests, are non-assessable and, on the applicable Closing Date, all such Equity Interests owned directly by Parent or any other Credit Party are owned free and clear of all Liens except for Permitted Liens. Schedule 4.2 of the Disclosure Letter identifies each Person, the Equity Interests in which are required to be pledged on the Tranche A Closing Date (or the Tranche B Closing Date, if applicable) pursuant to the Collateral Documents.

4.3    Authorization; No Conflict

. Except as set forth on Schedule 4.3 of the Disclosure Letter, the execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Credit Party’s Operating Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Credit Party is a party or affecting such Credit Party or the assets or properties of such Credit Party or any of its Subsidiaries or (B) any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Credit Party or any of its properties or assets are subject, (iii) result in the creation of any Lien (other than under the Loan Documents) or (iv) violate any Requirements of Law, except, in the cases of clauses (b)(ii) and (b)(iv) above, to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.4    Government Consents; Third Party Consents

. Except as set forth on Schedule 4.4 of the Disclosure Letter, no Governmental Approval or other approval, consent, exemption or authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (including any counterparty to any Company IP Agreement or other Material Contract) is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Loan Document, or for the consummation of the transactions contemplated hereby or thereby, (b) the grant by any Credit Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except in each case of clause (a) through (d) above, for (i) filings necessary to perfect the Liens on the Collateral granted by the Credit Parties to the Collateral Agent for the benefit of Lenders and the other Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (iii) filings under state or federal securities laws and (iv) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

4.5    Binding Obligation

. This Agreement has been duly executed and delivered by Borrower and each other Credit Party that is a party hereto and each other Loan Document has been duly executed and delivered by each Credit Party that is a party thereto, and in each case constitutes a legal, valid and binding obligation of Borrower or such Credit Party (as applicable), enforceable against Borrower or such Credit Party (as applicable) in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity.

4.6    Collateral

. In connection with this Agreement, Parent has delivered to the Collateral Agent a completed certificate signed by a Responsible Officer of Parent (the “Perfection Certificate”). Each Credit Party, jointly and severally, represents and warrants to the Collateral Agent and each Lender that:

(a)    (i) its exact legal name is that indicated on the Perfection Certificate and on the signature page thereof; (ii) it is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth its organizational identification number or accurately states that it has none; (iv) the Perfection Certificate accurately sets forth as of the applicable Closing Date its place of business, or, if more than one, its chief executive office as well as its mailing address (if different than its chief executive office); (v) except as set forth in the Perfection Certificate, it (and each of its predecessors) has not, in the five (5) years prior to the applicable Closing Date, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to it and each of its Subsidiaries is accurate and complete in all material respects as of the applicable Closing Date (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent expressly permitted by one or more provisions in this Agreement and the other Loan Documents to reflect changes since the Effective Date, provided that in no event may the Perfection Certificate be updated in a manner that would reflect or evidence a Default or Event of Default (with or without such update)). If any Credit Party is not now a Registered Organization but later becomes one, it shall promptly notify the Collateral Agent of such occurrence and provide the Collateral Agent with such Credit Party’s organizational identification number. The Collateral Agent and each Lender hereby agree that the Perfection Certificate shall be deemed to be updated to reflect information provided in any notice delivered by any Credit Party to the Collateral Agent pursuant to Section 6.2.

(b)    (i) it has good and valid title to, has the rights it purports to have in, and subject to Permitted Subsidiary Distribution Restrictions, Permitted Negative Pledges and the occurrence of the applicable Closing Date, the power to transfer each item of the Collateral upon which it purports to grant a Lien under any Collateral Document, free and clear of any and all Liens except Permitted Liens and except for such minor irregularities or defects in title as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (ii) it has no deposit accounts maintained at a bank or other depository or financial institution which are not Excluded Accounts other than the deposit accounts described in the Perfection Certificate delivered to the Collateral Agent in connection herewith.

(c)    a true, correct and complete list of each pending, registered, issued or in-licensed Patent, Copyright and Trademark that relates to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale, distribution or sale of Product in the Territory and that, individually or when taken together with any other such Patents, Copyrights or Trademarks, is material to the business of Parent and its Subsidiaries, taken as a whole, which is owned or co-owned by or exclusively or nonexclusively in-licensed to any Credit Party or any of its Subsidiaries as of the Effective Date and on the applicable Closing Date (collectively, the “Current Company IP”), including its name/title, current owner or co-owners (including ownership interest), registration, patent or application number, and registration or application date, in each jurisdiction where issued or filed in the Territory, is set forth on Schedule 4.6(c) of the Disclosure Letter. Except as set forth on Schedule 4.6(c) of the Disclosure Letter: (i)(A) each item of Current Company IP owned or co-owned by a Credit Party or any of its Subsidiaries is valid, subsisting and, to the Knowledge of such Credit Party, is enforceable (or will be enforceable upon issuance) and no item of Current Company IP owned or co-owned by a Credit Party or any of its Subsidiaries has in any respect lapsed or expired, been cancelled, held unpatentable or invalidated, or become abandoned or unenforceable (other than through the lapse, expiration or abandonment of such Current Company IP in the exercise of normal prosecution practices and reasonable business judgment), and, to the Knowledge of such Credit Party, no circumstance or grounds exist that would invalidate or reduce, in whole or in part, the validity, enforceability, subsistence or scope of any such Current Company IP, or the ownership or use of such Current Company IP, by any Credit Party or any of its Subsidiaries, and (B) no written notice has been received challenging the validity, patentability, enforceability, inventorship or ownership (other than from patent and trademark offices through the normal prosecution practices), or relating to any lapse, expiration, invalidation, cancellation, abandonment or unenforceability, of any item of Current Company IP owned or co-owned by a Credit Party or any of its Subsidiaries (other than through the lapse, expiration or abandonment of such Current Company IP in the exercise of normal prosecution practices and reasonable business judgment); and (ii) to the Knowledge of such Credit Party, (A) each item of Current Company IP that is exclusively or nonexclusively in-licensed from another Person is valid, subsisting and enforceable and no item of Current Company IP that is exclusively or nonexclusively in-licensed by a Credit Party or any of its Subsidiaries has in any respect lapsed or expired, been cancelled, held unpatentable or invalidated, or become abandoned or unenforceable (other than through the lapse, expiration or abandonment of such Current Company IP in the exercise of normal prosecution practices and reasonable business judgment of licensor), and (B) no written notice has been received challenging the validity, patentability, enforceability, inventorship or ownership, or relating to any lapse, expiration, invalidation, cancellation, abandonment or unenforceability, of any item of Current Company IP that is exclusively or nonexclusively in-licensed by a Credit Party or any of its Subsidiaries (other than from patent and trademark offices through the licensor’s normal prosecution practices). Each Credit Party or any of its Subsidiaries possesses valid title to the Current Company IP for which it is listed as the owner or co-owner, as applicable, on Schedule 4.6(c) of the Disclosure Letter. There are no Liens on any Current Company IP other than Permitted Liens. Except as set forth on Schedule 4.6(c) of the Disclosure Letter, (x) each Person who has or has had any rights in or to owned Current Company IP or any trade secrets owned by any Credit Party or any of its Subsidiaries, including each inventor named on the Patents within such owned Current Company IP filed by any Credit Party or any of its Subsidiaries has executed an agreement assigning his, her or its entire right, title and interest in and to such owned Current Company IP and such trade secrets, and the inventions, improvements, ideas, discoveries, writings, works of authorship, information and other intellectual property embodied, described or claimed therein, to the stated owner thereof, and (y) to the Knowledge of such Credit Party, no such Person has any contractual or other obligation that would preclude or conflict with such assignment or the exploitation of Product in the Territory or entitle such Person to ongoing payments. To the Knowledge of such Credit Party, there are no issued patents or pending patent applications, which, if issued, could reasonably be expected to materially adversely affect the exploitation of Product in the Territory.

(d)    There are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace period for any of the Current Company IP which is owned by or exclusively or nonexclusively licensed to any Credit Party or any of its Subsidiaries, nor have any applications or registrations therefor lapsed or become abandoned, been cancelled or expired (other than through the lapse, expiration or abandonment of such Current Company IP in the exercise of normal prosecution practices and reasonable business judgment of the Credit Party, its Subsidiary and/or the licensor), in each case, except as would not reasonably be expected to result in a Material Adverse Change.

(e)    There are no unpaid fees, royalties or indemnification payments under any Company IP Agreement that have become due, or are reasonably expected to become due or overdue except as would not reasonably be expected to result in a Material Adverse Change. Each Company IP Agreement is in full force and effect and, to the Knowledge of such Credit Party, is legal, valid, binding, and enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. Neither Parent nor any of its Subsidiaries, as applicable, is in material breach of or material default under any Company IP Agreement to which it is a party or may otherwise be bound, and to the Knowledge of such Credit Party, no circumstances or grounds exist that would give rise to a claim of material breach or right of rescission, termination, non-renewal, revision, or amendment of any of the Company IP Agreements, including the execution, delivery and performance of this Agreement and the other Loan Documents.

(f)    No payments by any Credit Party or any of its Subsidiaries are due to any other Person in respect of the Current Company IP, other than pursuant to the Company IP Agreements, the Pre-Paid Forward Contract, and those fees payable to patent offices in connection with the prosecution and maintenance of the Current Company IP and associated attorney fees.

(g)    Except as noted on Schedule 4.6(g) of the Disclosure Letter, no Credit Party is a party to, nor is it bound by, any Excluded License or Restricted License.

(h)    No Credit Party or any of its Subsidiaries has undertaken or omitted to undertake any acts, and, to the Knowledge of such Credit Party, no circumstance or grounds exist that would invalidate or reduce, in whole or in part, the enforceability or scope of (i) the Current Company IP in any manner that could reasonably be expected to materially adversely affect the exploitation of Product in the Territory, or (ii) any Credit Party’s or Subsidiary’s entitlement to own or license and exploit any Current Company IP in any manner other than with respect to Permitted Licenses and in-licenses and except as set forth on Schedule 4.6(h) of the Disclosure Letter.

(i)    Except as set forth on Schedule 4.6(i) of the Disclosure Letter, to the Knowledge of such Credit Party, there is no product or other technology of any third party that could reasonably be expected to infringe a Patent within the Current Company IP.

(j)    Except as set forth on Schedule 4.6(j) of the Disclosure Letter, in each case where an issued Patent within the Current Company IP that is material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale, distribution or sale of Product in the Territory is owned or co-owned by any Credit Party or its Subsidiaries by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and foreign offices and agencies anywhere in the world in which foreign counterparts are registered, filed or issued.

(k)    There are no pending or, to the Knowledge of such Credit Party, threatened (in writing) claims against Parent or any of its Subsidiaries alleging (i) that any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale, distribution or sale of Product in the Territory infringes or violates (or in the past infringed or violated), or form a reasonable basis for a claim of infringement or violation of, any of the rights of any third parties in or to any Intellectual Property (“Third Party IP”) or constitutes a misappropriation (or in the past constituted a misappropriation) of any Third Party IP, or (ii) that any Current Company IP is invalid, unpatentable or unenforceable (other than from patent and trademark offices through the normal prosecution practices).

(l)    To the Knowledge of such Credit Party, the manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of Product in the Territory has not in the past and does not(i) infringed or infringe or violated or violate, or formed or form a reasonable basis for a claim of infringement or violation of, any of the rights of any third parties in or to any Third Party IP or (ii) constituted or constitute a misappropriation of any Third Party IP.

(m)    Except as set forth on Schedule 4.6(m) of the Disclosure Letter, to the Knowledge of the Borrower, there are no settlements, covenants not to sue, consents, judgments, orders or similar obligations which: (i) restrict the rights of any Credit Party or any of its Subsidiaries to use any Intellectual Property relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale, distribution or sale of Product in the Territory (in order to accommodate any Third Party IP or otherwise), or (ii) permit any third parties to use any Company IP existing as of the Effective Date and on the applicable Closing Date.

(n)    Except as set forth on Schedule 4.6(n) of the Disclosure Letter, to the Knowledge of such Credit Party, (i) there is no, nor has there been any, infringement or violation by any Person of any of the Company IP existing as of the Effective Date and on the applicable Closing Date or any of the rights therein, and (ii) there is no, nor has there been any, misappropriation by any Person of any of the Company IP existing as of the Effective Date and on the applicable Closing Date or any of the subject matter thereof.

(o)    Each Credit Party and each of its Subsidiaries has taken all commercially reasonable measures customary in the life sciences industry, to protect the confidentiality and value of all trade secrets owned by such Credit Party or any of its Subsidiaries or used or held for use by such Credit Party or any of its Subsidiaries, in each case relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of Product in the Territory. Any disclosure by a Credit Party or any of its Subsidiaries of any such trade secrets to any third party has been pursuant to the terms of a written agreement (including appropriate confidentiality, access, use and non-disclosure provisions) with such third party, and no Credit Party or any of its Subsidiaries has suffered any material data breach or other incident that has resulted in any loss, unauthorized access, use, disclosure or modification of any such trade secrets.

(p)    Except as set forth on Schedule 4.6(p) of the Disclosure Letter, to the Knowledge of such Credit Party, Product sold under the Patents in the U.S. within the Current Company IP has been marked with the proper patent notice.

(q)    Except as set forth on Schedule 4.6(q) of the Disclosure Letter, to the Knowledge of such Credit Party, at the time of any shipment of Product occurring prior to the applicable Closing Date, the units thereof so shipped complied in all material respects with their relevant specifications and were developed and manufactured in accordance with current Good Manufacturing Practices and other applicable Requirements of Law.

(r)    The Collateral Documents create in favor of the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a valid and continuing and, upon the making of the filings and the taking of the actions required under the terms of the Loan Documents (except to the extent not required to be perfected pursuant to the terms of the Loan Documents), perfected Lien on and security interest in the Collateral (in each case, solely to the extent perfection is available under applicable law through the making of such filings and taking of such actions), securing the payment of the Obligations, and having priority over all other Liens on and security interests in the Collateral (except Permitted Liens).

4.7    Adverse Proceedings, Compliance with Laws and Settlement Agreements

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(a)    As of the Tranche A Closing Date: (i) except as set forth on Schedule 4.7 of the Disclosure Letter, there are no Adverse Proceedings pending or, to the Knowledge of such Credit Party, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Parent or any of its Subsidiaries; and (ii) neither Borrower nor any of its Subsidiaries (A) is in violation of any Requirements of Law, excluding any Requirement of Law which is being contested in good faith by appropriate proceedings, or (B) is subject to or in default with respect to any final judgments, orders, writs, injunctions, settlement agreements, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

(b)    As of the Tranche B Closing Date: (i) except as set forth on Schedule 4.7 of the Disclosure Letter, there are no Adverse Proceedings pending or, to the Knowledge of such Credit Party, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Parent or any of its Subsidiaries that either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change; and (ii) neither Parent nor any of its Subsidiaries (A) is in violation of any Requirements of Law (including Environmental Laws), excluding any Requirement of Law which is being contested in good faith by appropriate proceedings, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (B) is subject to or in default with respect to any final judgments, orders, writs, injunctions, settlement agreements, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

(c)    As of the Tranche C Closing Date: (i) except as set forth on Schedule 4.7 of the Disclosure Letter, there are no Adverse Proceedings pending or, to the Knowledge of such Credit Party, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Parent or any of its Subsidiaries that either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change; and (ii) neither Parent nor any of its Subsidiaries (A) is in violation of any Requirements of Law (including Environmental Laws), excluding any Requirement of Law which is being contested in good faith by appropriate proceedings, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (B) is subject to or in default with respect to any final judgments, orders, writs, injunctions, settlement agreements, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

(d)    As of the Tranche D Closing Date: (i) except as set forth on Schedule 4.7 of the Disclosure Letter, there are no Adverse Proceedings pending or, to the Knowledge of such Credit Party, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Parent or any of its Subsidiaries that either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change; and (ii) neither Parent nor any of its Subsidiaries (A) is in violation of any Requirements of Law (including Environmental Laws), excluding any Requirement of Law which is being contested in good faith by appropriate proceedings, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (B) is subject to or in default with respect to any final judgments, orders, writs, injunctions, settlement agreements, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

(e)    Each of Parent and its Subsidiaries (and, to Parent’s Knowledge, each other party thereto) is in compliance in all material respects with the terms of all settlement agreements (relating to any Adverse Proceeding) to which Parent or any Subsidiary is a party.

4.8    Exchange Act Documents; Financial Statements; Financial Condition; No Material Adverse Change; Books and Records

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(a)    The Exchange Act Documents filed by Parent with the SEC since December 31, 2020, when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act, and as of the time they were filed with the SEC, none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (excluding any projections and forward-looking statements, estimates, budgets and general economic or industry data of a general nature), in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, Parent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are not a guarantee of financial performance and are subject to uncertainties and contingencies, many of which are beyond the control of Parent or any Subsidiary, and neither Parent nor any Subsidiary can give any assurance that such projections will be attained, that actual results may differ in a material manner from such projections and any failure to meet such projections shall not be deemed to be a breach of any representation or covenant herein).

(b)    The financial statements (including the related notes thereto) of Parent and its Subsidiaries included in the Exchange Act Documents present fairly in all material respects the consolidated financial condition of Parent and such Subsidiaries and their consolidated results of operations as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements have been prepared in conformity with Applicable Accounting Standards applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes, and any supporting schedules included in the Exchange Act Documents present fairly in all material respects the information required to be stated therein.

(c)    Since December 31, 2020, there has not occurred any change or event that has had or could reasonably be expected to have, either alone or in conjunction with any other change(s), event(s) or failure(s), a Material Adverse Change.

(d)    The Books of Parent and each of its Subsidiaries contain full, true and correct entries of all dealings and transactions in relation to its business and activities in conformity in all material respects with Applicable Accounting Standards and Requirements of Law.

4.9    Solvency

. Each Credit Party and its Subsidiaries, on a consolidated basis, are Solvent. Without limiting the generality of the foregoing, there has been no proposal made or resolution adopted by any competent corporate body for the dissolution or liquidation of any Credit Party, nor do any circumstances exist which may result in the dissolution or liquidation of any Credit Party (other than in respect of a dissolution or liquidation expressly permitted under Section 6.3(a)(iii)).

4.10    Taxes

. All U.S. federal, state, local and non-U.S. income and other material Tax returns of each Credit Party and each of its Subsidiaries required to be filed by any of them (or an extension has been obtained for the filing thereof) have been timely filed and are correct in all material respects, and all U.S. federal, state, local and non-U.S. Taxes which are due and payable by any Credit Party or any of its Subsidiaries have been paid when due and payable, except where the validity or amount thereof is being contested in good faith by appropriate proceedings; provided that no such Tax or any claim for Taxes that have become due and payable shall be required to be paid if, in each case, (a) the applicable Credit Party has set aside on its books adequate reserves therefor in conformity with Applicable Accounting Standards, or (b) the failure to timely file such Tax returns or the failure to pay such Taxes, could not reasonably be expected to result in a Material Adverse Change. There is no proposed Tax assessment against any Credit Party or any of its Subsidiaries that would, if made, result in a Material Adverse Change.

4.11    Environmental Matters

. Neither Parent nor any of its Subsidiaries nor any of their respective Facilities or operations is subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. There are and, to the Knowledge of such Credit Party, have been, no conditions, occurrences, or Hazardous Materials Activities that would reasonably be expected to form the basis of an Environmental Claim against Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. To the Knowledge of such Credit Party, no predecessor of Parent or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, which would reasonably be expected to form the basis of an Environmental Claim against Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change (but, for the avoidance of doubt, neither Parent nor Borrower has undertaken any investigation of or made any inquiries to, or relating to, any of its or its Subsidiaries’ predecessors), and neither Parent’s nor any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260 – 270 or any foreign or United States state equivalents, which would reasonably be expected to form the basis of an Environmental Claim against Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. No event or condition has occurred or is occurring with respect to any Credit Party relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

4.12    Material Contracts

. After giving effect to the consummation of the transactions contemplated by this Agreement, except as described on Schedule 4.12 of the Disclosure Letter, each Material Contract is a valid and binding obligation of the applicable Credit Party and, to the Knowledge of such Credit Party, each other party thereto, and is in full force and effect, and neither the applicable Credit Party nor, to the Knowledge of such Credit Party, any other party thereto is in material breach thereof or default thereunder, except where such breach or default (which default has not been cured or waived) could not reasonably be expected to give rise to any cancellation, termination or acceleration right of the applicable counterparty thereto or result in the invalidation thereof. No Credit Party or any of its Subsidiaries has received any written notice from any party to any Material Contract asserting or threatening to assert, circumstances that could reasonably be expected to result in the cancellation, termination or invalidation of any Material Contract (or any provision thereof) or the acceleration of such Credit Party’s or Subsidiary’s obligations thereunder.

4.13    Regulatory Compliance

. No Credit Party is or is required to be registered as, or is a company “controlled” by, an “investment company” as defined in, or is subject to regulation under, the Investment Company Act of 1940. Each Credit Party has complied in all material respects with the Federal Fair Labor Standards Act (and any foreign or United States state equivalent). Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each Plan is in compliance with the applicable provisions of ERISA, the IRC and other U.S. federal or state or foreign Requirements of Law, respectively. (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither any Credit Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. of ERISA with respect to a Multiemployer Plan; and (iii) neither any Credit Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA, except, with respect to each of clauses (i), (ii) and (iii) above, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

4.14    Margin Stock

. No Credit Party is engaged principally, or as one of its important activities, in extending credit for the purpose of, whether immediate or ultimate, of purchasing or carrying Margin Stock. No Credit Party owns any Margin Stock. No Credit Party or any of its Subsidiaries has taken or permitted to be taken any action that might cause any Loan Document to violate Regulation T, U or X of the Federal Reserve Board.

4.15    Subsidiaries; Capitalization

. Schedule 4.15 of the Disclosure Letter includes a complete and accurate list as of the applicable Closing Date of Parent and each of its Subsidiaries, setting forth (a) its name and jurisdiction of incorporation, organization or formation, (b) in the case of each Credit Party (other than the Parent), the number of authorized and issued shares of each class of its Equity Interests outstanding, and (c) the percentage of its outstanding shares of each class owned (directly or indirectly) by Parent or any of its Subsidiaries and the certificate numbers(s) for the same (if any), and (d) the number and effect, if exercised, of all of its outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. Except as set forth on Schedule 4.15 of the Disclosure Letter, no Credit Party is a Registered Organization.

4.16    Employee Matters

. Neither Parent nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to result in a Material Adverse Change. There is (a) no unfair labor practice complaint pending against Parent or any of its Subsidiaries or, to the Knowledge of Parent, threatened in writing against any of them before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is pending against Parent or any of its Subsidiaries or, to the Knowledge of Parent, threatened in writing against any of them, (b) no strike or work stoppage in existence or, to the Knowledge of Parent, threatened in writing involving Parent or any of its Subsidiaries, and (c) to the Knowledge of Parent, no union representation question existing with respect to the employees of Parent or any of its Subsidiaries and, to the Knowledge of Parent, no union organization activity that is taking place that in each case specified in any of clauses (a), (b) and (c) above, individually or taken together with any other matter specified in clause (a), (b) or (c) above, could reasonably be expected to result in a Material Adverse Change.

4.17    Full Disclosure

. None of the documents, certificates or written statements (excluding any projections and forward-looking statements, estimates, budgets and general economic or industry data of a general nature) furnished or otherwise made available to the Collateral Agent or any Lender by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby (in each case, taken as a whole and as modified or supplemented by other information so furnished promptly after the same becomes available, including the information in the Exchange Act Documents) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, as of the time when made or delivered, not misleading in light of the circumstances in which the same were made; provided, that, with respect to projected financial information, Parent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are not a guarantee of financial performance and are subject to uncertainties and contingencies, many of which are beyond the control of Parent or any Subsidiary, and neither Parent nor any Subsidiary can give any assurance that such projections will be attained, that actual results may differ in a material manner from such projections and any failure to meet such projections shall not be deemed to be a breach of any representation or covenant herein). To the Knowledge of Parent, there are no facts (other than matters of a general economic or industry nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change and that have not been disclosed herein or in such other documents, certificates and written statements furnished or made available to the Collateral Agent or any Lender for use in connection with the transactions contemplated hereby.

4.18    FCPA; Patriot Act; OFAC; Export and Import Laws

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(a)    None of Parent, its Subsidiaries or, to the Knowledge of Parent, any director, officer, agent or employee of Parent or any Subsidiary of Parent has, at any time in the last five (5) years, (i) used any corporate funds of Parent or any Subsidiary of Parent (including Borrower) for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee or any Person acting in official capacity from corporate funds of Parent or any Subsidiary of Parent (including Borrower), (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or the U.K. Bribery Act 2010 (“UKBA”) or (iv) made any bribe, improper rebate, payoff, influence payment, kickback or other unlawful payment, and no part of the proceeds of any Credit Extension will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in official capacity, in order to obtain, retain or direct business, or to obtain any improper advantage, in violation of the FCPA, UKBA or any other applicable anti-corruption laws.

(b)    (i) The operations of Parent and its Subsidiaries are and have been conducted at all times in the last five (5) years in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act of 1970 (as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001) and the anti-money laundering laws, rules and regulations of each jurisdiction (foreign or domestic) in which Parent or any of its Subsidiaries is subject to such jurisdiction’s Requirements of Law (collectively, the “Anti-Money Laundering Laws”) and (ii) no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Parent or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or to the Knowledge of Parent, threatened in writing.

(c)    None of Parent, its Subsidiaries or, to the Knowledge of Parent, any director, officer, agent or employee of Parent or any Subsidiary of Parent is, or is fifty percent (50.0%) or more owned or otherwise controlled by individuals or entities that are, the target or subject of any economic, trade or financial sanctions or restrictive measures administered and enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union or the United Kingdom (collectively “Sanctions”). Borrower will not, directly or, to the Knowledge of Parent, indirectly through an agent, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for (i) the purpose of financing the activities of any Person that is the target or subject of Sanctions or (ii) any purpose that could cause any Lender or the Collateral Agent to be in violation of Sanctions.

(d)    Borrower will not, directly or, to the Knowledge of Parent, indirectly through an agent or any other Person, use any of the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds of any Credit Extension to any Subsidiary, joint venture partner or other Person, (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else, in order to obtain, retain or direct business, or to obtain any improper advantage, in violation of the FCPA, UKBA or any other applicable anti-corruption laws, (ii) in violation of any Anti-Money Laundering Laws, or (iii) in violation of Sanctions;

(e)    Parent, its Subsidiaries, and to the Knowledge of Parent, their respective directors, officers, agents and employees, are in compliance with all applicable Sanctions. Parent and its Subsidiaries have instituted and maintain appropriate policies reasonably designed to ensure compliance with applicable Sanctions and applicable anti‑corruption laws, including the FCPA and UKBA.

(f)    Parent and its Subsidiaries are in compliance in all material respects with applicable Export and Import Laws.

4.19    Health Care Matters

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(a)    Compliance with Health Care Laws. Except as set forth on Schedule 4.19(a) of the Disclosure Letter, each Credit Party and, to the Knowledge of such Credit Party, each of its Subsidiaries and each officer, Affiliate, and employee acting on behalf of such Credit Party or any of its Subsidiaries, is in compliance in all material respects with all Health Care Laws applicable to such Credit Party or Subsidiary.

(b)    Compliance with FDA Laws. Each Credit Party and, to the Knowledge of such Credit Party, each of its Subsidiaries, are in compliance in all material respects with all applicable FDA Laws, including all applicable requirements of the Food Drug and Cosmetic Act (21 U.S.C. § 301 et seq.) (the “FDCA”) and the regulations promulgated thereunder and applicable FDA Guidance Documents, relating to research, development, testing, approval, post-approval monitoring, post-approval requirements, post-approval commitments, reporting, manufacture, production, packaging, labeling, use, commercialization, marketing, promotion, advertising, importing, exporting, storage, transport, offer for sale, distribution or sale of Product in the Territory. Any Product distributed or sold in the Territory at all times during the past five (5) years has been (i) manufactured in all material respects in accordance with current Good Manufacturing Practices (as applicable), and (ii) if and to the extent such Product is required to be approved by the FDA pursuant to the FDCA in order to be legally marketed in the Territory for such Product’s intended uses, such Product has been approved for such intended uses, meets in all material respects any additional conditions of approval or licensure by the FDA (as applicable), and no inquiries regarding material issues have been initiated by FDA, except in each case referred to in sub-clauses (i) or (ii) above, to the extent that any failure to ensure the foregoing could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(c)    Applicability of Controlled Substances Act. Product does not contain a controlled substance (as that term is defined under the Controlled Substances Act (21 U.S.C. § 801 et seq.)).

(d)    Material Statements. Within the past four (4) years, neither any Credit Party, nor, to the Knowledge of such Credit Party, any Subsidiary or any officer, Affiliate or employee of any Credit Party or Subsidiary in its capacity as a Subsidiary or as an officer, Affiliate or employee of a Credit Party or Subsidiary (as applicable), nor, to the Knowledge of such Credit Party, any agent of any Credit Party or Subsidiary, (i) has made an untrue statement of a material fact or a fraudulent statement to any Governmental Authority, (ii) has failed to disclose a material fact to any Governmental Authority, or (iii) has otherwise committed an act, made a statement or failed to make a statement that, at the time such statement or disclosure was made (or, in the case of such failure, should have been made) or such act was committed, could reasonably be expected to constitute a material violation of any Health Care Law.

(e)    Proceedings; Audits. Without limiting the generality of Section 4.7, except as has been set forth on Schedule 4.19(e) of the Disclosure Letter: (i) to the Knowledge of such Credit Party, there is no Adverse Proceeding pending, or threatened in writing, against any Credit Party or any of its Subsidiaries relating to any allegations of non-compliance with any Health Care Laws, Data Protection Laws or FDA Laws; and (ii) to the Knowledge of such Credit Party, there are no facts, circumstances or conditions that, individually or in the aggregate, could reasonably be expected to form the basis for any allegations of non-compliance with any Health Care Laws, Data Protection Laws or FDA Laws.

(f)    Recalls, Safety Notices, Etc. Neither any Credit Party nor any of its Subsidiaries has initiated or otherwise engaged in any recalls, field notifications, safety warnings, “dear doctor” letters, investigator notices, safety alerts or other notices of action, including as a result of any Risk Evaluation and Mitigation Strategy proposed or enforced by the FDA, relating to an alleged lack of safety or regulatory compliance of Product. Neither any Credit Party nor any of its Subsidiaries has a reasonable expectation that there are grounds for imposition of a clinical hold, as described in 21 C.F.R. § 312.42.

(g)    Preclinical Studies / Clinical Trials. All pre-clinical and clinical studies relating to Product conducted by or on behalf of any Credit Party or any of its Subsidiaries have been, or are being, conducted in material compliance with all applicable Requirements of Law, including the requirements of Good Laboratory Practices and Good Clinical Practice, including regulations under the Common Rule, including regulations under 45 C.F.R. part 46, and guidance documents issued by the Office for Human Research Protection, the Animal Welfare Act and applicable experimental protocols, procedures and controls (and any applicable foreign or United States state equivalents), and, for the avoidance of doubt, all applicable foreign (and United States state) equivalents. No clinical trial conducted by or on behalf of any Credit Party or any of its Subsidiaries has been terminated or suspended by any Regulatory Agency and neither any Credit Party nor any of its Subsidiaries has received any notice that the FDA, any other Governmental Authority or any institutional review board, ethics committee or safety monitoring committee has recommended, initiated or threatened in writing to initiate any action to suspend or terminate any clinical trial conducted by or on behalf of any Credit Party or any of its Subsidiaries or to otherwise restrict the preclinical research on or clinical study of Product.

(h)    Advertising / Promotion. Each Credit Party and, to the Knowledge of such Credit Party, each of its Subsidiaries, officers, employees and agents has advertised, promoted, marketed and distributed Product in compliance in all material respects with FDA Laws and other Requirements of Law. Except as set forth on Schedule 4.19(h) of the Disclosure Letter, neither any Credit Party nor, to the Knowledge of such Credit Party, any of its Subsidiaries, officers, employees or agents has received any notice (including any notice under 21 C.F.R. § 316.36) of or is subject to any civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, untitled letter, proceeding or request for information from the FDA or any other Governmental Authority concerning noncompliance with any FDA Laws or other Requirements of Law with regard to advertising, promoting, marketing or distributing Product.

(i)    Recordkeeping / Reporting. Each Credit Party and, to the Knowledge of such Credit Party, each of its Subsidiaries, has maintained records relating to the research, development, testing, manufacture, recall, production, handling, labeling, packaging, storage, supply, promotion, distribution, marketing, commercialization, import, export and sale of Product in compliance in all material respects with FDA Laws, Health Care Laws and other applicable Requirements of Law, and each Credit Party and, to the Knowledge of such Credit Party, each of its Subsidiaries, has submitted to the FDA and other Regulatory Authorities in a timely manner all notices and annual or other reports required to be made by it, including adverse experience reports and annual reports (including annual reports specific to holders of Orphan Drug designations), for Product save to the extent that could not reasonably be expected to have a materially adverse impact on such Credit Party’s or Subsidiary’s rights in respect of Product.

(j)    Prohibited Transactions; No Whistleblowers. Except as set forth on Schedule 4.19(j) of the Disclosure Letter, within the past six (6) years, to the Knowledge of such Credit Party, neither any Credit Party, any Subsidiary, any of officer, Affiliate or employee of a Credit Party or Subsidiary, nor any other Person acting on behalf of any Credit Party or any Subsidiary, directly or indirectly: (i) has offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past, present or potential patient, supplier, physician or contractor, in order to illegally obtain business or payments from such Person in material violation of any Health Care Law; (ii) has given or made, or is party to any illegal agreement to give or make, any illegal gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past, present or potential patient, supplier, physician or contractor, or any other Person in material violation of any Health Care Law; (iii) has given or made, or is party to any agreement to give or make on behalf of any Credit Party or any of its Subsidiaries, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was a material violation of the laws of any Governmental Authority having jurisdiction over such payment, contribution or gift; (iv) has established or maintained any unrecorded fund or asset for any purpose or made any materially misleading, false or artificial entries on any of its books or records for any reason; or (v) has made, or is party to any agreement to make, any payment to any Person with the intention or understanding that any part of such payment would be in material violation of any Health Care Law. To the Knowledge of such Credit Party, there are no actions pending or threatened (in writing) against any Credit Party or any of its Subsidiaries or any of their respective Affiliates under any foreign, federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).

(k)    Exclusion. Except as set forth on Schedule 4.19(k) of the Disclosure Letter, neither any Credit Party nor, to the Knowledge of such Credit Party, any Subsidiary or any officer, Affiliate or employee having authority to act on behalf of any Credit Party or any Subsidiary, is or, to the Knowledge of such Credit Party, has been threatened in writing to be: (i) excluded from any Governmental Payor Program pursuant to 42 U.S.C. § 1320a-7b and related regulations, to the extent applicable; (ii) “suspended” or “debarred” from selling any products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation relating to debarment and suspension applicable to federal government agencies generally (42 C.F.R. Subpart 9.4), or other U.S. Requirements of Law; (iii) debarred, disqualified, suspended or excluded from participation in Medicare, Medicaid or any other Governmental Payor Program or is listed on the General Services Administration list of excluded parties, to the extent applicable; (iv) debarred by the FDA; or (v)  a party to any other action or proceeding by any Governmental Authority that would prohibit the applicable Credit Party or Subsidiary from distributing or selling Product in the Territory or providing any services to any governmental or other purchaser pursuant to any Health Care Laws.

(l)    Health Information. Each Credit Party and, to the Knowledge of such Credit Party, each of its Subsidiaries, to the extent applicable, is in material compliance with all applicable Data Protection Laws. Each Credit Party and, to the Knowledge of such Credit Party, each of its Subsidiaries, to the extent applicable, has implemented adequate policies and procedures that comply with Data Protection Laws as well as training that is reasonable and customary in the pharmaceutical industry, designed to satisfy the requirements of all applicable Requirements of Law (including HIPAA, Section 5 of the FTC Act, Israeli Data Protection Law, GDPR and CCPA, as applicable) and is otherwise designed to assure continued compliance and to detect non-compliance. Neither any Credit Party nor, to the Knowledge of such Credit Party, any Subsidiary that is not a Credit Party, is a “covered entity” or “business associate” as defined in HIPAA (45 C.F.R. § 160.103).

(m)    Corporate Integrity Agreement. Neither any Credit Party or Subsidiary or any of their respective Affiliates, nor any officer, director, managing employee or, to the Knowledge of such Credit Party, agent (as those terms are defined in 42 C.F.R. § 1001.1001) of any Credit Party or Subsidiary, is a party to or has any ongoing reporting or disclosure obligations under, or is otherwise subject to, any corporate integrity agreement, monitoring agreement, deferred prosecution agreement, consent decree, settlement order or other similar agreements, or any order, in each case imposed by any U.S. Governmental Authority, concerning compliance with any laws, rules or regulations, issued under or in connection with a Governmental Payor Program.

(n)    ESG Policies. Each Credit Party and, to the Knowledge of such Credit Party, each of its Subsidiaries, to the extent applicable, is using best efforts to follow Nasdaq’s global environmental, social and governance (ESG) reporting guide dated May 2019.

4.20    Regulatory Approvals

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(a)    Except as set forth on Schedule 4.20(a) of the Disclosure Letter, each Credit Party and each Subsidiary involved in any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of Product in the Territory has all Regulatory Approvals material to the conduct of its business and operations.

(b)    Each Credit Party, each Subsidiary and, to the Knowledge of such Credit Party, each licensee of a Credit Party or a Subsidiary of any Intellectual Property relating to Product, is in compliance with, and at all times during the past five (5) years, has complied with all applicable foreign, federal, state and local laws, rules and regulations governing the research, development, testing, approval, designations, marketing, exclusivity, post-approval monitoring, post-approval requirements, post-approval commitments, reporting, manufacture, production, packaging, labeling, use, commercialization, marketing, promotion, advertising, importing, exporting, storage, transport, offer for sale, distribution or sale of Product in the Territory, including all such regulations promulgated by each applicable Regulatory Agency (including the FDA and applicable foreign or United States state equivalents), except where any instance of failure to comply with any such laws, rules or regulations could not, whether individually or taken together with any other such failures, reasonably be expected to result in a Material Adverse Change. Except as set forth on Schedule 4.20(b) of the Disclosure Letter, no Credit Party or its Subsidiaries has received any written notice from any Regulatory Agency citing action or inaction by any Credit Party or any of its Subsidiaries that would constitute a violation of any applicable foreign, federal, state or local laws, rules or regulations, including a Warning Letter or Untitled Letter from FDA.

4.21    Supply and Manufacturing

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(a)    Except as set forth on Schedule 4.21(a) of the Disclosure Letter, to the Knowledge of such Credit Party, Product at all times has been manufactured in sufficient quantities and of a sufficient quality to satisfy demand of Product in the Specified Territory, without the occurrence of any event or any series of related events causing inventory of Product to have become exhausted prior to satisfying such demand. To the Knowledge of such Credit Party, no event or circumstance (or series of related events or circumstances) has occurred that has caused or could reasonably be expected to cause inventory of Product to become exhausted in any calendar year prior to satisfying the sales demand (if any) of Product in the Specified Territory in such calendar year.

(b)    Except as set forth on Schedule 4.21(b) of the Disclosure Letter, to the Knowledge of such Credit Party, no event or circumstance (or series of related events or circumstances) has occurred or, in the reasonable business judgment of Parent, is reasonably likely to occur, that would cause or could reasonably be expected to cause JELMYTO® not to be manufactured in any calendar year in sufficient quantities to satisfy or exceed the greater of (i) the net sales amount for such calendar year set forth in the JELMYTO® Revenue Forecast and (ii) the expected needs of patients with the disease or condition for which JELMYTO® was designated as an Orphan Drug for such calendar year, as reasonably determined by Responsible Officers of the Credit Parties in good faith (provided such calendar year occurs during the full 7-year term of orphan drug exclusive approval granted under 21 C.F.R. §316.34 ending April 15, 2027).

(c)    Except as set forth on Schedule 4.21(c) of the Disclosure Letter, to the Knowledge of such Credit Party, (i) no manufacturer (including a contract manufacturer) or producer of Product has been or is currently subject to a Regulatory Agency shutdown, restriction or import or export prohibition, (ii) no manufacturer (including a contract manufacturer) or producer of Product has received in the past five (5) years or is currently subject to (1) a FDA Form 483 or (2) other written Regulatory Agency notice of inspectional observations, warning letter, untitled letter or request to make changes to Product that could reasonably be expected to impact Product, in either case of sub-clause (1) or (2) with respect to any material facility manufacturing or producing Product for import, distribution or sale in the Territory, and (iii) with respect to each such FDA Form 483 received or other written Regulatory Agency notice (if any), all scientific and technical violations or other issues relating to good manufacturing practice requirements documented therein, and any disputes regarding any such violations or issues, have been corrected or otherwise resolved.

(d)    Except as disclosed in Schedule 4.21(d) of the Disclosure Letter, no Credit Party or any of its Subsidiaries has received any notice from any party to any Manufacturing Agreement containing any indication by or intent or threat in writing of, such party to reduce or cease, in any material respect, the supply of Product or the active pharmaceutical ingredient incorporated therein in the Territory or any other raw materials needed to fulfill its contractual obligations related to Product in any Manufacturing Agreement through calendar year 2027 (or such earlier date in accordance with the terms and conditions of such Manufacturing Agreement, as applicable).

4.22    Cybersecurity and Data Protection

.

(a)    Except as set forth in Schedule 4.22(a) of the Disclosure Letter, the information technology systems used in the business of each of Parent and its Subsidiaries (“Systems”) operate and perform in all material respects as required to permit each of Parent and its Subsidiaries to conduct their respective businesses as presently conducted in their respective Specified Territory.

(b)    Except as set forth on Schedule 4.22(b) of the Disclosure Letter, Parent and each of its Subsidiaries has implemented and maintains a commercially reasonable privacy and information security program (“Security Program”) that addresses privacy, physical and cyber security, disaster recovery, business continuity and incident response, and that includes reasonable and appropriate administrative, technical and physical safeguards that are designed to protect the integrity and availability of the Systems and to protect against (i) any unauthorized, accidental, or unlawful access to or acquisition, use, disclosure, processing, loss, destruction, or modification of Personal Data that would require notification to affected individuals or any Governmental Authority under any applicable Data Protection Law (each, a “Personal Data Breach”), (ii) any unauthorized or unlawful access to or acquisition, use, disclosure, or loss of Sensitive Information that is not Personal Data, and (iii) material security incidents that would result in unauthorized or unlawful access to or acquisition, use, control, disruption, destruction, or modification of any of the Systems (each, a “Security Incident”).

(c)    Parent and each of its Subsidiaries has conducted commercially reasonable privacy and security audits and penetration tests at reasonable intervals on all Systems that maintain, store, or process Sensitive Information. Parent and each of its Subsidiaries has addressed all material privacy or data security issues identified as “critical,” “high risk,” or similar level of risk rating that are raised in any such audits or penetration tests (including any third party audits of the Systems).

(d)    [Reserved]

(e)    Except as set forth on Schedule 4.22(e) of the Disclosure Letter, and except as would not reasonably be expected to result in a Material Adverse Change, to the Knowledge of Parent neither Parent nor any of its Subsidiaries, has, in the past three (3) years, suffered any Security Incidents.

(f)    Parent and each of its Subsidiaries is in material compliance with the requirements of (i) their respective Security Programs, (ii) applicable Data Protection Laws, (iii) their respective contractual obligations regarding the privacy, security, and notification of breaches of customer, consumer, patient, clinical trial participant, employee, and other Personal Data, (iv) their respective contractual non-disclosure obligations, and (v) their respective publicly available privacy notices and policies.

(g)    Except as set forth on Schedule 4.22(g) of the Disclosure Letter, in the past six (6) years: (i) neither Parent nor any of its Subsidiaries has received any written third party claims or, to the Knowledge of Parent, any threat (in writing) of a third party claim, related to any Personal Data Breaches; and (ii) neither Parent nor any of its Subsidiaries has received any written notice of any claims, investigations (including investigations by any Governmental Authority), or alleged violations relating to any Personal Data Breaches.

(h)    Parent and each of its Subsidiaries has maintained all database registrations required under applicable Data Protection Laws.

4.23    Additional Representations and Warranties

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(a)    After giving effect to consummation of the transactions contemplated by this Agreement, (i) there is no Indebtedness other than Permitted Indebtedness described in clauses (a) and (b) of the definition of Permitted Indebtedness, and (ii) all amounts due and owing by Parent under the Pre-Paid Forward Contract, if any, have been paid in full.

(b)    There are no Hedging Agreements.

(c)    Any and all payments required to be made to the Israeli Innovation Authority on account of any grants received by Parent or any of its Subsidiaries from the Israeli Innovation Authority for research and development funding or otherwise have been paid in full, and Parent and its Subsidiaries have full freedom to Transfer technology funded with any such grants and manufacture products developed with any such technology anywhere in the Territory.

5    AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), each Credit Party shall, and shall cause each of its Subsidiaries to:

5.1    Maintenance of Existence

. (a) Preserve, renew and maintain in full force and effect its and all its Subsidiaries’ legal existence under the Requirements of Law in their respective jurisdictions of organization, incorporation or formation; (b) take all commercially reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable for it and all of its Subsidiaries in the ordinary course of its business, except in the case of clause (a) (other than with respect to Parent or Borrower) and clause (b) above, (i) to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Change or (ii) pursuant to a transaction permitted by this Agreement; and (c) comply with all Requirements of Law of any Governmental Authority to which it is subject, except where the failure to do so could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.

5.2    Financial Statements, Notices, Reports

. Deliver to the Collateral Agent:

(a)    Financial Statements.

(i)    Annual Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Parent (or such earlier date on which Parent is required to file a Form 10-K under the Exchange Act, as applicable), beginning with the fiscal year ending December 31, 2021, a consolidated balance sheet of Parent and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, all prepared in accordance with Applicable Accounting Standards, with such consolidated financial statements to be audited and accompanied by (i) a report and opinion of Parent’s independent certified public accounting firm of recognized national standing (which report and opinion shall be prepared in accordance with Applicable Accounting Standards and shall not be subject to any qualification as to “going concern” or scope of audit), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Parent and its Subsidiaries as of the dates and for the periods specified in accordance with Applicable Accounting Standards, and (ii) if and only if Parent is required to comply with the internal control provisions pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring an attestation report of such independent certified public accounting firm, an attestation report of such independent certified public accounting firm as to Parent’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 attesting to management’s assessment that such internal controls meet the requirements of the Sarbanes-Oxley Act of 2002; provided, however, that Borrower shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC);

(ii)    Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Parent (or such earlier date on which Parent is required to file a Form 10-Q under the Exchange Act, if applicable), beginning with the fiscal quarter ending March 31, 2022, a consolidated balance sheet of Parent and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income and cash flows and for such fiscal quarter and (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of Parent’s fiscal year, all prepared in accordance with Applicable Accounting Standards, subject to normal year-end audit adjustments and the absence of disclosures normally made in footnotes; provided, however, that Borrower shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC). Such consolidated financial statements shall be certified by a Responsible Officer of Parent as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of Parent and its Subsidiaries as of the dates and for the periods specified in accordance with Applicable Accounting Standards consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Section 5.2(a)(i), subject to normal year-end audit adjustments and the absence of footnotes; provided, however, that such certification by a Responsible Officer of Parent shall be deemed to have made if a similar certification is required under the Sarbanes-Oxley Act of 2002 and such certification shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC);

(iii)    Quarterly Compliance Certificate. Upon delivery (or within five (5) Business Days following any deemed delivery) of financial statements pursuant to Section 5.2(a)(i) or Section 5.2(a)(ii), a duly completed Compliance Certificate signed by a Responsible Officer of Parent, certifying, among other things, that (A) such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Parent and its Subsidiaries as of the applicable dates and for the applicable periods in accordance with Applicable Accounting Standards consistently applied, and are not subject to any qualification as to “going concern” or scope of audit, and (B) no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; and

(iv)    Information During Event of Default. As promptly as practicable (and in any event within five (5) Business Days of the request therefor), such additional information regarding the business or financial affairs of Parent or any of its Subsidiaries, or compliance with the terms of this Agreement or any other Loan Documents, as the Collateral Agent may from time to time reasonably request during the existence of any Event of Default (subject to reasonable requirements of confidentiality, including requirements imposed by Requirements of Law or contract, in each case in a form reasonably acceptable to the Collateral Agent; provided that Borrower shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege or attorney work-product).

(b)    Notice of Defaults or Events of Default, ERISA Events and Material Adverse Changes. Written notice as promptly as practicable (and in any event within five (5) Business Days) after a Responsible Officer of any Credit Party shall have obtained knowledge thereof, of the occurrence of any (i) Default or Event of Default, (ii) ERISA Event or (iii) Material Adverse Change.

(c)    Legal Action Notice. Prompt written notice (which shall be deemed given to the extent timely reported in a Form 8-K under the Exchange Act and available on the SEC’s EDGAR system (or any successor system adopted by the SEC)) of any legal action, litigation, investigation or proceeding pending or threatened in writing against Parent or any of its Subsidiaries (i) that could reasonably be expected to result in uninsured damages or costs to Parent or any of its Subsidiaries in an amount in excess of the materiality thresholds applied by Borrower in accordance with the Exchange Act and related regulations and standards for purposes of its Exchange Act reporting, or (ii) that alleges violations of any Health Care Laws, FDA Laws, Data Protection Laws or any other applicable statutes, rules, regulations, standards, guidelines, policies and order administered or issued by any U.S. or foreign Governmental Authority which, individually or together with any other such allegations, could reasonably be expected to result in a Material Adverse Change; and in each case of sub-clause (i) or (ii) above, provide such additional information (including a description in reasonable detail regarding any material development) as the Collateral Agent may reasonably request in relation thereto; provided that Borrower shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege or attorney work-product.

5.3    Taxes

. Timely file all U.S. federal, state, local and non-U.S. income and other material Tax returns required to be filed by any of them (or an extension has been obtained for the filing thereof) and pay all U.S. federal, state, local and non-U.S. Taxes before any penalty or fine accrue thereon; provided, however, that no such Tax or any claim for Taxes that have become due and payable shall be required to be paid if, in each case, (a) it is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside on its books and maintained in conformity with Applicable Accounting Standards, or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Change.

5.4    Insurance

. Maintain with financially sound and reputable independent insurance companies or underwriters, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons of comparable size engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons of comparable size engaged in the same or similar businesses as Parent and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Subject to the timing requirements of Section 5.14 (solely with respect to any such policies in effect as of the Tranche A Closing Date), any products liability or general liability insurance maintained in the United States regarding Collateral shall name the Collateral Agent, on behalf of the Lenders and the other Secured Parties, as additional insured or loss payee, as applicable (the additional insured clauses or endorsements for which, in form and substance reasonably satisfactory to the Collateral Agent). So long as no Event of Default shall have occurred and be continuing, Parent and its Subsidiaries may retain all or any portion of the proceeds of any insurance of Parent and its Subsidiaries (and each Lender shall promptly remit to Borrower any proceeds received by it with respect to any such insurance).

5.5    Operating Accounts

. In the case of any Credit Party, promptly following the establishment of any new Collateral Account (but prior to the movement of any cash or other funds into such Collateral Account), at or with any bank or other depository or financial institution located in the United States, subject such account to a Control Agreement or other appropriate instrument that is reasonably acceptable to the Collateral Agent. For each Collateral Account that each Credit Party at any time maintains in the United States, such Credit Party shall cause the applicable bank or other depository or financial institution located in the United States or Israel at or with which any Collateral Account is maintained to execute and deliver, and such Credit Party shall execute and deliver, to the Collateral Agent, a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect the Collateral Agent’s Lien, for the benefit of Lenders and the other Secured Parties, in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of the Collateral Agent. The provisions of the previous two (2) sentences shall not apply to (1) accounts exclusively used for payroll, payroll Taxes and other employee wage and benefit payments to or for the benefit of any Credit Party’s employees, (2) zero balance accounts, (3) accounts (including trust accounts) used exclusively for escrow, customs, insurance or fiduciary purposes, (4) merchant accounts, (5) accounts used exclusively for compliance with any Requirements of Law to the extent such Requirements of Law prohibit the granting of a Lien thereon, (6) accounts which constitute cash collateral in respect of a Permitted Lien and (7) any other accounts designated as an Excluded Account by a Responsible Officer of Borrower or Parent in writing delivered to the Collateral Agent, the cash balance of which such accounts do not exceed $5,000,000 in the aggregate at any time (all such accounts in sub-clauses (1) through (7) above, collectively, the “Excluded Accounts”). Notwithstanding the foregoing, the Credit Parties shall have until the date that is ninety (90) days (or such longer period as the Collateral Agent may agree in its sole discretion) following (i) the Tranche A Closing Date to comply with the provisions of this Section 5.5 with regards to Collateral Accounts (other than Excluded Accounts) of the Credit Parties in existence on the Tranche A Closing Date (or opened during such 90-day period (or such longer period as the Collateral Agent may agree in its sole discretion)) and (ii) the closing date of any Acquisition or other Investment to comply with the provisions of this Section 5.5 with regards to Collateral Accounts (other than Excluded Accounts) of the Credit Parties acquired in connection with such Acquisition or other Investment.

5.6    Compliance with Laws

. Comply in all respects with the Requirements of Law and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or its assets or properties (including Environmental Laws, ERISA, Anti-Money Laundering Laws, OFAC, FCPA, Health Care Laws, FDA Laws, Data Protection Laws and the Federal Fair Labor Standards Act (and any foreign or United States state equivalents), including in connection with governing the research, development, testing, approval, post-approval monitoring, post-approval requirements, post-approval commitments, reporting, manufacture, production, packaging, labeling, use, commercialization, marketing, promotion, advertising, importing, exporting, storage, transport, offer for sale, distribution or sale of Product in the Territory, except, in each case, if the failure to comply therewith could not, individually or taken together with any other such failures, reasonably be expected to result in a Material Adverse Change.

5.7    Protection of Intellectual Property Rights

.

(a)    Except as could not reasonably be expected to result in a Material Adverse Change or as expressly permitted under clause (b) below, use best efforts to: (i) protect, defend and maintain the validity and enforceability of the Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of Product in the Territory, including defending any future or current oppositions, interference proceedings, reissue proceedings, reexamination proceedings, inter partes review proceedings, derivation proceedings, post grant review proceedings, cancellation proceedings, injunctions, lawsuits, hearings, investigations, complaints, arbitrations, mediations, demands, International Trade Commission investigations, decrees, or any other disputes, disagreements, or claims, challenging the legality, validity, patentability, enforceability, inventorship or ownership of such Company IP; (ii) maintain the confidential nature of any trade secrets and trade secret rights which are used in the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of Product in the Territory; and (iii) not allow any Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of Product in the Territory to be abandoned, disclaimed, forfeited or dedicated to the public by Parent or any of its Subsidiaries (other than through the abandonment of Current Company IP in the exercise of the Borrower’s normal prosecution practices and reasonable business judgment, e.g., the abandonment of a continuation application that is no longer needed to maintain the pendency of another patent application) or any Company IP Agreement to be terminated, as applicable, without the Collateral Agent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that with respect to any such Company IP that is not owned by Parent or any of its Subsidiaries, the obligations in clauses (i) and (iii) above shall apply only to the extent Parent or any of its Subsidiaries have the right to take such actions or to cause any licensee or other third party to take such actions pursuant to applicable agreements or contractual rights.

(b)    (i) Except as Parent may otherwise determine in its reasonable business judgment, use all commercially reasonable efforts, either directly or indirectly, with respect to any licensee or licensor under the terms of any Credit Party’s (or any of its Subsidiary’s) agreement with the respective licensee or licensor, as applicable, to take commercially reasonable actions (including taking legal action to specifically enforce the applicable terms of any license agreement) and prepare, execute, deliver and file agreements, documents or instruments which are necessary to (A) prosecute and maintain the Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of Product in the Territory and (B) diligently defend or assert the Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of Product in the Territory against material infringement, misappropriation, violation or interference by any other Persons and, in the case of Copyrights, Trademarks and Patents within such material Company IP, against any claims of invalidity, unpatentability or unenforceability (including by bringing any legal action for infringement, dilution, violation, derivation or defending any counterclaim of invalidity or action of a non-Affiliate third party for declaratory judgment of non-infringement or non-interference); and (ii) use all commercially reasonable efforts to cause any licensee or licensor of any material Company IP not to, and such Credit Party shall not, disclaim, forfeit, dedicate to the public or abandon, or fail to take any action necessary to prevent the disclaimer, forfeiture or abandonment of such Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of Product in the Territory (other than through the lapse, expiration or abandonment of Current Company IP in the exercise of the Borrower’s normal prosecution practices and reasonable business judgment, e.g., the abandonment of a continuation application that is no longer needed to maintain the pendency of another patent application), except clauses (i) and (ii) above shall apply only to the extent Parent or any of its Subsidiaries have the right to take such actions or to cause any licensor, licensee or other third party to take such actions pursuant to applicable agreements or contractual rights, and taking such actions would not otherwise breach, terminate or otherwise violate the terms of the applicable agreements.

(c)    Save as contemplated by any Permitted License, use all commercially reasonable efforts to protect, defend and maintain market and data exclusivity for the manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of Product in the Territory through the Term Loan Maturity Date, and use all commercially reasonable efforts to not allow for the manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of a bioequivalent version of Product in the Territory before the Term Loan Maturity Date, in each case if such bioequivalent version infringes or violates, or could reasonably be expected to infringe or violate, any of the rights of any Credit Party or its Subsidiary in or to any material Company IP, without the Collateral Agent’s prior written consent. Parent agrees to (i) notify the Collateral Agent in writing of, and (ii) keep the Collateral Agent reasonably informed regarding, and (iii) at the reasonable request of the Collateral Agent in writing, consult with and consider in good faith any comments of the Collateral Agent regarding, the commencement of and any material filings in any opposition, interference proceeding, reissue proceeding, reexamination proceeding, inter partes review proceeding, post-grant review proceeding, derivation proceeding, cancellation proceeding, injunction, lawsuit, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation, decree, or any other dispute, disagreement, or claim, in each case challenging the legality, validity, patentability, enforceability, inventorship or ownership of any material Company IP (including any claim in any Patent within the Company IP that is material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale, distribution or sale of Product in the Territory).

(d)    Provide written notice to the Collateral Agent within thirty (30) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Each Credit Party shall take such commercially reasonable steps as the Collateral Agent reasonably requests to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for (i) any Restricted License to, without giving effect to Section 9-408 of the Code, be deemed “Collateral” and for the Collateral Agent to have a security interest in it that might otherwise be restricted or prohibited by Requirements of Law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) the Collateral Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with the Collateral Agent’s rights and remedies under this Agreement and the other Loan Documents.

5.8    Books and Records

. Maintain proper Books, in which entries that are full, true and correct in all material respects and are in conformity with Applicable Accounting Standards consistently applied shall be made of all material financial transactions and matters involving the assets, properties and business of such Credit Party (or such Subsidiary).

5.9    Access to Collateral; Audits

. Allow the Collateral Agent, or its agents or representatives, at any time after the occurrence and during the continuance of an Event of Default, during normal business hours and upon reasonable advance notice, to visit and inspect any of the Collateral or to inspect and copy and (at the sole discretion of the Collateral Agent) audit any Credit Party’s Books. The foregoing inspections and audits, if any, shall be at the relevant Credit Party’s expense.

5.10    Use of Proceeds

. (a) Use the proceeds of the Term Loans solely to fund its general corporate and working capital requirements; and (b) not use the proceeds of the Term Loans, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock, for the purpose of extending credit to any other Person for the purpose of purchasing or carrying any Margin Stock or for any other purpose that might cause any Term Loan to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board. If requested by the Collateral Agent, Borrower shall complete and sign Part I of a copy of Federal Reserve Form G-3 referred to in Regulation U and deliver such copy to the Collateral Agent.

5.11    Further Assurances

. Subject to the limitations in Section 5.12(d), promptly upon the reasonable written request of the Collateral Agent, execute, acknowledge and deliver such further documents and do such other acts and things in order to effectuate or carry out more effectively the purposes of this Agreement and the other Loan Documents at its expense, including after the Tranche A Closing Date taking such steps as are reasonably deemed necessary or desirable by the Collateral Agent to maintain, protect and enforce its Lien, for the benefit of Lenders and the other Secured Parties, on Collateral securing the Obligations created under the Collateral Documents and the other Loan Documents in accordance with the terms of the Collateral Documents and the other Loan Documents, subject to Permitted Liens.

5.12    Additional Collateral; Guarantors

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(a)    From and after the Tranche A Closing Date, except as otherwise approved in writing by the Collateral Agent, each Credit Party (other than Borrower) shall, and each Credit Party shall cause each of its Subsidiaries (other than Excluded Subsidiaries), and Parent may at its election cause any Excluded Subsidiaries (and the Collateral Agent and Lenders shall cooperate with any such election) to guarantee the Obligations (and to execute and deliver to the Collateral Agent a joinder to the Security Agreement (in the form attached thereto)), and each Credit Party (other than Borrower) shall, and each Credit Party shall cause each of its Subsidiaries (other than Excluded Subsidiaries) to, grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a first priority security interest in and Lien upon (subject to Permitted Liens), and pledge to the Collateral Agent for the benefit of Lenders and the other Secured Parties, all of such Credit Party’s or Subsidiary’s properties and assets constituting Collateral, whether now existing or hereafter acquired or existing (including in connection with an Asset Acquisition), to secure such guaranty (and to execute and deliver to the Collateral Agent a joinder or pledge amendment to the Security Agreement (in the form(s) attached thereto), as applicable); provided, that such Credit Party’s obligations to take the foregoing actions with respect to any assets acquired as part of an Asset Acquisition and to cause any Subsidiaries incorporated, organized, formed or acquired (including by Stock Acquisition) after the Tranche A Closing Date, including all such Subsidiary’s properties and assets (including in connection with an Asset Acquisition), to take the foregoing actions shall, in each case, be subject to the timing requirements of Section 5.13 or Section 5.14, as applicable. Additionally, from and after the Tranche A Closing Date, each Credit Party shall, and shall cause each of its Subsidiaries (other than Excluded Subsidiaries) to, grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a first priority security interest in and Lien upon (subject to Permitted Liens, the limitations set forth herein and the limitations set forth in the other Loan Documents), and pledge to the Collateral Agent for the benefit of Lenders and the other Secured Parties, all of such Credit Party’s or Subsidiary’s properties and assets constituting Collateral, whether now existing or hereafter acquired or existing (including in connection with an Asset Acquisition), to secure the payment and performance in full of all of the Obligations (and to execute and deliver to the Collateral Agent a joinder or pledge amendment to the Security Agreement (in the form(s) attached thereto), as applicable); provided, that such Credit Party’s obligations to take the foregoing actions with respect to any assets acquired as part of an Asset Acquisition and to cause any Subsidiaries incorporated, organized, formed or acquired (including by Stock Acquisition) after the Tranche A Closing Date, including all such Subsidiary’s properties and assets (including in connection with an Asset Acquisition), to take the foregoing actions shall, in each case, be subject to the timing requirements of Section 5.13 or Section 5.14, as applicable. Furthermore, except as otherwise approved in writing by the Collateral Agent, from and after the Tranche A Closing Date, each Credit Party shall, and shall cause each of its Subsidiaries (other than Excluded Subsidiaries) to, grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a first priority security interest in and Lien upon (subject to Permitted Liens, the limitations set forth herein and the limitations set forth in the other Loan Documents), and pledge to the Collateral Agent for the benefit of Lenders and the other Secured Parties, all of the Equity Interests (other than Excluded Equity Interests) in each of its Subsidiaries (other than Excluded Subsidiaries) (and to execute and deliver to the Collateral Agent a joinder or pledge amendment to the Security Agreement (in the form(s) attached thereto), as applicable). In connection with each pledge of certificated Equity Interests required under the Loan Documents, the Credit Parties shall deliver, or cause to be delivered, to the Collateral Agent, in addition to a pledge amendment to the Security Agreement (in the form attached thereto), such certificate(s) together with stock powers or assignments, as applicable, properly endorsed for transfer to the Collateral Agent or duly executed in blank, in each case reasonably satisfactory to the Collateral Agent. In connection with each pledge of uncertificated Equity Interests required under the Loan Documents, the Credit Parties shall deliver, or cause to be delivered, to the Collateral Agent, in addition to a pledge amendment to the Security Agreement (in the form attached thereto), an executed uncertificated stock control agreement among the issuer, the registered owner and the Collateral Agent, substantially in the form attached to the Security Agreement.

(b)    In the event any Credit Party acquires any fee title to real estate in the U.S. with a fair market value (reasonably determined in good faith by a Responsible Officer of such Credit Party) in excess of $5,000,000, unless otherwise agreed by the Collateral Agent, such Person shall execute or deliver, or cause to be executed or delivered, to the Collateral Agent, (i) within sixty (60) days after such acquisition, an appraisal complying with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, (ii) within forty-five (45) days after receipt of notice from the Collateral Agent that such real estate is located in a Special Flood Hazard Area, Federal Flood Insurance, (iii) within sixty (60) days after such acquisition, a fully executed Mortgage, in form and substance reasonably satisfactory to the Collateral Agent, together with an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to the Collateral Agent, in form and substance (including any endorsements) and in an amount reasonably satisfactory to the Collateral Agent insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens (other than Permitted Liens), (iv) simultaneously with such acquisition, then-current A.L.T.A. surveys, certified to the Collateral Agent by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception and (v) within sixty (60) days after such acquisition, an environmental site assessment prepared by a qualified firm reasonably acceptable to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent.

(c)    If any Credit Party becomes (or any New Subsidiary is) a Registered Organization, Borrower or such Credit Party shall (or shall cause such New Subsidiary to) promptly notify the Collateral Agent of such occurrence and provide the Collateral Agent with such Credit Party’s (or New Subsidiary’s) organizational identification number.

(d)    If, as a result of a change in law including any change to a provision of the IRC or future guidance from the IRS or United States Department of Treasury, either: (i) a Credit Party’s pledge of the stock of a Foreign Subsidiary or Foreign Subsidiary Holdco or (ii) a Foreign Subsidiary (in the event Borrower elected pursuant to Section 5.12(a) to cause such Foreign Subsidiary to be a Guarantor hereunder) or Foreign Subsidiary Holdco being a Guarantor hereunder would reasonably be expected to result in an income inclusion for any Credit Party under Section 956 of the IRC (or a successor or similar provision), or the United States Treasury Regulations promulgated thereunder which causes a material adverse tax consequence for a Credit Party, the parties hereto shall cooperate in good faith to amend this Agreement, the Security Agreement and any other applicable Loan Document to eliminate (or, if it is not possible to eliminate, mitigate) such material adverse tax consequence for such Credit Party. Further, if any Credit Party or any of its Subsidiaries at any time after the Tranche A Closing Date forms or acquires a Foreign Subsidiary or Foreign Subsidiary Holdco, the parties hereto shall cooperate in good faith to determine if either (x) a Credit Party’s pledge of the stock of such Foreign Subsidiary or Foreign Subsidiary Holdco or (y) such Foreign Subsidiary Holdco being a Guarantor hereunder would result in an income inclusion for any Credit Party under Section 956 of the IRC (or a successor or similar provision), or the United States Treasury Regulations promulgated thereunder which causes a material adverse tax consequence for a Credit Party. If such material adverse tax consequence for a Credit Party exists, the parties hereto shall cooperate in good faith to structure such pledge or guarantee in a manner that eliminates (or, if it is not possible to eliminate, mitigates to the point that it is not material) such material adverse tax consequence for such Credit Party. If it is not possible to eliminate (or mitigate) the material adverse tax consequence, then, as applicable, and solely if, at each instance, such pledge or guaranty, as applicable, is the cause of such material adverse tax consequence (A) a pledge of up to sixty-five percent (65.0%) of the issued and outstanding voting Equity Interests and one hundred percent (100%) the issued and outstanding non-voting Equity Interests of the Foreign Subsidiary or Foreign Subsidiary Holdco directly owned by a Credit Party shall be permitted and (B) a guarantee by a Foreign Subsidiary Holdco will not be required.

(e)    Notwithstanding anything to the contrary herein, in no event shall any Credit Party or any Subsidiary be required to enter into or deliver any foreign law-governed documents, file or record any documents or agreements (including any agreements relating to Intellectual Property) with any foreign Governmental Authority or take any other actions under foreign law with respect to Collateral held in any jurisdiction other than the United States, Israel or the jurisdiction of such Credit Party or Subsidiary, or, solely upon the occurrence and during the continuance of an Event of Default and by written notice to the Credit Parties, as the Collateral Agent may in its sole discretion otherwise require.

5.13    Formation or Acquisition of Subsidiaries

. If any Credit Party or any of its Subsidiaries at any time after the Tranche A Closing Date incorporates, organizes, forms or acquires (including by a Stock Acquisition) a Subsidiary (including by division) other than an Excluded Subsidiary (a “New Subsidiary”) or if any Credit Party makes an Asset Acquisition (other than an Asset Acquisition in the ordinary course of business), as promptly as practicable but in no event later than thirty (30) days after such incorporation, organization, formation or acquisition or Asset Acquisition: (a) without limiting the generality of clause (c) below, such Credit Party will cause such New Subsidiary or Credit Party, as applicable, to the extent required or applicable to execute and deliver to the Collateral Agent a joinder to the Security Agreement (in the form attached thereto) and any relevant IP Agreement or other Collateral Documents, as applicable; (b) such Credit Party will deliver (or cause to be delivered) to the Collateral Agent (i) true, correct and complete copies of the Operating Documents of such New Subsidiary, (ii) a Secretary’s Certificate, certifying that the copies of the Operating Documents of such New Subsidiary are true, correct and complete (such Secretary’s Certificate to be in form and substance reasonably satisfactory to the Collateral Agent) and (iii) a good standing certificate for such New Subsidiary certified by the Secretary of State (or the equivalent thereof) of its jurisdiction of organization, incorporation or formation (where applicable in the subject jurisdiction); and (c) such Credit Party will cause such New Subsidiary to satisfy all requirements contained in this Agreement (including Section 5.12) and each other Loan Document if and to the extent applicable to such New Subsidiary. The parties hereto agree that any New Subsidiary shall constitute a Credit Party for all purposes hereunder as of the date of the execution and delivery of any joinder contemplated by clause (a) above or the date such New Subsidiary provides any guarantee of the Obligations as contemplated by Section 5.12. Any document, agreement or instrument executed or issued pursuant to this Section 5.13 shall be a Loan Document.

5.14    Post-Closing Requirements

. Parent will, and will cause each of its Subsidiaries, as applicable, to take each of the actions set forth on Schedule 5.14 of the Disclosure Letter within the time period prescribed therefor on such schedule (or such longer period as the Collateral Agent may agree in its sole discretion), which shall include, among other things, that: (a) notwithstanding anything to the contrary in Section 3.1(g) or Section 5.4, the Credit Parties shall have until the date that is thirty (30) days following the Tranche A Closing Date (or such longer period as the Collateral Agent may agree in its sole discretion) to comply with the provisions of Section 5.4 with regards to naming the Collateral Agent, on behalf of the Lenders and the other Secured Parties, as additional insured or loss payee, on any products liability or general liability insurance in the United States regarding Collateral in effect on the Tranche A Closing Date; (b) notwithstanding anything to the contrary in Section 5.5, the Credit Parties shall have until the date that is ninety (90) days following the Tranche A Closing Date (or such longer period as the Collateral Agent may agree in its sole discretion) to comply with the provisions of Section 5.5 with regards to Collateral Accounts of the Credit Parties in existence on the Tranche A Closing Date or opened during such 90-day period; (c) notwithstanding anything to the contrary in Section 6.2(b), the Credit Parties shall have until the date that is thirty (30) days following the Tranche A Closing Date (or such longer period as the Collateral Agent may agree in its sole discretion) to comply with the provisions of Section 6.2(b)(ii) with regards to the location of the primary Books of any Credit Party or any of its Subsidiaries or the location of any material portion of the Collateral on the Tranche A Closing Date or during such 30-day period; and (d) notwithstanding anything to the contrary in Section 3.1(j), the Credit Parties shall have until the date that is 21 days following the Tranche A Closing Date (or such longer period as the Collateral Agent may agree in its sole discretion) to deliver (x) a copy of the amendment to the Security Agreement/Debenture Unlimited in Amount, dated April 4, 2021, between Parent and RTW Investments ICAV (for and on behalf of its sub-fund, RTW Fund 2), acknowledging the creation of a first priority security interest in and Lien upon the Collateral in favor of the Collateral Agent for the benefit of Lenders and the other Secured Parties and providing that such security interest and Lien is senior in priority to any and all security interests and Liens in favor of RTW Investments ICAV thereunder, and (y) evidence of the filing of such amended Security Agreement/Debenture Unlimited in Amount with the Israeli Registrar of Companies (such evidence to be in form and substance reasonably satisfactory to the Collateral Agent). All representations and warranties and covenants contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to take the actions set forth on Schedule 5.14 of the Disclosure Letter within the time periods set forth therein, rather than elsewhere provided in the Loan Documents, such that to the extent any such action set forth in Schedule 5.14 of the Disclosure Letter is not overdue, the applicable Credit Party shall not be in breach of any representation or warranty or covenant contained in this Agreement or any other Loan Document applicable to such action for the period from the Tranche A Closing Date until the date on which such action is required to be fulfilled as set forth on Schedule 5.14 of the Disclosure Letter.

5.15    Environmental

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(a)    Deliver to the Collateral Agent:

(i)    as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Parent or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any material Environmental Claims;

(ii)    promptly upon a Responsible Officer of any Credit Party or any of its Subsidiaries obtaining knowledge of the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported to any federal, state, local or foreign governmental or regulatory agency under any applicable Environmental Laws, (B) any remedial action taken by any Credit Party or any other Person in response to (x) any Hazardous Materials Activities, the existence of which, individually or in the aggregate, could reasonably be expected to result in one or more Environmental Claims resulting in a Material Adverse Change, or (y) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (C) any Credit Party’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, provided, that with respect to real property adjoining or in the vicinity of any Facility, Borrower shall have no duty to affirmatively investigate or make any efforts to become or stay informed regarding any such adjoining or nearby properties;

(iii)    as soon as practicable following the sending or receipt thereof by any Credit Party, a copy of any and all written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, (B) any Release required to be reported to any federal, state, local or foreign governmental or regulatory agency, and (C) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether any Credit Party or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;

(iv)    prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to (x) expose Parent or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in a Material Adverse Change or (y) affect the ability of Parent or any of its Subsidiaries to maintain in full force and effect all material Governmental Approvals required under any Environmental Laws for their respective operations and (B) any proposed action to be taken by Parent or any of its Subsidiaries to modify current operations in a manner that, individually or taken together with any other such proposed actions, could reasonably be expected to subject Parent or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

(v)    with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Collateral Agent in relation to any matters disclosed pursuant to this Section 5.15(a).

(b)    Each Credit Party shall, and shall cause each of its Subsidiaries to, promptly take any and all actions reasonably necessary to (i) cure any violation of applicable Environmental Laws by Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (ii) make an appropriate response to any Environmental Claim against Parent or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

5.16    Inventory; Returns; Maintenance of Properties

. Keep all Inventory which constitutes Product in good and marketable condition, free from material defects and otherwise keep all Inventory which constitutes Product in material compliance with all applicable FDA Laws (including, for the avoidance of doubt, all foreign or United States state equivalents), as applicable. Returns and allowances between a Credit Party and its Account Debtors shall follow such Credit Party’s customary practices. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, all material tangible properties used or useful in its respective business, and from time to time will make or cause to be made all commercially reasonable repairs, renewals and replacements thereof except where failure to do so could not reasonably be expected to result in a Material Adverse Change.

5.17    Regulatory Obligations; Maintenance of FDA Approval; Manufacturing, Marketing and Distribution

●    . (a)(i) Comply in all material respects with FDA post-approval requirements (and applicable foreign or United States state equivalents) for Product in the Territory, (ii) maintain all Regulatory Approvals required or otherwise material to manufacture, market and distribute Product in the Territory, (iii) with respect to each calendar year commencing with calendar year 2022, maintain manufacturing capacity to sell JELMYTO® in the Territory in sufficient quantities to satisfy or exceed either (x) the net sales amount for such calendar year set forth in the JELMYTO® Revenue Forecast or (y) the expected needs of patients with the disease or condition for which JELMYTO® was designated as an Orphan Drug for such calendar year, as reasonably determined by Responsible Officers of the Credit Parties in good faith; unless, however, that, with respect to any such calendar year, if the net sales amount for such calendar year set forth in the JELMYTO® Revenue Forecast would not be sufficient to meet reasonably anticipated demand for such calendar year, in which case, maintain manufacturing capacity to sell JELMYTO® in the Territory in sufficient quantities to satisfy or exceed the needs of patients with the disease or condition for which JELMYTO® was designated as an Orphan Drug for such calendar year.

(b)    Deliver to the Collateral Agent, as promptly as practicable after a Responsible Officer of any Credit Party shall have obtained knowledge thereof, written notice describing in reasonable detail any instance where the Credit Party or any of its Subsidiaries has a reasonable expectation that there are grounds for imposition of a clinical hold, as described in 21 C.F.R. § 312.42.

5.18    Collateral Documents

. Comply in all respects with all of its covenants, agreements, undertakings and obligations arising under each Collateral Document to which it is a party.

6    NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), such Credit Party shall not, and shall cause each of its Subsidiaries not to:

6.1    Dispositions

. Convey, sell, lease, transfer, exchange, assign, covenant not to sue, enter into a coexistence agreement, exclusively or nonexclusively license out, or otherwise dispose of (including any sale-leaseback or any transfer of assets pursuant to a plan of division), directly or indirectly and whether in one or a series of transactions (collectively, “Transfer”), all or any part of its properties or assets constituting Collateral (including, for the avoidance of doubt, any Equity Interests constituting Collateral issued by any Subsidiary which are owned or otherwise held by such Credit Party) or any Company IP that does not constitute Collateral under the Loan Documents but is related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of Product in the Territory; except, in each case of this Section 6.1, for Permitted Transfers not otherwise expressly prohibited under Section 6.6(b).

6.2    Fundamental Changes; Location of Collateral

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(a)    Without at least ten (10) days prior written notice to the Collateral Agent, solely in the case of a Credit Party: (i) change its jurisdiction of organization, incorporation or formation, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change any organizational number (if any) assigned by its jurisdiction of organization, incorporation or formation.

(b)    Maintain its primary Books at or deliver any Collateral with a fair market value (reasonably determined in good faith by a Responsible Officer of Borrower), individually or together with any other Collateral, in excess of $1,000,000 to, one or more mortgaged or leased locations or one or more warehouses, processors or bailees, as applicable, unless, subject to the timing requirements of Section 5.14 (solely with respect to such locations, warehouses, processors or bailees where such Books or Collateral is located on the Tranche A Closing Date or during the 60-day period following the Tranche A Closing Date), such Credit Party uses commercially reasonable efforts to deliver to the Collateral Agent a Collateral Access Agreement for such mortgaged or leased location or such warehouse, processor or bailee governing such Books or such Collateral (as applicable) and the location at which such Books are maintained or to which such Collateral has been delivered (as applicable), in each case in form and substance reasonably satisfactory to the Collateral Agent, as promptly as practicable (and in no event later than sixty (60) days after) such Books are maintained or such Collateral is delivered to such mortgaged or leased location or warehouse, processor or bailee (as applicable). Notwithstanding anything to the contrary herein, such obligation to deliver Collateral Access Agreements will not apply to any inventory or assets while in transit.

6.3    Mergers, Acquisitions, Liquidations or Dissolutions

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(a)    Merge, divide itself into two (2) or more entities, consolidate, liquidate or dissolve, or permit any of its Subsidiaries to merge, divide itself into two (2) or more entities, consolidate, liquidate or dissolve with or into any other Person, except that:

(i)    any Subsidiary of Parent may merge or consolidate with or into a Credit Party, provided that the Credit Party is the surviving entity,

(ii)    any Subsidiary of Parent may merge or consolidate with any other Subsidiary of Parent, provided that if any party to such merger or consolidation is a Credit Party then either (x) such Credit Party is the surviving entity or (y) the surviving or resulting entity executes and delivers to the Collateral Agent a joinder to the Security Agreement in the form attached thereto and any relevant IP Agreement or other Collateral Documents, as applicable, and otherwise satisfies the requirements of Section 5.13 substantially contemporaneously with completion of such merger or consolidation;

(iii)    any Subsidiary of Parent may divide itself into two (2) or more entities or be dissolved or liquidated, provided that if such Subsidiary is a Credit Party, the properties and assets of such Subsidiary are allocated or distributed to an existing or newly-formed Credit Party; and

(iv)    any Permitted Acquisition or Permitted Investment may be structured as a merger or consolidation.

(b)    make, or permit any of its Subsidiaries to make, Acquisitions outside the ordinary course of business, including any purchase of the assets of any division or line of business of any other Person, other than Permitted Acquisitions or Permitted Investments. For the avoidance of doubt, nothing herein shall prohibit any Credit Party or its Subsidiaries from entering into in-licensing agreements; provided that, in each case, no Indebtedness not otherwise permitted hereunder is incurred or assumed in connection therewith.

6.4    Indebtedness

. Directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness (including any Indebtedness consisting of obligations evidenced by a bond, debenture, note or other similar instrument) that is not Permitted Indebtedness; provided, however, that the accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.4.

6.5    Encumbrances

. Except for Permitted Liens, (i) create, incur, allow, or suffer to exist any Lien on any Collateral (including, for the avoidance of doubt, any Equity Interests constituting Collateral issued by any Subsidiary which are owned or otherwise held by such Credit Party), or (ii) permit (other than pursuant to the terms of the Loan Documents) any material portion of the Collateral (including, for the avoidance of doubt, any Equity Interests constituting Collateral issued by any Subsidiary which are owned or otherwise held by such Credit Party) not to be subject to the first priority security interest granted in the Loan Documents or otherwise pursuant to the Collateral Documents, in each case of this clause (ii), other than as a direct result of any action by the Collateral Agent or any Lender or failure of the Collateral Agent or any Lender to perform an obligation thereof under the Loan Documents.

6.6    No Further Negative Pledges; Negative Pledge

.

(a)    No Credit Party nor any of its Subsidiaries shall enter into any agreement, document or instrument directly or indirectly prohibiting (or having the effect of prohibiting) or limiting the ability of such Credit Party or Subsidiary to create, incur, assume or suffer to exist any Lien upon any Collateral, whether now owned or hereafter acquired, in favor of the Collateral Agent, for the benefit of Lenders and the other Secured Parties, with respect to the Obligations or under the Loan Documents, in each case of this Section 6.6, other than Permitted Negative Pledges.

(b)    Notwithstanding Section 6.1, no Credit Party will Transfer, or create, incur, allow or suffer to exist any Lien on, any Equity Interests constituting Collateral issued by any Subsidiary which are owned or otherwise held by such Credit Party, except for: (i) Permitted Liens; (ii) transfers between or among Credit Parties, provided that any and all steps as may be reasonably required to be taken in order to create and maintain a first priority security interest in and Lien upon such Equity Interests in favor of the Collateral Agent, for the benefit of Lenders and the other Secured Parties, are taken contemporaneously with the completion of any such transfer; and (iii) sales, assignments, transfers, exchanges or other dispositions to qualify directors if required by Requirements of Law or otherwise permitted under this Agreement, provided that such sale, assignment, transfer, exchange or other disposition shall be for the minimum number of Equity Interests as are necessary for such qualification under Requirements of Law.

6.7    Maintenance of Collateral Accounts

. Maintain any Collateral Account except in accordance with the terms of Section 5.5 hereof.

6.8    Distributions; Investments

.

(a)    Pay any dividends or make any distribution or payment on, or redeem, retire or repurchase any of its Equity Interests, except, in each case of this Section 6.8, for Permitted Distributions, Permitted Transactions and Permitted Equity Derivatives.

(b)    Directly or indirectly make any Investment other than Permitted Acquisitions and Permitted Investments.

For the avoidance of doubt, nothing in this Section 6.8 shall prohibit any Credit Party or its Subsidiaries from entering into in-licensing agreements; provided, however, that, in each case, no Indebtedness that is not Permitted Indebtedness is incurred or assumed in connection therewith.

6.9    No Restrictions on Subsidiary Distributions

. No Credit Party nor any of its Subsidiaries shall enter into any agreement, document or instrument directly or indirectly prohibiting (or having the effect of prohibiting) or limiting the ability of any Subsidiary of Parent to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Parent or any other Subsidiary of Parent, (b) repay or prepay any Indebtedness owed by such Subsidiary to Parent or any other Subsidiary of Parent, (c) make loans or advances to Borrower or any other Subsidiary of Parent, or (d) transfer, lease or license any Collateral to Borrower or any other Subsidiary of Parent, except, in each case of this Section 6.9, for Permitted Subsidiary Distribution Restrictions.

6.10    Subordinated Debt; Permitted Convertible Indebtedness

. Notwithstanding anything to the contrary in this Agreement:

(a)    Make or permit any voluntary or optional prepayment or repayment of the outstanding principal amount of any Subordinated Debt other than in accordance with the express terms of a subordination, intercreditor or other similar agreement relating to such Subordinated Debt, if any, that is in form and substance reasonably satisfactory to the Collateral Agent;

(b)    Make or permit any payment of interest (including accrued and unpaid interest) in cash on or in respect of any Subordinated Debt at any time that a Default or Event of Default shall have occurred and be continuing other than in accordance with the express terms of a subordination, intercreditor or other similar agreement relating to such Subordinated Debt, if any, that is in form and substance reasonably satisfactory to the Collateral Agent; or

(c)    Amend, restate, supplement or otherwise modify any terms, conditions or other provisions of any Subordinated Debt, or any agreement, instrument or other document relating thereto, in any manner which would contravene in any respect any of the foregoing or adversely affect the payment or priority subordination thereof (as applicable) to Obligations owed to Lenders, in each case except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt, if any, is subject, without the prior written consent of the Collateral Agent (in its sole discretion).

(d)    For the avoidance of doubt, no Credit Party shall, and shall cause each of its Subsidiaries not to, directly or indirectly, create, incur, assume or guaranty, or otherwise become directly or indirectly liable with respect to, any Subordinated Debt except as otherwise expressly permitted hereunder.

(e)    Make or permit any voluntary or optional prepayment or repayment of the outstanding amount of any Indebtedness under the Pre-Paid Forward Contract or other PPFC Documents (including any principal or interest), or amend, restate, supplement or otherwise modify any terms, conditions or other provisions of such Indebtedness or the Pre-Paid Forward Contract or other PPFC Documents in any manner which would contravene in any respect any of the foregoing or adversely affect the payment or priority subordination thereof (as applicable) to Obligations owed to Lenders, in each case other than in accordance with the express terms of the RTW Intercreditor Agreement.

(f)    No Credit Party shall, and shall cause each of its Subsidiaries not to, directly or indirectly, make (or exercise any option with respect thereto) any payment, prepayment, repurchase or redemption for cash of any Permitted Convertible Indebtedness unless and until all of the Obligations are paid in full, other than to the extent made solely with the proceeds of any issuance of Equity Interests or Permitted Convertible Indebtedness, provided, that nothing in this Section 6.10(e) shall prohibit or otherwise restrict (v) scheduled cash interest payments, (w) required cash payments of accrued but unpaid interest upon repurchase or redemption thereof, (x) cash payments in lieu of any fractional share issuable upon conversion thereof, (y) required cash payments of any amounts due upon the scheduled maturity thereof or (z) any ordinary course fees or other expenses in connection therewith.

6.11    Amendments or Waivers of Organizational Documents

. Amend, restate, supplement or otherwise modify, or waive, any provision of its Operating Documents in a manner that would reasonably be expected to result in a Material Adverse Change.

6.12    Compliance

.

(a)    Become an “investment company” under the Investment Company Act of 1940, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose;

(b)    No ERISA Affiliate shall cause or suffer to exist (i) any event that would result in the imposition of a Lien on any assets or properties of any Credit Party or a Subsidiary of a Credit Party with respect to any Plan or Multiemployer Plan or (ii) any other ERISA Event that, in the case of clauses (i) and (ii), could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change; or

(c)    Permit the occurrence of any other event with respect to any present pension, profit sharing or deferred compensation plan which could reasonably be expected to result in a Material Adverse Change.

6.13    Compliance with Sanctions and Anti-Money Laundering Laws

. The Collateral Agent and each Lender hereby notifies each Credit Party that pursuant to the requirements of Sanctions and Anti-Money Laundering Laws, and such Person’s policies and practices, the Collateral Agent and each Lender is required to obtain, verify and record certain information and documentation that identifies each Credit Party and its principals, which information includes the name and address of each Credit Party and its principals and such other information that will allow the Collateral Agent and each Lender to identify such party in accordance with Sanctions and Anti-Money Laundering Laws. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries or controlled Affiliates to, directly or indirectly, knowingly enter into any documents or contracts with any Sanctioned Person to the extent such action is prohibited under Sanctions or Anti-Money Laundering Laws. Each Credit Party shall notify the Collateral Agent and each Lender in writing promptly (but in any event within five (5) Business Days after) a Responsible Officer of any Credit Party becomes aware that any Credit Party or any Subsidiary or Affiliate of any Credit Party is a Sanctioned Person or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries or Affiliates to, directly or indirectly, (i) conduct any prohibited business or engage in any prohibited transaction or deal with any Sanctioned Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Sanctions, or (iii) engage in or conspire to engage in any transaction that evades or avoids or violates, or has the purpose of evading or avoiding, or attempts to violate, any of prohibitions under applicable Sanctions or Anti-Money Laundering Laws.

6.14    Amendments or Waivers of Company IP Agreements

. (a) Waive, amend, cancel or terminate, exercise or fail to exercise, any material rights constituting or relating to any of the Company IP Agreements or (b) breach, default under, or take any action or fail to take any action that, with the passage of time or the giving of notice or both, would constitute a default or event of default under any of the Company IP Agreements, in each case of this Section 6.14, which, individually or taken together with any other such waivers, amendments, cancellations, terminations, exercises or failures, could reasonably be expected to materially and adversely impact the ability to develop, commercialize or exploit JELMYTO® in the Specified Territory or any Credit Party’s or Subsidiary’s rights in respect of JELMYTO®.

7    EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

7.1    Payment Default

. Any Credit Party fails to (a) make any payment of any principal of the Term Loans when and as the same shall become due and payable, whether at the due date thereof (including pursuant to Section 2.2(c)) or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise, or (b) within five (5) Business Days after the same becomes due and payable, any payment of interest or premium pursuant to Section 2.2, including any applicable Additional Consideration, Makewhole Amount or Prepayment Premium, or any other Obligations (which such five (5) Business Day cure period shall not apply to any such payments due on the Term Loan Maturity Date or such earlier date pursuant to Section 2.2(c)(ii) or Section 2.2(c)(iii) hereof or the date of acceleration pursuant to Section 8.1(a) hereof). A failure to pay any such interest, premium or Obligations pursuant to the foregoing clause (b) prior to the end of such five (5) Business Day-period shall not constitute an Event of Default (unless such payment is due on the Term Loan Maturity Date or such earlier date pursuant to Section 2.2(c)(ii) or Section 2.2(c)(iii) hereof or the date of acceleration pursuant to Section 8.1(a) hereof).

7.2    Covenant Default

.

(a)    The Credit Parties: (i) fail or neglect to perform any obligation in Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.10, 5.12, 5.13, 5.14 5.16 or 5.17 or (ii) violate or breach any covenant or agreement in Section 6; or

(b)    The Credit Parties fail or neglect to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents on its part to be performed, kept or observed and such failure or neglect continues for twenty (20) days, after the earlier of the date on which (i) a Responsible Officer of any Credit Party becomes aware of such failure or neglect and (ii) written notice thereof shall have been given to Borrower by the Collateral Agent or any Lender. Cure periods provided under this Section 7.2(b) shall not apply, among other things, to any of the covenants referenced in clause (a) above.

(c)    The Tranche C Closing Date does not occur by September 30, 2024, unless (i) each of the conditions precedent to each Lender’s obligation to advance its Applicable Percentage of the Tranche C Loan has been satisfied (or waived in accordance with Section 11.5) prior to September 30, 2024 and (ii) the failure of the Tranche C Closing Date to occur by September 30, 2024 is solely caused by the failure of Lenders to fund the Tranche C Loan by September 30, 2024 in accordance with Section 3.7.

7.3    Material Adverse Change

. A Material Adverse Change occurs.

7.4    Attachment; Levy; Restraint on Business

.

(a)    (i) The service of process seeking to attach, by trustee or similar process, any funds of any Credit Party or of any entity under the control of any Credit Party (including a Subsidiary) in excess of $10,000,000 on deposit or otherwise maintained with the Collateral Agent, or (ii) a notice of lien or levy is filed against any of material portion of Collateral by any Governmental Authority, and the same under sub-clauses (i) and (ii) hereof are not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, that no Credit Extensions shall be made during any thirty (30) day cure period; or

(b)    (i) Any material portion of Collateral is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Parent and its Subsidiaries from conducting any material part of their business, taken as a whole.

7.5    Insolvency

.

(a)    An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking: (i) relief in respect of any Credit Party, or of a substantial part of the property of any Credit Party, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of the property or assets of any Credit Party; or (iii) the winding-up or liquidation of any Credit Party, and such proceeding or petition shall continue undismissed or unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(b)    Any Credit Party shall: (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (a) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of the property or assets of any Credit Party; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate (except as otherwise expressly permitted hereunder).

7.6    Other Agreements

.

(a)    Any Credit Party fails to pay any Indebtedness (other than the Indebtedness represented by this Agreement and the other Loan Documents) within any applicable grace period after such payment is due and payable (including at final maturity) or after the acceleration of any such Indebtedness by the holder(s) thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000.

(b)    Parent fails to make any payments under the terms of the Pre-Paid Forward Contract when due or payable (after expiration of any applicable grace period) or an insolvency event or similar event occurs under the terms of the Pre-Paid Forward Contract.

7.7    Judgments

. One or more final, non-appealable judgments, orders, or decrees for the payment of money in an amount in excess of $10,000,000 (but excluding any final judgments, orders, or decrees for the payment of money that are covered by independent third-party insurance as to which liability has not been denied by such insurance carrier or by an indemnification claim against a solvent and unaffiliated Person that is not a Credit Party as to which such Person has not denied liability for such claim), shall be rendered against one or more Credit Parties and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

7.8    Misrepresentations

. Any Credit Party or any Person acting for any Credit Party makes or is deemed to make any representation, warranty, or other statement now or later in this Agreement, any other Loan Document or in any writing delivered to the Collateral Agent or any Lender or to induce the Collateral Agent or any Lender to enter this Agreement or any other Loan Document, and such representation, warranty, or other statement is incorrect in any material respect (or, to the extent any such representation, warranty or other statement is qualified by materiality or Material Adverse Change, in any respect) when made or deemed to be made.

7.9    Loan Documents; Collateral

. Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party, or any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any material portion of the Collateral purported to be covered thereby or such security interest shall for any reason (other than pursuant to the terms of the Loan Documents) cease to be a perfected and first priority security interest in any material portion of the Collateral subject thereto, subject only to Permitted Liens, in each case, other than as a direct result of any action by the Collateral Agent or any Lender or failure of the Collateral Agent or any Lender to perform an obligation thereof under the Loan Documents.

7.10    ERISA Event

. An ERISA Event occurs that, individually or taken together with any other ERISA Events, results or could reasonably be expected to result in a Material Adverse Change, or the imposition of a Lien under Section 303(k) of ERISA on any Collateral that could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.

7.11    Intercreditor Agreement

. A material default or breach occurs under the RTW Intercreditor Agreement or any other subordination, intercreditor or other similar agreement with respect to any Permitted Indebtedness that constitutes Subordinated Debt or Permitted Convertible Indebtedness, or any creditor party to such an agreement with the Collateral Agent (or Lenders) and any Credit Party breaches the terms of such agreement in any material respect; provided, that material defaults or breaches for the purposes of this Section 7.11 shall include breaches of payment, enforcement and subordination provisions or restrictions. For the avoidance of doubt, default or breaches by any Secured Party shall not constitute an Event of Default hereunder.

8    RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT

8.1    Rights and Remedies

. While an Event of Default occurs and continues, the Collateral Agent may, or at the request of the Required Lenders, will, without notice or demand:

(a)    declare all Obligations (including, for the avoidance of doubt, any and all amounts payable pursuant to Section 2.2(e), Section 2.2(f), Section 2.4 and Section 2.7, in each case as applicable) immediately due and payable (but if an Event of Default described in Section 7.5 occurs, all Obligations, including any and all amounts payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable, are automatically and immediately due and payable without any notice, demand or other action by the Collateral Agent or any Lender), whereupon all Obligations for principal, interest, premium or otherwise (including, for the avoidance of doubt, any and all amounts payable pursuant to Section 2.2(e), Section 2.2(f), Section 2.4 and Section 2.7, in each case as applicable) shall become due and payable by Borrower without presentment for payment, demand, notice of protest or other demand or notice of any kind, which are all expressly waived by the Credit Parties hereby;

(b)    stop advancing money or extending credit for Borrower’s benefit under this Agreement;

(c)    settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that the Collateral Agent considers advisable, notify any Person owing Borrower money of the Collateral Agent’s security interest, for the benefit of the Lenders and the other Secured Parties, in such funds, and verify the amount of the Collateral Accounts;

(d)    make any payments and do any acts it considers necessary or reasonable to protect the Collateral or the Collateral Agent’s security interest, for the benefit of Lenders and the other Secured Parties, in the Collateral. Parent or Borrower, as applicable, shall assemble the Collateral if the Collateral Agent or the Required Lenders requests and make it available as the Collateral Agent designates or the Required Lenders designate. The Collateral Agent or its agents or representatives may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien that appears to be prior or superior to its security interest, for the benefit of Lenders and the other Secured Parties, and pay all expenses incurred. Each of Parent and Borrower grants the Collateral Agent an irrevocable, royalty-free license or other right to enter, use, operate and occupy (and for its agents or representatives to enter, use, operate and occupy), without charge, any such premises to exercise any of the Collateral Agent’s or any Lender’s rights or remedies under this Section 8.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, advertise for sale, sell, assign, license out, convey, transfer or grant options to purchase any Collateral);

(e)    apply to the Obligations (i) any balances and deposits of Borrower it holds, (ii) any amount held by the Collateral Agent owing to or for the credit or the account of Borrower or (iii) any balance from any Collateral Account of any Credit Party or instruct the bank at which any such Collateral Account is maintained to pay the balance of any such Collateral Account to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, or to any Lender on behalf of itself and the other Secured Parties, as the Collateral Agent shall direct;

(f)    ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. With respect to any and all Intellectual Property owned or held by any Credit Party and included in Collateral, each Credit Party hereby grants to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, as of the Tranche A Closing Date: (i) an irrevocable, non-exclusive, assignable, royalty-free license or other right to use (and for its agents or representatives to use), without charge, including the right to sublicense, use and practice, any and all such Intellectual Property in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, advertise for sale, sell, assign, license out, convey, transfer or grant options to purchase any Collateral, and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof; and (ii) in connection with the Collateral Agent’s exercise of its rights or remedies under this Section 8.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), each Credit Party’s rights under all licenses and all franchise contracts inure to the benefit of all Secured Parties;

(g)    place a “hold” on any account maintained with the Collateral Agent or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(h)    demand and receive possession of the Books of any Credit Party regarding Collateral; and

(i)    exercise all rights and remedies available to the Collateral Agent or any Lender under the Collateral Documents or any other Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Each of the Collateral Agent and Lender agrees that in connection with any foreclosure or other exercise of rights under this Agreement or any other Loan Document with respect to any Intellectual Property included in the Collateral, the rights of the licensees under any license of such Intellectual Property will not be terminated, limited or otherwise adversely affected so long as no default exists thereunder in a way that would permit the licensor to terminate such license (commonly termed a non-disturbance). Without limitation to any other provision herein or in any other Loan Document, while an Event of Default occurs and continues, at the Collateral Agent’s or the Required Lenders’ request, representatives from Borrower and the Collateral Agent shall promptly meet (in person or telephonically) to discuss in good faith how to collect, receive, appropriate and realize upon Borrower’s rights and interests in, to and under any Company IP Agreement, including in connection with any foreclosure or other exercise of the Collateral Agent’s or any Lender’s rights with respect thereto. If Borrower and the Collateral Agent do not mutually agree with respect thereto within ten (10) Business Days after such request by the Collateral Agent (or such later date as agreed by the Collateral Agent), then the Collateral Agent may request Borrower to, and Borrower (promptly following the receipt of such request) shall, use reasonable best efforts to obtain the written consent of any counterparty to the exercise by the Collateral Agent or any Lender of any and all rights and remedies under this Agreement or any other Loan Document with respect to any Company IP Agreement, in form and substance reasonably satisfactory to the Collateral Agent.

8.2    Power of Attorney

. Borrower hereby irrevocably appoints the Collateral Agent and any Related Party thereof as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Collateral Accounts directly with depository banks where the Collateral Accounts are maintained, for amounts and on terms the Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s products liability or general liability insurance policies maintained in any jurisdiction regarding Collateral; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of the Collateral Agent or a third party as the Code permits. Borrower hereby appoints the Collateral Agent and any Related Party thereof as its lawful attorney-in-fact to file or record any documents necessary to perfect or continue the perfection of the Collateral Agent’s security interest, for the benefit of Lenders and the other Secured Parties, in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) have been satisfied in full and no Lender is under any further obligation to make Credit Extensions hereunder. The foregoing appointment of the Collateral Agent and any Related Party thereof as Borrower’s attorney in fact, and all of the Collateral Agent’s (or such Related Party’s) rights and powers, coupled with an interest, are irrevocable until all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) have been fully repaid and performed and each Lender’s obligation to provide Credit Extensions terminates.

8.3    Application of Payments and Proceeds Upon Default

. If an Event of Default has occurred and is continuing, the Collateral Agent shall apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Collateral Accounts or disposition of any other Collateral, or otherwise, to the Obligations in such order as the Collateral Agent shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Lenders for any deficiency. If the Collateral Agent or any Lender directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, the Collateral Agent or such Lender, as applicable, shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by the applicable Lender(s) of cash therefor.

8.4    Collateral Agent’s Liability for Collateral

. So long as the Collateral Agent complies with Requirements of Law regarding the safekeeping of the Collateral in the possession or under the control of the Collateral Agent and absent bad faith, gross negligence or willful misconduct of the Collateral Agent, the Collateral Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; or (c) any act or default of any other Person. In no event shall the Collateral Agent or any Lender have any liability for any diminution in the value of the Collateral for any reason except as a result of Collateral Agent’s bad faith, gross negligence or willful misconduct. Borrower bears all risk of loss, damage or destruction of the Collateral.

8.5    No Waiver; Remedies Cumulative

. The Collateral Agent’s or any Lender’s failure, at any time or times, to require strict performance by Borrower or any other Person of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of the Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Each of the Collateral Agent’s and Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Each of the Collateral Agent and Lenders has all rights and remedies provided under the Code, by law, or in equity. The exercise by the Collateral Agent or any Lender of one right or remedy is not an election and shall not preclude the Collateral Agent or any Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and the waiver by the Collateral Agent or any Lender of any Event of Default is not a continuing waiver. The Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

8.6    Demand Waiver; Makewhole Amount; Prepayment Premium; Additional Consideration

. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Collateral Agent on which Borrower is liable. Borrower acknowledges and agrees that if the maturity of all Obligations shall be accelerated pursuant to Section 8.1(a) by reason of the occurrence of an Event of Default, the applicable Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable, shall become due and payable by Borrower upon such acceleration, whether such acceleration is automatic or is effected by the Collateral Agent’s or any Lender’s declaration thereof, as provided in Section 8.1(a), and shall also become due and payable in the event the Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means, and Borrower shall pay the applicable Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable, as compensation to Lenders for the loss of its investment opportunity and not as a penalty, and Borrower waives any right to object thereto in any voluntary or involuntary bankruptcy, insolvency or similar proceeding or otherwise. Borrower further acknowledges and agrees that if the maturity of all Obligations shall be accelerated pursuant to Section 8.1(a) by reason of the occurrence of an Event of Default, each of the Tranche C Additional Consideration and the Tranche D Additional Consideration that is payable pursuant to Section 2.7(b) and Section 2.7(c), to the extent not already paid, shall become due and payable by Borrower upon such acceleration, whether such acceleration is automatic or is effected by the Collateral Agent’s or any Lender’s declaration thereof, as provided in Section 8.1(a), and shall also become due and payable in the event the Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means, and Borrower’s obligation to pay the Tranche C Additional Consideration pursuant to Section 2.7(b) and the Tranche D Additional Consideration pursuant to Section 2.7(c), as applicable, shall be compensation to Lenders for its commitment to fund the Tranche C Loan and the Tranche D Loan, respectively, and the loss of its investment opportunity in connection therewith and not a penalty, and Borrower waives any right to object thereto in any voluntary or involuntary bankruptcy, insolvency or similar proceeding or otherwise.

9    NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; (d) when delivered, if hand-delivered by messenger; or (e) if sent by electronic mail, when received in readable form, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address (if any) indicated below. Any party to this Agreement may change its mailing or electronic mail address or facsimile number by giving all other parties hereto written notice thereof in accordance with the terms of this Section 9.

If to Borrower or any other Credit Party:

c/o UroGen Pharma Ltd.
400 Alexander Park Drive
Princeton, New Jersey 08540
Attn: Chief Financial Officer
Email: don.kim@urogen.com and legal@urogen.com

with copies to (which shall not constitute notice) to:

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121-1909

Attn: Charles J. Bair
Facsimile: 858 550 6420

Email: cbair@cooley.com

If to Collateral Agent:         BioPharma Credit Plc

c/o Link Group, Company Matters Ltd.

6th Floor

65 Gresham Street

London EC2V 7NQ

United Kingdom

Attn: Company Secretary

Tel: +44 01 392 477 500

Fax: +44 01 392 438 288

Email: biopharmacreditplc@linkgroup.co.uk

with copies (which shall not constitute notice) to:

Pharmakon Advisors, LP

110 East 59th Street, #2800

New York, NY 10022

Attn: Pedro Gonzalez de Cosio

Phone: +1 (212) 883-2296

Fax: +1 (917) 210-4048

Email: pharmakon@pharmakonadvisors.com

and

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036-6745
Attn: Geoffrey E. Secol
Phone: (212) 872-8081
Fax: (212) 872-1002
Email: gsecol@akingump.com

If to any Lender:         To the address of such Lender set forth on Exhibit D attached hereto with copies (which shall not constitute notice) to:

Pharmakon Advisors LP
110 East 59th Street, #2800
New York, NY 10022
Attn: Pedro Gonzalez de Cosio
Phone: +1 (212) 883-2296
Fax: +1 (917) 210-4048
Email: pharmakon@pharmakonadvisors.com

and

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036-6745
Attn: Geoffrey E. Secol
Phone: (212) 872-8081
Fax: (212) 872-1002
Email: gsecol@akingump.com

10    CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCLUDING THOSE LOAN DOCUMENTS THAT BY THEIR OWN TERMS ARE EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL APPLY TO THAT EXTENT. Except as contemplated by the immediately succeeding paragraph, each party hereto submits to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Requirements of Law, in such Federal court; provided, however, that nothing in this Agreement shall be deemed to operate to preclude the Collateral Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Collateral Agent or any Lender. Each Credit Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Credit Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Credit Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party at the address set forth in (or otherwise provided in accordance with the terms of) Section 9 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

The preceding paragraph notwithstanding, each of the Collateral Agent or Lenders may, in its sole discretion and election, initiate and file legal proceedings in any matter related to this Agreement in the State of Israel. In any such event, the competent courts in Tel-Aviv-Jaffa, Israel, shall have sole and exclusive jurisdiction in relation to any such proceeding.

TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY CLAIM, SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN OR RELATED HERETO OR THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PARTY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10 AND (C) HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

11    GENERAL PROVISIONS

11.1    Successors and Assigns

.

(a)    This Agreement binds and is for the benefit of the parties hereto and their respective successors and permitted assigns.

(b)    No Credit Party may transfer, pledge or assign this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder without the prior written consent of each Lender. Subject to Section 11.1(d), any Lender may at any time sell, transfer, assign or pledge this Agreement or any other Loan Document or any of its rights or obligations hereunder or thereunder, or grant a participation in all or any part of, or any interest in, such Lender’s obligations, rights or benefits under this Agreement and the other Loan Documents, including with respect to any Term Loan (or any portion thereof), to any other Lender, any Affiliate of any Lender or any third Person without Borrower’s consent (any such sale, transfer, assignment, pledge or grant of a participation, a “Lender Transfer”); provided, however, that no Lender may make a Lender Transfer to a Disqualified Assignee without Borrower’s prior written consent except after the occurrence and during the continuance of an Event of Default (in which case such consent is not required); provided, further, that no Lender may make a Lender Transfer to any third Person if such Lender Transfer would result in material adverse tax consequences to Borrower or Parent, in the reasonable judgment of the Collateral Agent after consultation with Borrower, without Borrower’s prior written consent except after the occurrence and during the continuance of an Event of Default (in which case such consent is not required).

(c)    In the case of a Lender Transfer in the form of a participation granted by any Lender to any third party, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, (iii) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) any agreement or instrument pursuant to which such Lender sells such participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, restatement, supplement or other modification hereto, in each case subject to the terms and conditions of this Agreement. Borrower agrees that each participant shall be entitled to the benefits of Sections 2.5 and 2.6 (subject to the requirements and limitations therein, including the requirements under Section 2.6(d) (it being understood that the documentation required under Section 2.6(d) shall be delivered to the applicable Lender)) to the same extent as if it were a Person that had acquired its interest by assignment pursuant to clause (b) above; provided that, with respect to any participation, such participant shall not be entitled to receive any greater payment under Sections 2.5 or 2.6 than the applicable Lender (i.e., the party that participated the interest) would have been entitled to receive, except to the extent of any entitlement to receive a greater payment resulting from a Change in Law that occurs after such participant acquired the applicable participation.

(d)    The Collateral Agent (as a non-fiduciary agent on behalf of Borrower) shall record any Lender Transfer in the Note Register. Each Lender shall provide Borrower and the Collateral Agent with written notice of a Lender Transfer delivered no later than five (5) Business Days prior to the date on which such Lender Transfer is consummated. If any Lender sells a participation, such Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided, however, that such Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related regulations (and any other relevant or successor provisions of the IRC or such regulations). The entries in the Participant Register shall be conclusive absent manifest error, and the Collateral Agent and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)    Any attempted transfer, pledge or assignment of this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder in violation of this Section 11.1 shall be null and void and neither Borrower nor any transfer agent shall give any effect in the Note Register to such attempted transfer.

11.2    Indemnification

.

(a)    Borrower agrees to indemnify and hold harmless each of the Collateral Agent, Lenders and its and their respective Affiliates (and its or their respective successors and assigns) and each manager, member, partner, controlling Person, director, officer, employee, agent or sub-agent, advisor and affiliate thereof (each such Person, an “Indemnified Person”) from and against any and all Indemnified Liabilities; provided, however, that (i) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the bad faith, gross negligence or willful misconduct of such Indemnified Person (or any of such Indemnified Person’s Affiliates or controlling Persons or any of their respective directors, officers, managers, partners, members, agents, sub-agents or advisors), in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities if and to the extent such Indemnified Liabilities arise from a material breach of any obligation of such Indemnified Person hereunder, and (iii) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities if and to the extent such Indemnified Liabilities arise from any claim by one Indemnified Person against another Indemnified Person that does not relate to any act or omission of Borrower or any Credit Party (other than against the Collateral Agent or any intercreditor agent in their respective capacities as such), and (iv) no Credit Party shall be liable for any settlement of any claim or proceeding effected by any Indemnified Person without the prior written consent of such Credit Party (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with such consent or if there shall be a final judgment against an Indemnified Person, each of the Credit Parties shall, jointly and severally with each other Credit Parties, indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement or judgment in the manner set forth in this Agreement. This Section 11.2(a) shall not apply with respect to Taxes other than any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements arising from any non-Tax claim.

(b)    To the extent permitted by Requirements of Law, no party to this Agreement shall assert, and each party to this Agreement hereby waives, any claim against any other party hereto (and its or their successors and assigns), and each manager, member, partner, controlling Person, director, officer, employee, agent or sub-agent, advisor and affiliate thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Credit Extension or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party to this Agreement hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c)    Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of the Collateral Agent or any Lender, shall be at the expense of such Credit Party, and neither the Collateral Agent nor any Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein. In addition, and without limiting the generality of Section 2.4, Borrower agrees to pay or reimburse upon demand each of the Collateral Agent and Lenders (and their respective successors and assigns) and each of their respective Related Parties, if applicable, for any and all fees, expenses and disbursements of the kind or nature described in clause (b) of the definition of “Lender Expenses” incurred by it.

11.3    Severability of Provisions

. In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.4    Correction of Loan Documents

. The Collateral Agent or Required Lenders may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties hereto so long as the Collateral Agent or Required Lenders, as applicable, provides the Credit Parties and the other parties hereto with written notice of such correction and allows the Credit Parties at least ten (10) days to object to such correction in writing delivered to the Collateral Agent and each Lender. In the event of such objection, such correction shall not be made except by an amendment to this Agreement in accordance with Section 11.5.

11.5    Amendments in Writing; Integration

.

(a)    No amendment, restatement or modification of or supplement to any provision of this Agreement or any other Loan Document, or waiver, discharge or termination of any obligation hereunder or thereunder, no approval or consent hereunder or thereunder (including any consent to any departure by Borrower or any other Credit Party herefrom or therefrom), shall in any event be effective unless the same shall be in writing and signed by Borrower (on its own behalf and on behalf of each other Credit Party) and the Required Lenders; provided, however, that no such amendment, restatement, modification, supplement, waiver, discharge, termination, approval or consent shall, unless in writing and signed by the Collateral Agent and the Required Lenders, affect the rights or duties of, or any amounts payable to, the Collateral Agent under this Agreement or any other Loan Document. Any such waiver, approval or consent granted shall be limited to the specific circumstance expressly described in it and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver, approval or consent.

(b)    This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties hereto about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

11.6    Counterparts

. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

11.7    Survival; Termination Prior to Term Loan Maturity Date

. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to this Section 11.7 and all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied in accordance with the terms of this Agreement. The obligation of Borrower or any other the Credit Parties in Section 11.2 to indemnify Indemnified Persons shall survive until the statute of limitations with respect to such claim or cause of action shall have run. So long all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and any other obligations which, by their terms, are to survive the termination of this Agreement and for which no claim has been made) have been paid in full and satisfied in accordance with the terms of this Agreement, this Agreement shall be terminated (a) prior to the Term Loan Maturity Date by Borrower, effective five (5) Business Days (or such shorter period as the Collateral Agent may agree in its sole discretion) after written notice of termination is delivered to the Collateral Agent and the Lenders, or (b) if no such notice is delivered, automatically on the Term Loan Maturity Date.

11.8    Confidentiality

. Any information regarding the Credit Parties and their Subsidiaries and their businesses provided to the Collateral Agent or any Lender by or on behalf of any Credit Party pursuant to the Loan Documents shall be deemed “Confidential Information”; provided, however, that Confidential Information does not include information that is either: (i) in the public domain or in the possession of the Collateral Agent, any Lender or any of their respective Affiliates or when disclosed to the Collateral Agent, any Lender or any of their respective Affiliates, or becomes part of the public domain after disclosure to the Collateral Agent, any Lender or any of their respective Affiliates, in each case, other than as a result of a breach by the Collateral Agent, any Lender or any of their respective Affiliates of the obligations under this Section 11.8; or (ii) disclosed to the Collateral Agent, any Lender or any of their respective Affiliates by a third party if the Collateral Agent, such Lender or such Affiliate, as applicable, does not know (following due and careful enquiry) that the third party is prohibited from disclosing the information. Neither the Collateral Agent nor any Lender shall disclose any Confidential Information to a third party or use Confidential Information for any purpose other than the exercise of its rights and the performance of its duties or obligations under the Loan Documents. The foregoing in this Section 11.8 notwithstanding, the Collateral Agent and each Lender may disclose Confidential Information: (a) to any of its Subsidiaries or Affiliates; (b) to prospective transferees, purchasers or participants of any interest in the Term Loans (including, for the avoidance of doubt, in connection with any proposed Lender Transfer), provided that no such disclosure to any Competitors shall be permitted hereunder without Borrower’s prior written consent (which consent shall not be required after the occurrence and during the continuance of an Event of Default); (c) as required by law, regulation, subpoena, or other order, provided, that (x) prior to any disclosure under this clause (c), the Collateral Agent or such Lender, as applicable, agrees to endeavor to provide Borrower with prior written notice thereof and with respect to any law, regulation, subpoena or other order, to the extent that the Collateral Agent or such Lender is permitted to provide such prior notice to Borrower pursuant to the terms hereof, and (y) any disclosure under this clause (c) shall be limited solely to that portion of the Confidential Information as may be specifically compelled by such law, regulation, subpoena or other order; (d) to the extent requested by regulators having jurisdiction over the Collateral Agent or such Lender or as otherwise required in connection with the Collateral Agent’s or such Lender’s examination or audit by such regulators; (e) as the Collateral Agent or such Lender considers reasonably necessary in exercising remedies under the Loan Documents; (f) to third-party service providers of the Collateral Agent or such Lender; and (g) to any of the Collateral Agent’s or such Lender’s Related Parties; provided, however, that the third parties to which Confidential Information is disclosed pursuant to clauses (a), (b), (f) and (g) are bound by obligations of confidentiality and non-use that are no less restrictive than those contained herein.

The provisions of this Section 11.8 shall survive the termination of this Agreement.

11.9    Attorneys’ Fees, Costs and Expenses

. In any action or proceeding between any Credit Party and the Collateral Agent or any Lender arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

11.10    Right of Set-Off

. In addition to any rights now or hereafter granted under Requirements of Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and at any time thereafter during the continuance of any Event of Default, each Lender is hereby authorized by each Credit Party at any time or from time to time, without prior notice to any Credit Party, any such notice being hereby expressly waived by Borrower (on its own behalf and on behalf of each other Credit Party), to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto or with any other Loan Document, irrespective of whether or not (a) the Collateral Agent or such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Lender agrees promptly to notify Borrower and the Collateral Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set off and application.

11.11    Marshalling; Payments Set Aside

. Neither the Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to any Lender, or the Collateral Agent or any Lender enforces any Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

11.12    Electronic Execution of Documents

. The words “execution,” “execute,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.13    Captions

. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

11.14    Construction of Agreement

. The parties hereto mutually acknowledge that they and their respective attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty, this Agreement shall be construed without regard to which of the parties hereto caused the uncertainty to exist.

11.15    Third Parties

. Nothing in this Agreement, whether express or implied, is intended to: (a) except as expressly provided in Section 11.2(a), confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective successors and permitted assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

11.16    No Advisory or Fiduciary Duty

. The Collateral Agent and each Lender may have economic interests that conflict with those of the Credit Parties. Each Credit Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender or the Collateral Agent, on the one hand, and such Credit Party, its Subsidiaries, and any of their respective stockholders or affiliates, on the other hand. Each Credit Party acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between each Lender and the Collateral Agent, on the one hand, and such Credit Party, its Subsidiaries and their respective affiliates, on the other hand, (ii) in connection therewith and with the process leading to such transaction, the Collateral Agent and each Lender is acting solely as a principal and not the advisor, agent or fiduciary of such Credit Party, its Subsidiaries or their respective affiliates, management, stockholders, creditors or any other Person, (iii) neither the Collateral Agent nor any Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its Subsidiaries or their respective affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Collateral Agent or any Lender or any of their respective affiliates has advised or is currently advising such Credit Party, its Subsidiaries or their respective affiliates on other matters) or any other obligation to such Credit Party, its Subsidiaries or their respective affiliates except the obligations expressly set forth in the Loan Documents, and (iv) each Credit Party, its Subsidiaries and their respective affiliates have consulted their own legal and financial advisors to the extent each deemed appropriate. Each Credit Party further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that the Collateral Agent or any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, its Subsidiaries or their respective affiliates in connection with such transaction or the process leading thereto.

11.17    Credit Parties’ Agent

. Each of the Credit Parties hereby irrevocably appoints Borrower, as its agent, attorney-in-fact and legal representative for all purposes, including requesting disbursement of the Term Loans and receiving account statements and other notices and communications to Credit Parties (or any of them) from the Collateral Agent or the Lenders, executing amendments, waivers or other modifications of or supplements to Loan Documents and executing or designating new Loan Documents. The Collateral Agent or the Lenders may rely, and shall be fully protected in relying, on any request for the Term Loans, disbursement instruction, report, information or any other notice or communication made or given by Borrower and any amendment, waiver or other modification of or supplement to a Loan Document or the execution or designation of new Loan Documents executed or made by Borrower, whether in its own name or on behalf of one or more of the other Credit Parties, and the Collateral Agent or the Lenders shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Credit Party as to the binding effect on it of any such request, instruction, report, information, other notice, communication, amendment, supplement, waiver, other modification, execution or designation, nor shall the joint and several character of the Credit Parties’ obligations hereunder be affected thereby.

11.18    Reaffirmation of Loan Documents; Confirmation of Liens

. Except to the extent that any Loan Document (as defined in the Prior Loan Agreement) is being explicitly terminated, replaced or amended and restated in connection with the amendment and restatement being implemented hereby, each such Loan Document shall continue to be in full force and effect and is hereby ratified and confirmed in all respects, except that, from and after the Effective Date, each reference in any such Loan Document to the “Loan Agreement,” “thereunder,” “thereof” or words of like import shall be deemed to mean references to this Loan Agreement. As of the Effective Date, Borrower, Parent and each other Credit Party hereby (a) reaffirm each of its covenants, agreements and obligations contained in any such Loan Document, (b) reaffirm each guarantee, pledge and grant of a security interest made in favor of the Collateral Agent under or in connection with the Prior Loan Agreement and any Loan Documents entered into in connection therewith and (c) agree that notwithstanding the amendment and restatement of the Prior Loan Agreement, such guarantees, pledges and grants of security interest in favor of the Collateral Agent shall continue in full force and effect.

11.19    Effect of Amendment and Restatement

.

(a)    On the Effective Date, the Prior Loan Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (i) this Loan Agreement and the other documents entered into in connection herewith do not constitute a novation, payment and reborrowing, or termination of the “Obligations” (as defined in the Prior Loan Agreement) under the Prior Loan Agreement, as in effect prior to the Effective Date but rather a substitution of certain of the terms contained therein, as set forth herein and (ii) such “Obligations” are in all respects continuing (as amended and restated hereby) as indebtedness and obligations outstanding under this Loan Agreement. On and after the Effective Date, the rights and obligations of the parties hereto shall be governed by this Loan Agreement, except that the rights and obligations of the parties hereto with respect to the period prior to the Effective Date shall be governed by the provisions of the Prior Loan Agreement as it existed prior to such amendment and restatement; provided, however, that waivers granted under the Prior Loan Agreement prior to the Effective Date shall no longer be effective as of the Effective Date.

(b)    In connection with the amendment and restatement of the Prior Loan Agreement, Borrower, Parent and each other Credit Party release, waive and discharge any claims or causes of action which it may have against the Collateral Agent, and each of the Lenders (as each such term is defined in the Prior Loan Agreement) and any of the other holders of the Obligations (as defined in the Prior Loan Agreement) arising under the Prior Loan Agreement or any of the other Loan Documents (as defined in the Prior Loan Agreement) or relating to any of their performance thereunder.

12    COLLATERAL AGENT

12.1    Appointment and Authority

. Each Lender hereby irrevocably appoints BioPharma Credit PLC to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except for the first two (2) sentences of Section 12.6 and the first sentence and penultimate paragraph of Section 12.8, the provisions of this Section 12 are solely for the benefit of the Collateral Agent and Lenders, and neither Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. Subject to Section 12.8 and Section 11.5, any action required or permitted to be taken by the Collateral Agent hereunder shall be taken with the prior approval of the Required Lenders.

12.2    Rights as a Lender

. The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any Lender.

12.3    Exculpatory Provisions

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(a)    The Collateral Agent shall not have any duties or obligations to the Lenders except those expressly set forth herein and in the other Loan Documents to which it is a party. Without limiting the generality of the foregoing, with respect to the Lenders, the Collateral Agent:

(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents to which it is a party that the Collateral Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in such other Loan Documents), provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Loan Document or Requirements of Law; and

(iii)    shall not, except as expressly set forth herein and in the other Loan Documents to which it is a party, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity.

(b)    The Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.5) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Collateral Agent in writing by Borrower or a Lender.

(c)    The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

12.4    Reliance by Collateral Agent

. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants, manufacturing consultants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants, consultants or experts.

12.5    Delegation of Duties

. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

12.6    Resignation of Collateral Agent

. The Collateral Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon the receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower so long as no Default or Event of Default has occurred and is continuing, to appoint a successor (which shall not be a Competitor except after the occurrence and during the continuance of an Event of Default). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent that is a Related Party of the Collateral Agent or any Lender; provided that, whether or not a successor has been appointed or has accepted such appointment, such resignation shall become effective upon delivery of the notice thereof. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations under the Loan Documents (if not already discharged therefrom as provided above in this Section 12.6). After the retiring Collateral Agent’s resignation, the provisions of this Section 12 and Section 10 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any resignation by the Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by, to or through each Lender directly, until such time as a Person accepts an appointment as Collateral Agent in accordance with this Section 12.6.

12.7    Non-Reliance on Collateral Agent and Other Lenders

. Each Lender acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and make Credit Extensions hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

12.8    Collateral and Guaranty Matters

. Each Lender agrees that any action taken by the Collateral Agent or the Required Lenders in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Collateral Agent or Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the Lenders irrevocably authorize and instruct the Collateral Agent, and the Collateral Agent agrees:

(a)    to release any Lien on any property granted to or held by the Collateral Agent under any Collateral Document (i) upon payment and satisfaction in full of all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) in accordance with the terms of this Agreement, (ii) that is sold, transferred, disposed or to be sold, transferred, disposed as part of or in connection with any sale, transfer or other disposition (other than any sale to a Credit Party) permitted hereunder, (iii) subject to Section 11.5, if approved, authorized or ratified in writing by the Required Lenders, or (iv) to the extent such property is owned by a Guarantor, upon the release of such Guarantor from its obligations under the Loan Documents pursuant to clause (c) below;

(b)    to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (d), (i), (j), (m), (n) and (r) of the definition of “Permitted Liens” (solely with respect to modifications, replacements, extensions or renewals of Liens permitted under clause (d), (i), (j), (m) and (n) of the definition of “Permitted Liens”);

(c)    to release any Guarantor (other than Parent or Borrower) from its obligations under each Collateral Document if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or upon payment and satisfaction in full of all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) in accordance with this Agreement;

(d)    to enter into non-disturbance and similar agreements in connection with the licensing of Intellectual Property permitted pursuant to the terms of this Agreement; and

(e)    to enter into any subordination, intercreditor or other similar agreement with respect to any Permitted Indebtedness that constitutes Subordinated Debt.

Without prejudice to the obligation to fulfill the foregoing, upon request by the Collateral Agent at any time the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor (other than Parent or Borrower) from its obligations under each Collateral Document pursuant to this Section 12.8.

In each case as specified in this Section 12.8, the Collateral Agent will (and each Lender irrevocably authorizes and instructs the Collateral Agent to), at Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request (i) to evidence the release or subordination of such item of Collateral from the Liens and security interests granted under the Collateral Documents, (ii) to enter into non-disturbance or similar agreements in connection with the licensing of Intellectual Property, (iii) to enter into any subordination, intercreditor or other similar agreement with respect to any Permitted Indebtedness that constitutes Subordinated Debt or (iv) to evidence the release of any Guarantor (as applicable) from its obligations under each Collateral Document, in each case in accordance with the terms of the Loan Documents and this Section 12.8 and in form and substance reasonably acceptable to the Collateral Agent.

Without limiting the generality of Section 12.10 below, the Collateral Agent shall deliver to the Lenders notice of any action taken by it under this Section 12.8 promptly after the taking thereof; provided that delivery of or failure to deliver any such notice shall not affect the Collateral Agent’s rights, powers, privileges and protections under this Section 12.

12.9    Reimbursement by Lenders

. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Section 2.4 to be paid by it to the Collateral Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (based upon the percentages as used in determining the Required Lenders as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent (or any such sub-agent) in its capacity as such or against any Related Party of any of the foregoing acting for the Collateral Agent (or any sub-agent) in connection with such capacity.

12.10    Notices and Items to Lenders

. The Collateral Agent shall deliver to the Lenders each notice, report, statement, approval, direction, consent, exemption, authorization, waiver, certificate, filing or other item received by it pursuant to this Agreement or any other Loan Document (including any item received by it pursuant to Section 3 or set forth on Schedule 5.14 of the Disclosure Letter); provided, that any delivery of or failure to deliver any such notice, report, statement, approval, direction, consent, exemption, authorization, waiver, certificate, filing or item shall not otherwise alter or effect the rights of the Lenders or the Collateral Agent under this Agreement or any other Loan Document or the validity of such item. In addition, to the extent the Collateral Agent or the Required Lenders deliver any notices, approvals, authorizations, directions, consents or waivers to Borrower pursuant to this Agreement or any other Loan Document, the Collateral Agent or the Required Lenders, as applicable, will also deliver such notice, approval, authorization, direction, consent or waiver to the other Lenders on or about the same time such notice, approval, authorization, direction, consent or waiver is provided to Borrower; provided, that the delivery of or failure to deliver such notice, approval, authorization, direction, consent or waiver to the other Lenders shall not in any way effect the obligations of Borrower, or the rights of the Collateral Agent or the Required Lenders, in respect of such notice, approval, authorization, direction, consent or waiver or the validity thereof.

13    DEFINITIONS

13.1    Definitions

. For the purposes of and as used in the Loan Documents: (a) references to any Person include its successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; (b) except as the context otherwise requires (including to the extent otherwise expressly provided in any Loan Document), (i) references to any law, statute, treaty, order, policy, rule or regulation include any amendments, supplements and successors thereto and (ii) references to any contract, agreement, instrument or other document include any amendments, restatements, supplements or modifications thereto or thereof from time to time to the extent permitted by the provisions thereof; (c) the word “shall” is mandatory; (d) the word “may” is permissive; (e) the word “or” has the inclusive meaning represented by the phrase “and/or”; (f) the words “include”, “includes” and “including” are not limiting; (g) the singular includes the plural and the plural includes the singular; (h) numbers denoting amounts that are set off in parentheses are negative unless the context dictates otherwise; (i) each authorization herein shall be deemed irrevocable and coupled with an interest; (j) all accounting terms shall be interpreted, and all determinations relating thereto shall be made, in accordance with Applicable Accounting Standards; (k) references to any time of day shall be to New York time; (l) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole; and (m) unless otherwise expressly provided, references to specific sections, articles, clauses, sub-clauses, annexes and exhibits are to this Agreement and references to specific schedules are to the Disclosure Letter. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes all accounts receivable, book debts, and other sums owing to Credit Parties.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Acquisition” means (a) any Stock Acquisition, or (b) any Asset Acquisition.

“Additional Consideration” means, individually or collectively, as the context dictates, the Tranche A/B Additional Consideration, the Tranche C Additional Consideration and the Tranche D Additional Consideration.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Advance Request Form” means a Loan Advance Request Form in substantially the form attached hereto as Exhibit A.

“Adverse Proceeding” means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the Knowledge of such Credit Party, threatened in writing against or adversely affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries.

“Affiliate” means, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company or limited liability partnership, that Person’s managers and members. As used in this definition, “control” means (a) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in a Person or (b) the power to direct or cause the direction of the management of such Person by contract or otherwise. In no event shall the Collateral Agent or any Lender be deemed to be an Affiliate of Parent or any of its Subsidiaries.

“Agreement” is defined in the preamble hereof.

“Anti-Money Laundering Laws” is defined in Section 4.18(b).

“Applicable Accounting Standards” means with respect to Parent and its Subsidiaries, generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

“Applicable Margin” means, for any day, as to any Term Loan, a rate per annum equal to seven and one-quarter percent (7.25%).

“Applicable Percentage” means, at any time: (a) with respect to the Tranche A Loan or the Tranche A Loan Amount, the percentage equal to a fraction, the numerator of which is (i) on or prior to the Tranche A Closing Date, the amount of such Lender’s Tranche A Commitment at such time and the denominator of which is the Tranche A Loan Amount at such time or (ii) thereafter, the outstanding principal amount of such Lender’s portion of the Tranche A Loan at such time, and the denominator of which is the aggregate outstanding principal amount of the Tranche A Loan at such time; (b) with respect to the Tranche B Loan or the Tranche B Loan Amount, the percentage equal to a fraction, the numerator of which is (i) on or prior to the Tranche B Closing Date, the amount of such Lender’s Tranche B Commitment at such time and the denominator of which is the Tranche B Loan Amount at such time or (ii) thereafter, the outstanding principal amount of such Lender’s portion of the Tranche B Loan at such time, and the denominator of which is the aggregate outstanding principal amount of the Tranche B Loan at such time; and (c) with respect to the Term Loans and the Term Loan Commitments, the percentage equal to a fraction, the numerator of which is, the sum of the amount of such Lender’s outstanding Term Loan Commitments and the amount of such Lender’s portion of the outstanding principal amount of the Term Loans at such time, and the denominator of which is the sum of the amount of all outstanding Term Loan Commitments and the aggregate outstanding principal amount of the Term Loans at such time.

“ASC” is defined in Section 1.

“Asset Acquisition” means, with respect to Parent or any of its Subsidiaries, any purchase, exclusive or nonexclusive in-license or other acquisition of any properties or assets of any other Person (including any purchase or other acquisition of any business unit, line of business or division of such Person). Notwithstanding the foregoing, “Asset Acquisition” does not include any in-license or any collaboration, co-promotion or co-marketing arrangement pursuant to which Parent or any Subsidiary acquires rights to research, develop, use, make, promote, sell or market the products of another Person.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.3(e).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute (and any foreign equivalent).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.3(e).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Collateral Agent for the applicable Benchmark Replacement Date:

(a)         the sum of (i) Daily Simple SOFR and (ii) 0.26161% (26.161 basis points); or

(b)         the sum of: (i) the alternate benchmark rate that has been selected by the Collateral Agent giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Collateral Agent and Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Collateral Agent in its reasonable discretion, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)         in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); and

(b)         in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)         a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)         a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)         a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.3(e) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.3(e).

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, or if there is none, the Board of Directors of the managing member of such Person, (iii) in the case of any partnership or exempted limited partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Books” means all books and records including ledgers, records regarding a Credit Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” is defined in the preamble hereof.

“Borrowing Resolutions” means, with respect to any Credit Party, those resolutions adopted by such Credit Party’s Board of Directors and delivered by such Credit Party to the Collateral Agent pursuant to Section 3.1(d) or Section 3.2(b), as applicable, approving the Loan Documents to which such Credit Party is a party and the transactions contemplated thereby (including the Term Loans).

“Business Day” means any day that is not a Saturday or a Sunday or a day on which banks are authorized or required to be closed in New York, New York, London, England or Tel Aviv, Israel.

“Capital Lease” means, as applied to any Person, any lease of, or other arrangement conveying the right to use, any property by that Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with Applicable Accounting Standards (subject to Section 1 hereof).

“Capital Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with Applicable Accounting Standards.

“Cash Equivalents” means

(a)         securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government or by the government of Israel or any other member country of the Organisation for Economic Co-operation and Development (“OECD”) (provided that the full faith and credit of the United States or such other member country of OECD, as applicable, is pledged in support of those securities) or any agency or instrumentality of Israel or the OECD, in each case, having maturities of not more than two (2) years from the date of acquisition;

(b)         certificates of deposit, time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits and demand deposits, in each case, with any commercial bank having (i) capital and surplus in excess of $500,000,000 in the case of U.S. banks or (ii) capital and surplus in excess of $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks or a rating for its long-term unsecured and noncredit enhanced debt obligations of “A” or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or “A2” or higher by Moody’s Investors Service Limited;

(c)         commercial paper or marketable short-term money market or readily marketable direct obligations and similar securities having a credit rating of either A-1 or higher by Standard & Poor’s Rating Service or F1 or higher by Fitch Ratings Ltd or P-1 or higher Moody’s Investors Service Limited, and, in each case, maturing within two (2) years after the date of acquisition;

(d)         repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (c) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(e)         investment funds investing ninety-five percent (95.0%) of their assets in securities of the types described in clauses (a) through (d) above and clause (f) below;

(f)         investments in money market funds which have a credit rating of either A-1 or higher by Standard & Poor’s Rating Service or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited (or, if at any time none of Fitch Ratings Ltd, Moody’s Investors Service Limited or Standard & Poor’s Rating Service shall be rating such obligations, an equivalent rating from another rating agency) and that have portfolio assets of at least $1,000,000,000; and

(g)         other investments in accordance with the Borrower’s investment policy as of the Tranche A Closing Date or otherwise approved in writing by the Collateral Agent.

“CCPA” means the provisions of the California Consumer Privacy Act, as amended by the California Privacy Rights Act and codified at Cal. Civ. Code § 1798.100 et seq., with any implementing regulations.

“Change in Control” means: (a) a transaction or series of transactions (including any merger or consolidation involving Borrower or Parent) whereby any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (i) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50.0%) or more of any class of outstanding Equity Interests of Parent ordinarily entitled to vote in the election of directors (or compatible voting Equity Interests), or (ii) obtains the power (whether or not exercised) to elect a majority of directors of Parent; (b) a sale, directly or indirectly, of all or substantially all of the consolidated assets of Parent and its Subsidiaries or of Borrower and its Subsidiaries, as the case may be, in one transaction or a series of transactions (whether by way of merger, stock purchase, asset purchase or otherwise); (c) a merger or consolidation involving Borrower or Parent, as the case may be, in which Borrower or Parent (as applicable) is not the surviving Person; or (d) Parent ceasing to own, directly or indirectly, 100% of the outstanding Equity Interests of Borrower in one transaction or a series of transactions.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, published interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the Tranche A Closing Date or the Tranche B Closing Date, as applicable.

“CMIA” means the California Confidentiality of Medical Information Act, codified at Cal. Civ. Code pt. 2.6 § 56 et seq.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Collateral Agent’s Lien, for the benefit of Lenders and the other Secured Parties, on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means, collectively, “Collateral”, as such term is defined in the Security Agreement, “Charged Assets”, as such term is defined in the Israeli Security Agreement, and any and all other assets and properties of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Collateral Document, but in any event excluding all Excluded Property.

“Collateral Access Agreement” means an agreement, in form and substance reasonably satisfactory to the Collateral Agent and to which the Collateral Agent is a party, pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by any Credit Party, acknowledges the Liens and security interests of the Collateral Agent, for the benefit of Lenders and the other Secured Parties, and waives (or, if approved by the Collateral Agent in its sole discretion, subordinates) any Liens or security interests held by such Person on any such Collateral, and, in the case of any such agreement with a mortgagee or lessor, permits the Collateral Agent and any Lender (and its representatives and designees) reasonable access to any Collateral stored or otherwise located thereon.

“Collateral Account” means any Deposit Account of a Credit Party maintained with a bank or other depository or financial institution located in the United States, any Securities Account of a Credit Party maintained with a securities intermediary located in the United States, or any Commodity Account of a Credit Party maintained with a commodity intermediary located in the United States, in each case, other than an Excluded Account.

“Collateral Agent” is defined in the preamble hereof.

“Collateral Documents” means the Security Agreement, the Israeli Security Agreement, the Control Agreements, the IP Agreements, any Mortgages and all other instruments, documents and agreements delivered by any Credit Party pursuant or incidental to this Agreement or any of the other Loan Documents, in each case, in order to grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, or perfect a Lien on any Collateral as security for the Obligations, and all amendments, restatements, modifications or supplements thereof or thereto.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Common Rule” means the U.S. Federal Policy for the Protection of Human Subjects, codified at 45 C.F.R. part 46, and any foreign (or United States state) equivalents.

“Company IP” means any and all of the following, as they exist in and throughout the Territory: (a) Current Company IP; (b) improvements, continuations, continuations-in-part, divisions, provisionals or any substitute applications with respect to any Current Company IP, any patent issued with respect to any of the Current Company IP, including any patent right claiming the apparatus, system, component or composition of matter of, or the method of making or using, Product in the Territory, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent and all foreign and international counterparts of any of the foregoing, and any confirmation patent or registration patent or patent of addition based on any such patent; (c) trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, show-how, operating manuals, confidential or proprietary information, research in progress, algorithms, data, databases, data collections, designs, processes, procedures, methods, protocols, materials, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, and the results of experimentation and testing, including samples, in each case, as specifically related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of Product in the Territory; and (d) to the extent not described in clauses (a), (b) or (c) above, any and all IP Ancillary Rights specifically relating to any of the foregoing (other than all income, royalties, proceeds and liabilities at any time due and payable or asserted under or with respect to any of the foregoing), including, for the avoidance of doubt, all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other intellectual property right ancillary to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights.

“Company IP Agreement” means each material contract or agreement, pursuant to which Parent or any of its Subsidiaries has the legal right to exploit Current Company IP or other Intellectual Property that is owned by another Person and material to the business of Parent and its Subsidiaries, to research, develop, manufacture, produce, use, supply, commercialize, market, import, store, transport, offer for sale, distribute or sell Product, including (a) the License Agreement, dated as of November 8, 2019, by and between Parent and Agenus Inc., and (b) the Collaboration Agreement, effective as of October 14, 2020, by and between Parent and The University of Texas M.D. Anderson Cancer Center.

“Competitor” means, at any time of determination, any Person that is engaged in the same, substantially the same or similar line of business as Parent and its Subsidiaries as of such time.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit E.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Collateral Agent decides (after consultation with Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Collateral Agent in a manner substantially consistent with market practice (or, if the Collateral Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Collateral Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Collateral Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Contingent Obligation” means, for any Person, (a) any direct or indirect liability, contingent or not, of that Person for any indebtedness, lease, dividend, letter of credit or other obligation of another Person directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable (other than by endorsements of instruments in the course of collection) and (b) any obligation of that Person to pay an earn-out payment, milestone payment or similar contingent payment or contingent compensation (including purchase price adjustments but excluding royalties payable and sales milestones based on net sales) to a counterparty incurred or created in connection with an Acquisition, Transfer or Investment or otherwise in connection with any collaboration, development or similar agreement, in each instance where such contingent payment or compensation becomes due and payable upon the occurrence of an event or the performance of an act (and not solely with the passage of time). The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it reasonably determined by such Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement. Notwithstanding anything to the contrary in the foregoing, Permitted Equity Derivatives shall not constitute a Contingent Obligation.

“Control Agreement” means, with respect to any Credit Party, any control agreement entered into among such Credit Party, the Collateral Agent and, in the case of a Deposit Account, the bank or other depository or financial institution located in the United States at which such Credit Party maintains such Deposit Account, or, in the case of a Securities Account or a Commodity Account, the securities intermediary or commodity intermediary located in the United States at which such Credit Party maintain such Securities Account or Commodities Account, in either case, pursuant to which the Collateral Agent obtains control (within the meaning of the Code), or otherwise has a perfected first priority security interest (subject to any Permitted Liens), over such Collateral Account.

“Convertible Indebtedness Redemption” is defined in Section 2.2(c)(iii).

“Convertible Indebtedness Redemption Notice” is defined in Section 2.2(c)(iii).

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret (and all related IP Ancillary Rights).

“Credit Extension” means any Term Loan or any other extension of credit by any Lender for Borrower’s benefit pursuant to this Agreement.

“Credit Party” means Parent, each other Guarantor and Borrower.

“Current Company IP” is defined in Section 4.6(c).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Collateral Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for Dollar-denominated bilateral business loans; provided, that if the Collateral Agent decides that any such convention is not administratively feasible for the Collateral Agent, then the Collateral Agent may establish another convention in its reasonable discretion.

“Data Protection Laws” means any and all applicable foreign or domestic (including U.S. federal, state and local), statutes, ordinances, orders, rules, regulations, judgments, Governmental Approvals, or any other requirements of Governmental Authorities relating to privacy, security, notification of breaches, or confidentiality of Personal Data that are applicable to the Parent or any of its Subsidiaries, including, to the extent applicable, HIPAA, Section 5 of the FTC Act and other consumer protection laws, Israeli Data Protection Law, GDPR, CCPA and other comprehensive state privacy laws, CMIA and other U.S. state medical information privacy laws and genetic testing laws.

“Default” means any breach of or default under any term, provision, condition, covenant or agreement contained in this Agreement or any other Loan Document or any other event, in each case that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Disclosure Letter” means the disclosure letter, dated the Effective Date, delivered by the Credit Parties to the Collateral Agent pursuant to Section 3.1(a), as may be updated on the applicable Closing Date, if required, as permitted and in accordance with Section 3.1(b) and Section 3.2(a).

“Disqualified Assignee” means (a) any Competitor, or (b) any vulture or distressed debt fund.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition: (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except if redeemable or convertible into other Equity Interest that would not constitute a Disqualified Equity Interest or as a result of a change of control, asset sale or similar event so long as any and all rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full in cash of the Term Loans and the satisfaction in full of all other Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) in accordance with the terms of this Agreement); (b) is redeemable at the option of the holder thereof, in whole or in part (except if redeemable or convertible into other Equity Interest that would not constitute a Disqualified Equity Interest or as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full in cash of the Term Loans and the satisfaction in full of all other Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto have been asserted) in accordance with this Agreement); (c) provides for the scheduled payments of dividends or distributions in cash; or (d) is convertible into or exchangeable for (i) Indebtedness which is not Permitted Indebtedness or (ii) any other Equity Interest that would constitute a Disqualified Equity Interest; in each case described in clauses (a) through (d) above, prior to the date that is 180 days after the Term Loan Maturity Date; provided that, if any such Equity Interest is issued pursuant to any plan for the benefit of any employee, director, manager or consultant of the Borrower or its Subsidiaries or by any such plan to such employee, director, manager or consultant, such Equity Interest shall not constitute a “Disqualified Equity Interest” solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such employee, director, manager or consultant.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Domestic Subsidiary” means, with respect to any Credit Party, a Subsidiary of such Credit Party that is incorporated or organized under the laws of the United States.

“Effective Date” is defined in the preamble hereof.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future, foreign or domestic, statutes, ordinances, orders, rules, regulations, judgments, Governmental Approvals, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in each case, in any manner applicable to any Credit Party or any of its Subsidiaries or any Facility.

“Equity Interests” means, with respect to any Person, collectively, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in such Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire (by purchase, conversion, dividend, distribution or otherwise) any of the foregoing (and all other rights, powers, privileges, interests, claims and other property in any manner arising therefrom or relating thereto); provided, however, that any Permitted Convertible Indebtedness or other Indebtedness convertible into Equity Interests (or into any combination of cash and Equity Interests based on the value of such Equity Interests) shall not constitute Equity Interests unless and until (and solely to the extent) so converted into Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is treated as a single employer under Section 414(b) or (c) of the IRC or, solely for purposes of Section 302 of ERISA or Section 412 of the IRC, Section 412(m) or (o) of the IRC.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to a Plan, the failure by Borrower or its Subsidiaries or their ERISA Affiliates to satisfy the minimum funding standard of Section 412 of the IRC and Section 302 of ERISA, whether or not waived; (c) the failure by Borrower or its Subsidiaries or their ERISA Affiliates to make by its due date a required installment under Section 430(j) of the IRC with respect to any Plan or to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(c) of the IRC or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates from the Pension Benefit Guaranty Corporation (referred to and defined in ERISA) or a plan administrator of any notice relating to the intention to terminate any Plan or Plans under Section 4041 or 4041A of ERISA or to appoint a trustee to administer any Plan under Section 4042 of ERISA, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan under Section 4041 Section 4042 of ERISA; (g) the incurrence by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (h) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Section 4245 or Section 4241, respectively, of ERISA; (i) the “substantial cessation of operations” by Borrower or its Subsidiaries or their ERISA Affiliates within the meaning of Section 4062(e) of ERISA with respect to a Plan; or (j) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the IRC or Section 406 of ERISA) which could reasonably be expected to result in material liability to Borrower or its Subsidiaries.

“Event of Default” is defined in Section 7.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Act Documents” means any and all documents filed by Parent with the SEC pursuant to the Exchange Act.

“Excluded Accounts” is defined in Section 5.5.

“Excluded Equity Interests” means, collectively: (i) any Equity Interests in any Subsidiary with respect to which the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law; (ii) any Equity Interests in any Subsidiary with respect to which the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of, such Equity Interests, to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party and such consent, approval or waiver has not been obtained by Borrower following Borrower’s commercially reasonable efforts to obtain the same; (iii) any Equity Interests in any Subsidiary that is a non-Wholly-Owned Subsidiary that the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, the Operating Documents or the joint venture agreement or shareholder agreement with respect to, or any other contract with such third party relating to such non-Wholly-Owned Subsidiary, including any contract evidencing Indebtedness of such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract is in effect; and (iv) any Equity Interests in any other Subsidiary with respect to which, Borrower and the Collateral Agent reasonably determine by mutual agreement that the cost (including Tax costs) of granting the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a security interest in and Lien upon, and pledging to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, such Equity Interests, to secure the Obligations (and any guaranty thereof) are excessive, relative to the value to be afforded to the Secured Parties thereby.

“Excluded License” means an exclusive license or sublicense, to a Person other than a Subsidiary of Parent, of any Intellectual Property within the Territory covering a Product that is tantamount to a sale of substantially all rights to the Intellectual Property covering such Product because it conveys to the licensee or sublicensee exclusive rights to practice such Intellectual Property in the Territory for consideration that is not based upon (a) the future development or commercialization of Product in the Territory (e.g., pursuant to so-called earn-out payments or royalties based on net sales), or (b) the performance of services by the licensee or sublicensee (other than transition services), such as, for example, consideration of only upfront advances or initial license fees or similar initial payments in consideration of such rights with no anticipated subsequent payments or only de minimis subsequent payments to Parent or any of its Subsidiaries.

“Excluded Property” has the meaning set forth for such term in the Security Agreement.

“Excluded Subsidiaries” means, collectively: (i) any Subsidiary with respect to which the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests in such Subsidiary to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law; (ii) any Subsidiary with respect to which the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests in such Subsidiary to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party (other than Parent or an Affiliate of Parent) and such consent, approval or waiver has not been obtained by Parent or such Subsidiary following Parent’s and such Subsidiary’s commercially reasonable efforts to obtain the same; (iii) any Subsidiary that is a non-Wholly-Owned Subsidiary, with respect to which, the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of, the properties and assets of such non-Wholly-Owned Subsidiary, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Parent or an Affiliate of Parent) the right to terminate its obligations under, such non-Wholly-Owned Subsidiary’s Operating Documents or the joint venture agreement or shareholder agreement with respect thereto or any other contract with such third party relating to such non-Wholly-Owned Subsidiary, including any contract evidencing Indebtedness of such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract is in effect; and (iv) any Subsidiary that owns properties and assets with an aggregate fair market value (as reasonably determined in good faith by a Responsible Officer of Parent) of less than $5,000,000; (v) any Foreign Subsidiary; and (vi) any other Subsidiary with respect to which, Parent and the Collateral Agent reasonably determine by mutual agreement that the cost (including Tax costs) of granting the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a security interest in and Lien upon, and pledging to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests of such Subsidiary to secure the Obligations (and any guaranty thereof) are excessive relative to the value to be afforded to the Secured Parties thereby.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to any Obligation pursuant to a law in effect on the date on which (i) Lender acquires such interest in any Obligation or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.6, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender became a party hereto or to Lender immediately before it changed its lending office, (c) Taxes attributable to Lender’s failure to comply with Section 2.6(d), and (d) any withholding Taxes imposed under FATCA.

“Export and Import Laws” means any applicable law, regulation, order or directive that applies to the import, export, re-export, transfer, disclosure or provision of goods, software, technology or technical assistance including, without limitation, restrictions or controls administered pursuant to the U.S. Export Administration Regulations, 15 C.F.R. Parts 730-774, administered by the U.S. Department of Commerce, Bureau of Industry and Security; U.S. Customs regulations; and similar import and export laws, regulations, orders and directives of other jurisdictions to the extent applicable.

“Facility” means, with respect to any Credit Party, any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by such Credit Party or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (including, for the avoidance of doubt, any agreements between the governments of the United States and the jurisdiction in which the applicable Lender is resident implementing such provisions), or any amended or successor version that is substantively comparable and not materially more onerous to comply with, and any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC, any intergovernmental agreement entered into in connection with the implementation of the foregoing sections of the IRC and any fiscal or regulatory legislation, regulations, rules or practices adopted pursuant to, or official interpretations implementing such Sections of the IRC or intergovernmental agreements.

“FCPA” is defined in Section 4.18(a).

“FDA” means the United States Food and Drug Administration (and any foreign or United States state equivalent).

“FDA Laws” means all applicable statutes (including the FDCA), rules and regulations implemented administered or enforced by the FDA (and any foreign or United States state equivalents), including FDA Guidance Documents.

“FDA Guidance Documents” means all applicable guidance documents issued by the FDA.

“FDCA” is defined in Section 4.19(b).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“First Amendment Effective Date” means June 29, 2023.

“Floor” means a rate of interest equal to 2.50% per annum.

“Foreign Lender” means a Lender that is not a “United States person” as defined in Section 7701(a)(30) of the IRC.

“Foreign Subsidiary” means, with respect to any Credit Party, any Subsidiary of such Credit Party that is not a Domestic Subsidiary.

“Foreign Subsidiary Holdco” means, with respect to any Credit Party, a Subsidiary of such Credit Party that (i) is organized, incorporated or formed under the laws of the United States and (ii) has no material assets other than equity in one or more Foreign Subsidiaries or Indebtedness of one or more Foreign Subsidiaries and any other assets incidental thereto.

“GDPR” means, collectively, (i) Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation) (the “EU GDPR”) and (ii) the EU GDPR as it forms part of the laws of the United Kingdom by virtue of section 3 of the European Union (Withdrawal) Act 2018 and as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019.

“Good Clinical Practices” means the standards set forth in 21 C.F.R. Parts 50, 54, 56, 312, 314 and 316 (and any foreign or United States state equivalents) and FDA’s implementing guidance documents (and any foreign or United States state equivalents), and FDA-adopted International Council for Harmonisation (“ICH”) Good Clinical Practice guidance, including E6(R2) Good Clinical Practice: Integrated Addendum to ICH E6(R1).

“Good Laboratory Practices” means the standards set forth in 21 C.F.R. Part 58 (and any foreign or United States state equivalent) and FDA’s implementing guidance documents (and any foreign or United States state equivalents).

“Good Manufacturing Practices” means the standards set forth in 21 C.F.R. Parts 210, 211, 600 and 610 (and any foreign or United States state equivalents) and FDA’s implementing guidance documents (and any foreign or United States state equivalents).

“Governmental Approval” means any consent, authorization, approval, licensure, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency (including Regulatory Agencies and data protection authorities), government department, authority, instrumentality, regulatory body, commission, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Governmental Payor Programs” means all governmental third party payor programs in which any Credit Party or its Subsidiaries participates, including Medicare, Medicaid, TRICARE or any other U.S. federal or state health care programs.

“Guarantor” means, at any time, any Person that is, pursuant to the terms of any Loan Document, a guarantor of any of the Obligations at that time.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Health Care Laws” means, collectively: (a) applicable federal, state or local laws, rules, regulations, codes, orders, ordinances, statutes and requirements issued under or in connection with Medicare, Medicaid or any other Governmental Payor Program; (b) applicable federal and state laws and regulations governing the privacy, security, confidentiality, or notification of breaches regarding health information, including HIPAA and Section 5 of the FTC Act; (c) applicable federal, state and local fraud and abuse laws of any Governmental Authority, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (d) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated thereunder; (e) the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h); (f) any applicable reporting and disclosure requirements, including any arising under Section 603 of the Veteran’s Health Care Act (Quarterly and Annual Non-Federal Average Manufacturer Price and Federal Ceiling Price), Best Price, Federal Supply Schedule Contract Prices and Tricare Retail Pharmacy Refunds, and Medicare Part D; (g) health care laws, rules, codes, statutes, regulations, orders, ordinances and requirements pertaining to Medicare or Medicaid; (h) federal, state or local laws, rules, regulations, ordinances, statutes and requirements relating to (x) the regulation of managed care, third party payors and Persons bearing the financial risk for the provision or arrangement of health care services, (y) billings to insurance companies, health maintenance organizations and other Managed Care Plans or otherwise relating to insurance fraud and (z) any insurance, health maintenance organization or managed care Requirements of Law; (i) the interoperability, information blocking, and health information technology certification regulations promulgated under the 21st Century Cures Act (to the extent effective); (j) CDC regulations (including regulations implemented by the CDC Division of Select Agents and Toxins (“DSAT”) or otherwise relating to the Federal Select Agent Program (“FSAP”), such as 7 C.F.R. Part 331, 9 C.F.R. Part 121, and 42 C.F.R. Part 73); and (k) any other applicable domestic or foreign health care laws, rules, codes, regulations, manuals, orders, ordinances, and statutes relating to the research, development, testing, approval, licensure, post-approval or post-licensure monitoring, post-approval or post-licensure requirements, post-approval or post-licensure commitments, reporting, manufacture, production, packaging, labeling, use, commercialization, marketing, promotion, advertising, importing, exporting, storage, transport, offer for sale, distribution or sale of or payment for Product.

“Hedging Agreement” means any interest rate, currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity or equity prices or values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation execution in connection with any such agreement or arrangement. Notwithstanding anything to the contrary in the foregoing, any Permitted Equity Derivative shall not constitute a Hedging Agreement.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health (HITECH) Act of 2009, any and all rules or regulations promulgated from time to time thereunder, and any U.S. state or federal laws with regard to the security, privacy, or notification of breaches of the confidentiality of health information which are not preempted pursuant to 45 C.F.R. Part 160, Subpart B.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness for advanced or borrowed money of, or credit extended to, such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of assets, properties, services or rights (other than (i) accrued expenses and trade payables entered into in the ordinary course of business which are not more than one hundred and eighty (180) days past due or subject to a bona fide dispute, (ii) obligations to pay for services provided by employees and individual independent contractors in the ordinary course of business which are not more than one hundred and twenty (120) days past due or subject to a bona fide dispute, (iii) liabilities associated with customer prepayments and deposits, and (iv) prepaid or deferred revenue arising in the ordinary course of business), including (A) any obligation or liability to pay deferred purchase price or other similar deferred consideration for such assets, properties, services or rights where such deferred purchase price or consideration becomes due and payable solely upon the passage of time, and (B) any obligation described in clause (b) of the definition of “Contingent Obligation” that is due and payable (or that becomes due and payable) solely with the passage of time (and not upon the occurrence of an event or the performance of an act); (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds, performance bonds and other similar instruments issued by such Person; (d) all obligations of such Person evidenced by notes, bonds, debentures or other debt securities or similar instruments (including debt securities convertible into Equity Interests, including Permitted Convertible Indebtedness)), including obligations so evidenced incurred in connection with the acquisition of properties, assets or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations of such Person; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product by such Person; (h) Disqualified Equity Interests; (i) all indebtedness referred to in clauses (a) through (g) above of other Persons secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in assets or properties (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness of such other Persons; and (i) all Contingent Obligations of such Person described in clause (a) of the definition thereof in respect of Indebtedness. For the avoidance of doubt, “Indebtedness” shall include Permitted Convertible Indebtedness, but shall not include any Permitted Equity Derivative.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits, costs, reasonable and documented out-of-pocket fees, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees, expenses and disbursements of one counsel for Indemnified Persons plus, as applicable, one local legal counsel in each relevant material jurisdiction and one intellectual property legal counsel, and in the case of an actual or perceived conflict of interest, one additional counsel for such affected Indemnified Persons, in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened in writing by any Person, whether or not any such Indemnified Person shall have commenced such proceeding or hearing or be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnified Persons in enforcing any indemnity hereunder) whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnified Person, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including any Lender’s agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty of the Obligations)).

“Indemnified Person” is defined in Section 11.2(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Insolvency Proceeding” means, with respect to any Person, any proceeding by or against such Person under the Bankruptcy Code, or any other domestic or foreign bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief; provided, however, that, solely with respect to any Person incorporated, organized or formed in any jurisdiction other than the United States, “Insolvency Proceeding” shall not include any winding-up petition against such Credit Party which is frivolous or vexatious and is discharged or dismissed within thirty (30) days of the commencement thereof or any step or procedure in connection with any transaction otherwise permitted under this Agreement.

“Intellectual Property” means all:

(a)         Copyrights, Trademarks, and Patents;

(b)         trade secrets and trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals;

(c)         (i) all computer programs, including source code and object code versions, (ii) all data, databases and compilations of data, whether machine readable or otherwise, and (iii) all documentation, training materials and configurations related to any of the foregoing (collectively, “Software”);

(d)         all right, title and interest arising under any contract or Requirements of Law in or relating to Internet Domain Names;

(e)         design rights;

(f)         IP Ancillary Rights (including all IP Ancillary Rights related to any of the foregoing); and

(g)         all other intellectual property or industrial property rights.

“Interest Date” means the last day of each calendar quarter, commencing with the last day of the calendar quarter during which the First Amendment Effective Date occurs.

“Interest Period” means (a) the period commencing on (and including) the Tranche A Closing Date and ending on (and including) the first Interest Date occurring in the calendar quarter immediately following the Tranche A Closing Date, provided, that if such Interest Date is not a Business Day, the applicable Interest Period shall end on the first Business Day immediately following such Interest Date, and (b) thereafter, each period beginning on (and including) the first day following the end of the preceding Interest Period and ending on the earlier of (and including) (x) the next Interest Date, provided, that if any such last day is not a Business Day, the applicable Interest Period shall end on the first Business Day immediately preceding such Interest Date, (y) the next Payment Date, provided, that if any such day is not a Business Day, the applicable Interest Period shall end on the first Business Day immediately following such Payment Date and (z) the Term Loan Maturity Date. For the avoidance of doubt, if an Interest Period ends on a Payment Date, the next Interest Period shall commence on (and include) the first day following such Payment Date and shall end on (and include) the earlier of the next Interest Date, the next Payment Date or the Term Loan Maturity Date, as described above.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any contract or Requirements of Law in or relating to Internet domain names.

“Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes all merchandise (including Product), materials (including raw materials), parts, components (including component materials and component raw materials), supplies, packing and shipping materials, work in process and finished products, technology (including software, systems, and solutions), and all elements needed to fulfill obligations related to Product under any Manufacturing Agreements including such inventory as is temporarily out of a Credit Party’s or Subsidiary’s custody or possession or in transit (prior to title having transferred) and including any returned goods and any documents of title representing any of the above.

“Investment” means (a) any beneficial ownership interest in any Person (including Equity Interests), (b) any Acquisition or (c) the making of any advance, loan, extension of credit or capital contribution in or to, any Person. The amount of an Investment shall be the amount actually invested (which, in the case of any Investment by a Credit Party or any of its Subsidiaries constituting the contribution of an asset or property, shall be based on the good faith estimate of the fair market value of such asset or property at the time such Investment is made as reasonably determined by a Responsible Officer of such Credit Party), less the amount of cash received or returned for such Investment, without adjustment for subsequent increases or decreases in the value of such Investment or write-ups, write-downs or write-offs with respect thereto; provided that in no event shall such amount be less than zero.

“IP Agreements” means, collectively, (a) those certain IP Security Agreement(s) entered into by and between Parent and the Collateral Agent, dated as of the Tranche A Closing Date, and (b) any IP Security Agreement entered into by and between any relevant Credit Party and the Collateral Agent after the Tranche A Closing Date in accordance with the Loan Documents.

“IP Ancillary Rights” means, with respect to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals, all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect thereto, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other intellectual property right ancillary to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights.

“IP Security Agreement” means “IP Security Agreement”, as such term is defined in the Security Agreement.

“IRC” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“IRS” means the United States Internal Revenue Service or any successor agency.

“Israeli Data Protection Law” means, collectively, the Israeli Protection of Privacy Law, 5741-1981 (including any regulations promulgated thereunder), the Israeli Protection of Privacy (Data Security) Regulations, 5777-2017, the guidelines issued by the Israeli Privacy Protection Authority, the Israeli Basic Law: Human Dignity and Liberty, 5752-1992, the Israeli Patient’s Rights Law, 5756-1996; the directives and applicable circulars issued by the Israeli Ministry of Health relating to Secondary Use of Medical Data, and other Israeli statutes and regulations concerning protection of privacy, information security, or processing of personal data.

“Israeli Security Agreement” means, collectively, (a) that certain Israeli law-governed Fixed Charge Debenture (Unlimited in Amount), dated as of the Tranche A Closing Date, by and between Parent and the Collateral Agent, for the benefit of Lenders and the other Secured Parties, pursuant to which Parent grants the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a first ranking fixed charge over all of Parent’s rights, title, interest and benefits in the Charged Assets (as such term is defined therein), (b) that certain Israeli law-governed Floating Charge Debenture (Unlimited in Amount), dated as of the Tranche A Closing Date, by and between Parent and the Collateral Agent, for the benefit of Lenders and the other Secured Parties, pursuant to which Parent grants the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a first ranking floating charge over all of Parent’s rights, title, interest and benefits in the Charged Assets (as such term is defined therein), (c) that certain Israeli law-governed Fixed Charge Debenture (Unlimited in Amount), dated as of the Effective Date, by and between Parent and the Collateral Agent, for the benefit of Lenders and the other Secured Parties, pursuant to which Parent grants the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a first ranking fixed charge over all of Parent’s rights, title, interest and benefits in the Charged Assets (as such term is defined therein), and (d) that certain Israeli law-governed Floating Charge Debenture (Unlimited in Amount), dated as of the Effective Date, by and between Parent and the Collateral Agent, for the benefit of Lenders and the other Secured Parties, pursuant to which Parent grants the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a first ranking floating charge over all of Parent’s rights, title, interest and benefits in the Charged Assets (as such term is defined therein).

“JELMYTO®” is defined in the definition of Product.

“JELMYTO® Revenue Forecast” means that certain Jelmyto Revenue Forecast included in the Project Upside Confidential Investor Model dated December 2021, made available by or on behalf of Parent to the Collateral Agent and Lenders on the Debtdomain virtual deal site for Project Upside and included in Schedule 5.17 of the Disclosure Letter.

“Knowledge” means, with respect to any Person, the actual knowledge, after reasonable investigation, of the Responsible Officers of such Person.

“Lender” means each Person signatory hereto as a “Lender” and its successors and assigns.

“Lender Expenses” means, collectively:

(a)         all reasonable and documented out-of-pocket fees and expenses of the Collateral Agent and, as applicable, each Lender (and their respective successors and assigns) and their respective Related Parties (including the reasonable and documented out-of-pocket fees, expenses and disbursements of any legal counsel, manufacturing consultants or intellectual property experts (it being agreed that such consultant or expert fees, expenses and disbursements shall be limited to one such consultant and one such expert for the Collateral Agent, Lenders and such Related Parties, taken as a whole and in the case of an actual or perceived conflict of interest, one additional legal counsel for such affected Indemnified Person) therefor, (i) incurred in connection with developing, preparing, negotiating, syndicating, executing and delivering, and interpreting, investigating and administering, the Loan Documents (or any term or provision thereof), any commitment, proposal letter, letter of intent or term sheet therefor or any other document prepared in connection therewith, (ii) incurred in connection with the consummation and administration of any transaction contemplated therein, (iii) incurred in connection with the performance of any obligation or agreement contemplated therein, (iv) incurred in connection with any modification or amendment of any term or provision of, or any supplement to, or the termination (in whole or in part) of, any Loan Document, (v) incurred in connection with internal audit reviews and Collateral audits, or (vi) otherwise incurred with respect to the Credit Parties in connection with the Loan Documents, including any filing or recording fees and expenses; and

(b)         all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent and each Lender (and their respective successors and assigns) and their respective Related Parties (including the reasonable and documented out-of-pocket fees, expenses and disbursements of any legal counsel therefor for the Collateral Agent, Lenders and such Related Parties taken as a whole and in the case of an actual or perceived conflict of interest, one additional legal counsel for such affected Indemnified Person) in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out,” (ii) the enforcement or protection or preservation of any right or remedy under any Loan Document, any Obligation, with respect to any of the Collateral or any other related right or remedy, or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any Insolvency Proceeding) related to any Credit Party or any Subsidiary of any Credit Party in respect of any Loan Document or Obligation, or otherwise in connection with any Loan Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto); provided, that, except with respect to an Insolvency Proceeding, to the extent such enforcement entails the Collateral Agent or any Lender commencing legal action of any sort against Borrower, any fees and expenses incurred in connection therewith shall only be payable by Borrower to the extent the Collateral Agent or any Lender is successful in such legal action.

“Lender Transfer” is defined in Section 11.1(b).

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind or assignment for security purposes, whether voluntarily incurred or arising by operation of law or otherwise against any property or assets.

“Loan Documents” means, collectively, this Agreement, the Disclosure Letter, the Term Loan Notes, the Security Agreement, the Israeli Security Agreement, the RTW Intercreditor Agreement, the IP Agreements, the Perfection Certificate, any Control Agreement, any Collateral Access Agreement, any other Collateral Document, any guaranties executed by a Guarantor in favor of the Collateral Agent for the benefit of Lenders and the other Secured Parties in connection with this Agreement, and any other present or future agreement between or among a Credit Party, the Collateral Agent and any Lender in connection with this Agreement, including in each case, for the avoidance of doubt, any annexes, exhibits or schedules thereto.

“Makewhole Amount” means the Tranche A Makewhole Amount or the Tranche B Makewhole Amount or the Tranche C Makewhole Amount or the Tranche D Makewhole Amount (as applicable) or the combination thereof, as the context dictates.

“Managed Care Plans” means all health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans and similar arrangements.

“Manufacturing Agreement” means (a) any contract or agreement entered into on or prior to the Effective Date by any Credit Party or any of its Subsidiaries with third parties for (i) the clinical or commercial manufacture or in-bound supply in the Territory of Product for any indication, or (ii) for the commercial manufacture or in-bound supply of the active pharmaceutical ingredient incorporated therein that was included in the NDA for Product (with the Manufacturing Agreements in effect as of the Effective Date being set forth in Schedule 12.1 of the Disclosure Letter), and (b) any future contract or agreement entered into after the Effective Date by any Credit Party or any of its Subsidiaries with third parties for (i) the clinical or commercial manufacture or in-bound supply in the Territory of Product for any indication or (ii) for the commercial manufacture or in-bound supply of the active ingredient incorporated therein.

“Margin Stock” means “margin stock” within the meaning of Regulations U and X of the Federal Reserve Board as now and from time to time hereafter in effect.

“Material Adverse Change” means any material adverse change in or material adverse effect on:  (a) the business, financial condition, properties or assets (including all or any portion of the Collateral that is material to the exclusivity of JELMYTO®), liabilities (actual or contingent), operations or performance of the Credit Parties, taken as a whole, since December 31, 2020; (b) without limiting the generality of clause (a) above, (i) the rights of the Credit Parties, taken as a whole, in or related to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of JELMYTO® in the Specified Territory, (ii) any rights that are material to the business and operations of the Credit Parties and their Subsidiaries, taken as a whole, under any Material Contract, or (iii) the period of regulatory exclusivity granted by the FDA for JELMYTO® (including Orphan Drug exclusivity); (c) the ability of the Credit Parties, taken as a whole, to fulfill the payment or performance obligations under this Agreement or any other Loan Document; or (d) the binding nature or validity of, or the ability of the Collateral Agent or any Lender to enforce, the Loan Documents or any of its rights or remedies under the Loan Documents (except to the extent resulting from any act or omission to act on the part of the Collateral Agent or any Lender); provided, however, that, for purposes of clauses (a) and (b) above, the parties hereto agree that no single clinical or regulatory failure shall, in and of itself, constitute or be deemed to constitute a Material Adverse Change hereunder. Notwithstanding the foregoing, none of the following events shall, in and of itself, constitute or be deemed to constitute a Material Adverse Change if and only so long as, in each case of sub-clauses (i) through (iv) below, such event does not involve or relate to JELMYTO®: (i) adverse results or delays in any nonclinical or clinical trial; (ii) the failure to achieve any clinical or non-clinical trial goals or objectives, including the failure to demonstrate the desired safety or efficacy of any drug or companion diagnostic; (iii) any denial, delay or limitation of approval of the FDA (or foreign equivalents) or any other Governmental Authority; or (iv) a change in or discontinuation of a strategic partnership or other collaboration or license arrangement.

“Material Contract” means any contract or other arrangement to which any Credit Party or any of its Subsidiaries is a party (other than the Loan Documents) or by which any of its assets or properties are bound, in each case, relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of Product in the Territory, for which the breach of, default or nonperformance under, cancellation or termination of or the failure to renew could reasonably be expected to result in a Material Adverse Change under clauses (a), (b)(i), (b)(iii), (c) or (d) of the definition thereof. For the avoidance of doubt, each Manufacturing Agreement and each Company IP Agreement is a Material Contract and the Pre-Paid Forward Contract and each other PPFC Document is a Material Contract. For the avoidance of doubt, the following agreements are not Material Contracts: (a) any customer contracts, (b) any purchase orders or statements of work entered into from time to time in the ordinary course of business pursuant to Manufacturing Agreements, (c) agreements or other contractual arrangements in connection with capital expenditures in the ordinary course of business, (d) agreements or other contractual arrangements entered into in the ordinary course of business in connection with the purchase of materials or the sale of third party products for further distribution and (e) distribution agreements entered into in the ordinary course of business with third parties for the sale of Product in a specific territory outside of the United States.

“Medicaid” means the health care assistance program established by Title XIX of the SSA (42 U.S.C. 1396 et seq.).

“Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the SSA (42 U.S.C. 1395 et seq.).

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on real estate or any interest in real estate.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which Parent or its Subsidiaries or their respective ERISA Affiliates is then making or accruing an obligation to make contributions; (b) to which Parent or its Subsidiaries or their respective ERISA Affiliates has within the preceding five (5) plan years made contributions; or (c) with respect to which Parent or its Subsidiaries could incur material liability.

“NDA” means a new drug application, submitted to the FDA pursuant to 21 U.S.C. § 355 seeking authorization to market a new drug in the United States.

“Net Sales” means, as of any date of determination, the net consolidated product revenue (consistent with the calculation of same in Parent’s financial statements) of Parent and its Subsidiaries of JELMYTO® for the twelve (12) months prior to such date (excluding, for the avoidance of doubt, any (i) upfront or milestone payments received by Parent or any of its Subsidiaries, (ii) advancements, payments or reimbursements of expenses of Parent or any of its Subsidiaries, and (iii) any other non-sales-based revenue or proceeds received by Parent or any of its Subsidiaries), determined on a consolidated basis in accordance with Applicable Accounting Standards as set forth in Parent’s financial statements or as otherwise evidenced in a manner reasonably satisfactory to the Required Lenders.

“Note Register” is defined in Section 2.8(a).

“Obligations” means, collectively, the Credit Parties’ obligations to pay when due any and all debts, principal, interest, Lender Expenses, the Additional Consideration, the Makewhole Amount, the Prepayment Premium and any other fees, expenses, indemnities and amounts any Credit Party owes any Lender or the Collateral Agent now or later, under this Agreement or any other Loan Document, including interest accruing after Insolvency Proceedings begin (whether or not allowed), and to perform Borrower’s (or Parent’s, as applicable) duties under the Loan Documents.

“OFAC” is defined in Section 4.18(c).

“Operating Documents” means, collectively with respect to any Person, such Person’s formation and constitutional documents and, (a) if such Person is a corporation, its bylaws (or similar organizational regulations), (b) if such Person is an exempted company or a company limited by shares, its memorandum and articles of association (or similar organizational regulations), (c) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (d) if such Person is a partnership, its partnership agreement (or similar agreement), in each case including all amendments, restatements, supplements and modifications thereto.

“ordinary course of business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, undertaken by such Person in good faith and not for purposes of evading any covenant, prepayment obligation or restriction in any Loan Document.

“Orphan Drug” means a drug that meets the definition for “orphan drug” provided in 21 C.F.R. § 316.3(b)(10), which has been granted an orphan drug designation by the Secretary of Health and Human Services or the FDA under 21 U.S.C. § 360bb.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising solely from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, excise, filing, value added Taxes, mortgage or property Taxes, charges or similar levies or similar Taxes that arise from any payment made hereunder, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to a Lender Transfer.

“Participant Register” is defined in Section 11.1(d).

“Patents” means all patents and patent applications (including any improvements, continuations, continuations-in-part, divisions, provisionals or any substitute applications), any patent issued with respect to any of the foregoing patent applications, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign and international counterparts of any of the foregoing. For the avoidance of doubt, patents and patent applications under this definition include individual patent claims and include all patents and patent applications filed with the U.S. Patent and Trademark Office or which could be nationalized in the United States.

“Patriot Act” is defined in Section 3.1(h).

“Payment Date” means, with respect to the Term Loans and as the context dictates: (a) the first Interest Date occurring in the calendar quarter immediately following the Tranche A Closing Date; (b) thereafter, each succeeding Interest Date; and (c) the Term Loan Maturity Date.

“Perfection Certificate” is defined in Section 4.6.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of Term SOFR.

“Permitted Acquisition” means any Acquisition, so long as:

(a)         no Default or Event of Default shall have occurred and be continuing as of, or could reasonably be expected to result from, the consummation of such Acquisition;

(b)         the properties or assets being acquired or licensed, or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, (i) the same, similar or related line of business as that then-conducted by Parent and its Subsidiaries, or (ii) a line of business that is related or ancillary to or in furtherance of a line of business as that then-conducted by Parent and its Subsidiaries;

(c)         in the case of any Asset Acquisition, any and all assets are being acquired or licensed in such Acquisition by a Credit Party and, within the timeframes expressly set forth in Section 5.12 with respect to all such assets constituting Collateral, such Credit Party shall have executed and delivered or authorized, as applicable, any and all joinders, security agreements, financing statements and any other documentation, and made such other deliveries, required by Section 5.12 or reasonably requested by the Collateral Agent in order to include such newly acquired or licensed assets within the Collateral, in each case to the extent required by Section 5.12;

(d)         in the case of any Stock Acquisition, any and all Equity Interests are being acquired in such Acquisition directly by a Credit Party and, within the timeframes expressly set forth in Section 5.13, such Credit Party shall have complied with its obligations under Section 5.13, in each case to the extent such Equity Interests are subject thereto; and

(e)         any Indebtedness or Liens assumed in connection with such Acquisition are otherwise permitted under Section 6.4 or 6.5, respectively.

“Permitted Convertible Indebtedness” means Indebtedness of the Parent or any Subsidiary of Parent that is a Credit Party having a feature which entitles the holder thereof in certain circumstances to convert or exchange all or a portion of such Indebtedness into Equity Interests in Parent or such Subsidiary (or other securities or property following a merger event or other change of the common stock of Parent or such Subsidiary), cash or any combination of cash and such Equity Interests (or such other securities or property) based on the market price of such Equity Interests (or such other securities or property); provided, however, that (a) such Indebtedness shall be unsecured, (b) such Indebtedness shall not be guaranteed by any Subsidiary of Parent, (c) such Indebtedness shall bear interest at a rate per annum not to exceed five percent (5.0%), (d) such Indebtedness shall not include covenants and defaults (other than covenants and defaults customary for convertible indebtedness but not customary for loans, as determined by Parent in its good faith judgment) that are, taken as a whole, more restrictive on the Credit Parties than the provisions of this Agreement (as determined by Parent in its good faith judgment), (e) immediately prior to and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing or could reasonably be expected to occur as a result therefrom (after giving effect to this Agreement), (f) such Indebtedness shall not (i) mature or be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) be redeemable at the option of the holder thereof, in whole or in part or (iii) provide for the scheduled payment of dividends or distributions (other than scheduled cash interest payments) in cash, in each case of the foregoing sub-clauses (i), (ii) and (iii), earlier than twelve (12) months after the Term Loan Maturity Date (it being understood, for the avoidance of doubt, that (w) a redemption right of Parent or such Subsidiary in respect of such Indebtedness, (x) conversion rights of holders in respect of such Indebtedness, (y) acceleration rights of holders of such Indebtedness upon the occurrence of an event of default specified in the agreement governing such Indebtedness and (z) the obligation to pay customary amounts to holders of such Indebtedness in connection with a “change of control” or “fundamental change”, in each case, shall not be considered in connection with the determination of scheduled maturity date for purposes of this clause (f)); (g) immediately after giving effect to the creation, incurrence or assumption of any such Indebtedness, the amount of all Permitted Convertible Indebtedness then-outstanding shall not exceed $200,000,000 in the aggregate; (h) as of the date of pricing for, and as of the Trading Day immediately preceding the creation, incurrence or assumption of, any such Indebtedness, (i) Parent’s market capitalization is greater than $750,000,000, and (ii) either (A) the trailing twelve-month Net Sales of JELMYTO® are greater than $150,000,000 or (B) the first FDA approval of UGN-102 has been obtained for marketing and distribution in the United States; and (h) Parent shall have delivered to the Collateral Agent a certificate of a Responsible Officer of Parent certifying as to the foregoing clauses (a) through (h) with respect to any such Indebtedness.

“Permitted Distributions” means, in each case subject to Section 6.8 if applicable:

(a)         dividends, distributions or other payments by any Wholly-Owned Subsidiary of Parent on its Equity Interests to, or the redemption, retirement or purchase by any Wholly-Owned Subsidiary of Parent of its Equity Interests from, Parent or any other Wholly-Owned Subsidiary of Parent;

(b)         dividends, distributions or other payments by any non-Wholly-Owned Subsidiary on its Equity Interests to, or the redemption, retirement or purchase by any non-Wholly-Owned Subsidiary of its Equity Interests from, Parent or any other Subsidiary or each other owner of such non-Wholly-Owned Subsidiary’s Equity Interests based on their relative ownership interests of the relevant class of such Equity Interests;

(c)         exchanges, redemptions or conversions by Parent in whole or in part any of its Equity Interests for or into another class of its Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests;

(d)         any such payments arising from a Permitted Acquisition or other Permitted Investment by Parent or any of its Subsidiaries;

(e)         the payment of dividends by Borrower solely in non-cash pay and non-redeemable capital stock (including, for the avoidance of doubt, dividends and distributions payable solely in Equity Interests);

(f)         cash payments in lieu of the issuance of fractional shares arising out of stock dividends, splits or combinations or in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests;

(g)         in connection with any Acquisition or other Investment by Parent or any of its Subsidiaries, (i) the receipt or acceptance of the return to Parent or any of its Subsidiaries of Equity Interests of Parent constituting a portion of the purchase price consideration in settlement of indemnification claims, or as a result of a purchase price adjustment (including earn-outs or similar obligations) and (ii) payments or distributions to equity holders pursuant to appraisal rights required under Requirements of Law;

(h)         the distribution of rights pursuant to any shareholder rights plan or the redemption of such rights for nominal consideration in accordance with the terms of any shareholder rights plan;

(i)         dividends, distributions or payments on its Equity Interests by any Subsidiary to any Credit Party;

(j)         dividends, distributions or payments on its Equity Interests by any Subsidiary that is not a Credit Party to any other Subsidiary that is not a Credit Party;

(k)         purchases of Equity Interests of Parent or its Subsidiaries in connection with the exercise of stock options by way of cashless exercise, or in connection with the satisfaction of withholding tax obligations;

(l)         issuance to directors, officers, employees or contractors of Borrower of common stock of Borrower upon the vesting of restricted stock, restricted stock units, or other rights to acquire common stock of Borrower, in each case pursuant to plans or agreements approved by Borrower’s Board of Directors or stockholders;

(m)         the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Parent or any of its Subsidiaries held by any future, present or former employee, consultant, officer or director (or spouse, ex-spouse or estate of any of the foregoing or trust for the benefit of any of the foregoing or any lineal descendants thereof) of Parent or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement or employment agreement; provided, however, that the aggregate payments made under this clause (m) do not exceed in any calendar year the sum of (i) $3,000,000 plus (ii) the amount of any payments received in such calendar year under key-man life insurance policies;

(n)         dividends or distributions on its Equity Interests by Parent or any of its Subsidiaries payable solely in additional shares of its common stock; and

(o)         solely in connection with Permitted Convertible Indebtedness and any Refinancing Convertible Debt relating thereto, the Credit Parties or its Subsidiaries may enter into Permitted Equity Derivatives (and may settle, terminate or unwind any such Permitted Equity Derivatives in connection with any refinancing, early conversion or maturity of such Permitted Convertible Indebtedness).

“Permitted Equity Derivative” means any call or capped option (or substantively equivalent equity derivative transaction) or call spread transaction relating to the Equity Interests of Parent or any other Credit Party purchased by Parent or such Credit Party in connection with the issuance of Permitted Convertible Indebtedness and any Refinancing Convertible Debt relating thereto by Parent or such other Credit Party, provided, that the purchase price for such call or capped option does not exceed the net cash proceeds received by Parent or such other Credit Party from the issuance of such Permitted Convertible Indebtedness or Refinancing Convertible Debt.

“Permitted Indebtedness” means:

(a)         Indebtedness of the Credit Parties to Secured Parties under this Agreement and the other Loan Documents;

(b)         Indebtedness existing on the Effective Date and shown on Schedule 12.2 of the Disclosure Letter;

(c)         Permitted Convertible Indebtedness not to exceed $200,000,000 in the aggregate at any time outstanding; provided that Permitted Convertible Indebtedness will not be deemed to be outstanding, to the extent that in connection with the issuance of any Refinancing Convertible Debt, the Permitted Convertible Indebtedness to be refinanced is cancelled within three (3) Business Days of the incurrence of such Refinancing Convertible Debt;

(d)         Indebtedness not to exceed $5,000,000 in the aggregate at any time outstanding, consisting of (i) Indebtedness incurred to finance the purchase, construction, repair, or improvement of fixed assets and (ii) Capital Lease Obligations;

(e)         Indebtedness in connection with trade credit, corporate credit cards, purchasing cards or bank card products, provided, that any such Indebtedness that is secured shall not exceed $1,000,000 in the aggregate at any time outstanding;

(f)         guarantees of Permitted Indebtedness;

(g)         Indebtedness consisting of indemnity obligations and royalty payments or sales milestones based on net sales incurred in connection with any Permitted Acquisition, Permitted Transfer, Permitted Investment or any in-licensing or any collaboration, co-promotion or co-marketing arrangement; in each instance only if such Indebtedness is due and payable upon the occurrence of an event or the performance of an act (and not solely with the passage of time);

(h)         Indebtedness of Parent or any of its Subsidiaries with respect to letters of credit, bank guarantees, bankers' acceptances, warehouse receipts or similar instruments outstanding and to the extent secured, secured solely by cash or Cash Equivalents, in each case entered into in the ordinary course of business;

(i)         Indebtedness owed: (i) by a Credit Party to another Credit Party; (ii) by a Subsidiary of Parent that is not a Credit Party to another Subsidiary of Parent that is not a Credit Party; (iii) by a Credit Party to a Subsidiary of Parent that is not a Credit Party; or (iv) by a Subsidiary of Parent that is not a Credit Party to a Credit Party, not to exceed $5,000,000 in the aggregate at any time outstanding;

(j)         Indebtedness consisting of Contingent Obligations described in clause (a) of the definition thereof: (i) of a Credit Party of Permitted Indebtedness of another Credit Party (or obligations that do not constitute Indebtedness hereunder and are not prohibited hereunder); (ii) of a Subsidiary of Parent which is not a Credit Party of Permitted Indebtedness (or obligations that do not constitute Indebtedness hereunder and are not prohibited hereunder) of another Subsidiary of Parent which is not a Credit Party; (iii) of a Subsidiary of Parent which is not a Credit Party of Permitted Indebtedness (or obligations that do not constitute Indebtedness hereunder and are not prohibited hereunder) of a Credit Party; or (iv) of a Credit Party of Permitted Indebtedness (or obligations that do not constitute Indebtedness hereunder and are not prohibited hereunder) of a Subsidiary of Parent which is not a Credit Party not to exceed $10,000,000 in the aggregate at any time outstanding;

(k)         Indebtedness not to exceed $5,000,000 in the aggregate at any time outstanding plus any additional amounts payable in Equity Interests and cash in lieu of fractional shares consisting of earn-outs and other obligations in respect of deferred purchase price of assets, property, services or rights, incurred in connection with any Permitted Acquisition, Permitted Transfer, Permitted Investment or any in-licensing or any collaboration, co-promotion or co-marketing arrangement;

(l)         Indebtedness of any Person that becomes a (direct or indirect) Subsidiary of Parent (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary of Parent in a transaction permitted hereunder) after the Effective Date; provided, that all such Indebtedness is at all times Subordinated Debt;

(m)         (i) Indebtedness with respect to workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations or (ii) Indebtedness related to employee benefit plans, including annual employee bonuses, accrued wage increases and 401(k) plan matching obligations; in each case, incurred in the ordinary course of business;

(n)         Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations arising in the ordinary course of business;

(o)         Indebtedness in respect of netting services, overdraft protection and other cash management services, in each case in the ordinary course of business;

(p)         Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(q)         Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by any Credit Party in the ordinary course of business;

(r)         unsecured Indebtedness incurred in connection with any items of Permitted Distributions in clause (m) of the definition of “Permitted Distributions”;

(s)         other unsecured Indebtedness in an aggregate amount not to exceed $5,000,000 at any time outstanding; and

(t)         subject to the proviso immediately below, extensions, refinancings, renewals, modifications, amendments, restatements and, in the case of any items of Permitted Indebtedness in clause (b) of the definition thereof or Permitted Indebtedness constituting notes governed by an indenture (including Permitted Convertible Indebtedness), exchanges, of any items of Permitted Indebtedness in clauses (a) through (s) above, provided, that in the case of clause (b) above, the principal amount thereof is not increased (other than by any reasonable amount of premium (if any), interest (including post-petition interest), fees, expenses, charges or additional or contingent interest reasonably incurred in connection with the same and the terms thereof); provided, further, that in the case of any Indebtedness permitted under clause (c) of the definition thereof, (x) the maturity thereof is not shortened to before the Term Loan Maturity Date, (y) the amount of such Indebtedness at the time of, and taking into effect, such extension, refinancing, renewal, modification, amendment, restatement or exchange, together with all other Permitted Convertible Indebtedness then-outstanding, does not exceed $200,000,000 in the aggregate, and (z) there is no change to or addition of any direct or indirect obligor with respect thereto.

Notwithstanding the foregoing, “Permitted Indebtedness” shall not include any Hedging Agreements.

Notwithstanding the foregoing or anything in this Agreement to the contrary, no direct or indirect synthetic royalty or similar financing transaction involving the sale of revenues or royalties entered into after the Tranche A Closing Date and, except to the extent incurred in connection with any Permitted Acquisitions, Permitted Investments, in-licensing agreements or any collaboration, co-promotion or co-marketing arrangements, in each case entered into by any Credit Party or any of its Subsidiaries, no Indebtedness constituting royalty payments or sales milestones based on net sales that is, directly or indirectly, created, incurred, assumed or guaranteed after the Tranche A Closing Date by a Credit Party or any of its Subsidiaries, shall in any instance be permitted under this Agreement without the prior written consent of the Collateral Agent or the Required Lenders.

“Permitted Investments” means:

(a)         Investments (including Investments in Subsidiaries) existing on the Effective Date and shown on Schedule 12.3 of the Disclosure Letter, including any extensions, renewals or reinvestments thereof;

(b)         Investments consisting of cash and Cash Equivalents;

(c)         Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(d)         subject to Section 5.5, Investments consisting of deposit accounts or securities accounts;

(e)         Investments in connection with Permitted Transfers;

(f)         Investments consisting of (i) travel advances and employee relocation loans and other employee advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(g)         Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(h)         Investments consisting of accounts receivable of, or prepaid royalties and other credit extensions or advances, to customers, suppliers or manufacturers who are not Affiliates, in the ordinary course of business or otherwise to support capacity demand; provided that this clause (h) shall not apply to Investments of any Credit Party in any of its Subsidiaries;

(i)         joint ventures or strategic alliances consisting of the licensing or development of technology or the providing of technical support;

(j)         Investments (i) required in connection with a Permitted Acquisition (including the formation of any Subsidiary for the purpose of effectuating such Permitted Acquisition, the capitalization of such Subsidiary whether by capital contribution or intercompany loans to the extent otherwise permitted by the terms of this Agreement, related Investments in Subsidiaries necessary to consummate such Permitted Acquisition and the receipt of any non-cash consideration in such Permitted Acquisition) and (ii) consisting of earnest money or escrow deposits required in connection with a Permitted Acquisition or other acquisition of properties or assets not otherwise prohibited hereunder;

(k)         Investments constituting the formation of any Subsidiary for the purpose of consummating a merger or acquisition transaction permitted by Section 6.3(a)(i) through (iv) hereof, which such transaction is otherwise a Permitted Investment;

(l)         Investments of any Person that (i) becomes a Subsidiary of Parent (or of any Person not previously a Subsidiary of Parent that is merged or consolidated with or into a Subsidiary of Parent in a transaction permitted hereunder) after the Effective Date, or (ii) are assumed after the Effective Date by Parent or any Subsidiary of Parent in connection with an acquisition of assets from such Person by Parent or such Subsidiary, in either case, in a Permitted Acquisition; provided, that in each case, any such Investment (x) exists at the time such Person becomes a Subsidiary of Parent (or is merged or consolidated with or into a Subsidiary of Parent) or such assets are acquired, (y) was not made in contemplation of or in connection with such Person becoming a Subsidiary of Parent (or merging or consolidating with or into a Subsidiary of Parent) or such acquisition of assets, and (z) could not reasonably be expected to result in a Default or an Event of Default;

(m)         Investments arising as a result of the licensing of Intellectual Property in the ordinary course of business and not prohibited under this Agreement;

(n)         to the extent constituting an Investment, any Permitted Equity Derivative, including the payment of premiums in connection therewith;

(o)         Investments by: (i) any Credit Party in any other Credit Party; (ii) any Subsidiary of Parent which is not a Credit Party in another Subsidiary of Parent which is not a Credit Party; (iii) any Subsidiary of Parent which is not a Credit Party in any Credit Party; (iv) any Credit Party in a Subsidiary of Parent which is not a Credit Party, not to exceed $5,000,000 in the aggregate outstanding at any time; and (v) Parent and its Subsidiaries consisting of Equity Interests in their respective Subsidiaries existing on (x) the Tranche A Closing Date and (y) each other Closing Date, in each case of this sub-clause (y), only if the formation or acquisition of, or merger or consolidation resulting in a Person becoming, a Subsidiary is not prohibited hereunder;

(p)         Repurchases of capital stock of Parent or any of its Subsidiaries deemed to occur upon the exercise of options, warrants or other rights to acquire capital stock of Parent or such Subsidiary solely to the extent that shares of such capital stock represent a portion of the exercise price of such options, warrants or such rights;

(q)         Investments consisting of non-cash consideration received for any Permitted Transfer;

(r)          Investments consisting of acquisitions from third parties of inventory, equipment, office supplies, software and other similar assets in the ordinary course of business;

(s)         Investments consisting of in-licensing agreements, provided that no Indebtedness that is not Permitted Indebtedness is incurred or assumed in connection therewith;

(t)         [Reserved]; and

(u)         other Investments in an aggregate amount not to exceed $5,000,000 outstanding at any time;

(v)         provided, however, that, none of the foregoing Investments shall be a “Permitted Investment” if any Indebtedness or Liens assumed in connection with such Investment are not otherwise permitted under Section 6.4 or 6.5, respectively.

Notwithstanding the foregoing, other than in connection with clause (n) above, “Permitted Investments” shall not include any Hedging Agreements.

“Permitted Licenses” means, collectively: (a) any non-exclusive license or covenant not to sue in any geography within the Territory, of or with respect to any Intellectual Property (including, for clarity, any Company IP); (b) any exclusive license or covenant not to sue as to any geography within the Territory other than the U.S., of or with respect to any Intellectual Property (including, for clarity, any Company IP); (c) any non-exclusive grant or covenant not to sue in any geography within the Territory, or any exclusive grant or covenant not to sue as to any geography within the Territory other than the U.S., of development, manufacturing, production, commercialization, marketing, co-promotion, distribution, sale, lease or similar commercial rights with respect to Product; and (d) any intercompany license, covenant not to sue, or other similar arrangement (i) in any geography within the Territory, between or among Credit Parties, and (ii) in any geography within the Territory other than the U.S., between or among Credit Parties and their respective Subsidiaries. Notwithstanding the foregoing or any other provision of this Agreement, no Excluded License entered into after the Tranche A Closing Date shall be a “Permitted License” hereunder without the prior written consent of the Collateral Agent or the Required Lenders.

“Permitted Liens” means:

(a)         Liens in favor and for the benefit of any Lender and the other Secured Parties securing the Obligations pursuant to any Loan Document;

(b)         Liens existing on the Effective Date and set forth on Schedule 12.4 of the Disclosure Letter;

(c)         Liens for Taxes, assessments or governmental charges incurred in the ordinary course of business and which are not yet due and payable or if due and payable, (i) are being contested in good faith and by appropriate proceedings promptly instituted and diligently conducted and (ii) for which adequate reserves therefor have been set aside on the books of the applicable Person and maintained in conformity with Applicable Accounting Standards, if required;

(d)         Pledges or deposits made in the ordinary course of business (other than Liens imposed by ERISA) in connection with workers’ compensation, payroll taxes, employment insurance, unemployment insurance, old-age pensions, or other similar social security legislation, (ii) pledges or deposits made in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Parent or any of its Subsidiaries, (iii) subject to Section 6.2(b), statutory or common law Liens of landlords, (iv) Liens otherwise arising by operation of law in favor of the owner or sublessor of leased premises and confined to the property rented, (v) Liens that are restrictions on transfer of securities imposed by applicable securities laws, (vi) Liens resulting from a filing by a lessor as a precautionary filing for a true lease, and (vii) pledges or deposits to secure performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature, in each case other than for borrowed money and entered into in the ordinary course of business;

(e)         Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under either Section 7.4 or 7.7;

(f)         Liens (including the right of set-off) in favor of banks or other financial institutions incurred on deposits made in accounts held at such institutions in the ordinary course of business; provided that such Liens (i) are not given in connection with the incurrence of any Indebtedness, (ii) relate solely to obligations for administrative and other banking fees and expenses incurred in the ordinary course of business in connection with the establishment or maintenance of such accounts and (iii) are within the general parameters customary in the banking industry;

(g)         Liens that are contractual rights of set-off (i) relating to pooled deposit or sweep accounts of Parent or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (ii) relating to purchase orders and other agreements entered into with customers of Parent or any of its Subsidiaries in the ordinary course of business, including vendors’ liens to secure payment arising under Article 2 of the Code or similar provisions of Requirements of Law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(h)         Liens solely on any cash earnest money deposits made by Parent or any of its Subsidiaries in connection with any Permitted Acquisition, Permitted Investment or other acquisition of assets or properties not otherwise prohibited under this Agreement;

(i)         Liens existing on assets or properties at the time of its acquisition or existing on the assets or properties of any Person at the time such Person becomes a Subsidiary of Parent, in each case after the Effective Date; provided that (i) neither such Lien was created nor the Indebtedness secured thereby was incurred in contemplation of such acquisition or such Person becoming a Subsidiary of Parent, (ii) such Lien does not extend to or cover any other assets or properties (other than the proceeds or products thereof and other than after-acquired assets or properties subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that requires, pursuant to its terms and conditions in effect at such time, a pledge of after-acquired assets or properties, it being understood that such requirement shall not be permitted to apply to any assets or properties to which such requirement would not have applied but for such acquisition), (iii) the Indebtedness and other obligations secured thereby is permitted under Section 6.4 hereof and (iv) such Liens are of the type otherwise permitted under Section 6.5 hereof;

(j)         Liens securing Indebtedness permitted under clause (d) of the definition of “Permitted Indebtedness” (including any extensions, refinancings, modifications, amendments or restatements of such Indebtedness permitted under clause (t) of the definition of “Permitted Indebtedness”); provided, that such Lien does not extend to or cover any assets or properties other than those that are (i) subject to such Capital Lease Obligations or (ii) acquired with or otherwise financed or refinanced by such Indebtedness;

(k)         servitudes, easements, rights-of-way, restrictions and other similar encumbrances on real property imposed by Requirements of Law and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor defects or other irregularities in title which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Credit Party or any Subsidiary of any Credit Party;

(l)         to the extent constituting a Lien, escrow arrangements securing indemnification obligations associated with any Permitted Acquisition or Permitted Investment;

(m)         (i) leases or subleases of real property granted in the ordinary course of business (including, if referring to a Person other than a Credit Party or a Subsidiary, in the ordinary course of such Person’s business), (ii) licenses, sublicenses, leases or subleases of personal property (other than Intellectual Property) granted to third parties in the ordinary course of business, in each case which do not interfere in any material respect with the operations of the business of any Credit Party or any of its Subsidiaries and do not prohibit granting the Collateral Agent a security interest in any Credit Party’s personal property held at such location for the benefit of the Lenders and other Secured Parties, (iii) Permitted Licenses, and (iv) retained interests of lessors or licensors or similar party under any in-licenses;

(n)         Liens on cash or other current assets pledged to secure (i) Indebtedness in respect of corporate credit cards, purchasing cards or bank card products, provided, that such Liens shall not secure more than $1,000,000 of such Indebtedness in the aggregate at any time, or (ii) Indebtedness in the form of letters of credit or bank guarantees;

(o)         Liens on any properties or assets of Parent or any of its Subsidiaries which do not constitute Collateral under the Loan Documents, other than (i) any Company IP that does not constitute Collateral under the Loan Documents but is related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of Product in the Territory and (ii) Equity Interests of any Subsidiary;

(p)         Liens on any properties or assets of Parent or any of its Subsidiaries imposed by law or regulation which were incurred in the ordinary course of business, including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, contractors’, suppliers of materials’, architects’ and repairmen’s Liens, and other similar Liens arising in the ordinary course of business; provided that such Liens (i) do not materially detract from the value of such properties or assets subject thereto or materially impair the use of such properties or assets subject thereto in the operations of the business of Parent or such Subsidiary or (ii) are being contested in good faith by appropriate proceedings which conclusively operate to stay the sale or forfeiture of any portion of such properties or assets subject thereto, and for which adequate reserves have been set aside on the books of the applicable Person and maintained in conformity with Applicable Accounting Standards, if required;

(q)         Liens in favor of customs and revenue authorities arising as a Requirement of Law which were incurred in the ordinary course of business, to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(r)         Liens on any goods sold to Parent or any of its Subsidiaries in the ordinary course of business in favor of the seller thereof, but only to the extent securing the unpaid purchase price for such goods and any related expenses; and

(s)         subject to the provisos immediately below, the modification, replacement, extension or renewal of the Liens described in clauses (a) through (r) above; provided, however, that any such modification, replacement, extension or renewal must (i) be limited to the assets or properties encumbered by the existing Lien (and any additions, accessions, parts, improvements and attachments thereto and the proceeds thereof) and (ii) not increase the principal amount of any Indebtedness secured by the existing Lien (other than by any reasonable premium or other reasonable amount paid and fees and expenses reasonably incurred in connection therewith); provided, further, that to the extent any of the Liens described in clauses (a) through (r) above secure Indebtedness of a Credit Party, such Liens, and any such modification, replacement, extension or renewal thereof, shall constitute Permitted Liens if and only to the extent that such Indebtedness is permitted under Section 6.4 hereof.

“Permitted Negative Pledges” means:

(a)         prohibitions or limitations with regard to specific properties or assets encumbered by Permitted Liens, if and only to the extent each such prohibition or limitation applies only to such properties or assets;

(b)         prohibitions or limitations set forth in any lease, license or other similar agreement entered into in the ordinary course of business;

(c)         prohibitions or limitations relating to Permitted Indebtedness, in the case of each relevant agreement, document or instrument if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement and the other Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Parent in good faith);

(d)         customary provisions restricting assignments, subletting, sublicensing or other transfer of properties or assets subject thereto set forth in leases, subleases, licenses (including Permitted Licenses) and other similar agreements that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses or agreements, and customary provisions restricting assignment, pledges or transfer of any agreement entered into in the ordinary course of business;

(e)         prohibitions or limitations imposed by Requirements of Law;

(f)         prohibitions or limitations that exist as of the Effective Date under Indebtedness existing on the Effective Date;

(g)         customary prohibitions or limitations arising in connection with any Permitted Transfer or contained in any agreement relating to any Permitted Transfer pending the consummation of such Permitted Transfer;

(h)         customary provisions in shareholders’ agreements, joint venture agreements, Operating Documents or similar binding agreements relating to, or any agreement evidencing Indebtedness of, any joint venture entity or non-Wholly-Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly-Owned Subsidiary and the Equity Interests issued thereby;

(i)         customary net worth provisions set forth in real property leases entered into by Subsidiaries of Borrower, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Parent in good faith);

(j)         customary net worth provisions set forth in customer agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Parent in good faith);

(k)         restrictions on cash or other deposits (including escrowed funds) imposed by agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document;

(l)         prohibitions or limitations set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Borrower or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);

(m)         prohibitions or limitations imposed by any Loan Document;

(n)         customary provisions set forth in joint venture agreements or agreements governing minority investments that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement;

(o)         limitations imposed with respect to any license acquired in a Permitted Acquisition;

(p)         customary provisions restricting assignments or other transfer of properties or assets subject thereto set forth in any agreement entered into in the ordinary course of business, if and only to the extent each such restriction applies only to the properties or assets subject to such agreement;

(q)         prohibitions or limitations imposed by any agreement evidencing any Permitted Indebtedness of the type described in clause (d) of the definition of “Permitted Indebtedness”; and

(r)         prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the agreements referred to in clauses (a) through (q) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such prohibition or limitation.

“Permitted Subsidiary Distribution Restrictions” means, in each case notwithstanding Section 6.8:

(a)         prohibitions or limitations with regard to specific properties or assets encumbered by Permitted Liens, if and only to the extent each such prohibition or limitation applies only to such properties or assets;

(b)         prohibitions or limitations set forth in any lease, license or other similar agreement entered into in the ordinary course of business;

(c)         prohibitions or limitations relating to Permitted Indebtedness, in the case of each relevant agreement, document or instrument if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement and the other Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Parent in good faith);

(d)         customary provisions restricting assignments, subletting, sublicensing or other transfer of properties or assets subject thereto set forth in leases, subleases, licenses (including Permitted Licenses) and other similar agreements that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses or agreements, and customary provisions restricting assignment, pledges or transfer of any agreement entered into in the ordinary course of business;

(e)         prohibitions or limitations on the transfer or assignment of any properties, assets or Equity Interests set forth in any agreement entered into in the ordinary course of business that is not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to such properties, assets or Equity Interests;

(f)         prohibitions or limitations imposed by Requirements of Law;

(g)         prohibitions or limitations that exist as of the Effective Date under Indebtedness existing on the Effective Date;

(h)         customary prohibitions or limitations arising in connection with any Permitted Transfer or contained in any agreement relating to any Permitted Transfer pending the consummation of such Permitted Transfer;

(i)         customary provisions in shareholders’ agreements, joint venture agreements, Operating Documents or similar binding agreements relating to, or any agreement evidencing Indebtedness of, any joint venture entity or non-Wholly-Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly-Owned Subsidiary and the Equity Interests issued thereby;

(j)         customary net worth provisions set forth in real property leases entered into by Subsidiaries of Borrower, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Parent in good faith);

(k)         customary net worth provisions set forth in customer agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Parent in good faith);

(l)         restrictions on cash or other deposits (including escrowed funds) imposed by agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document;

(m)         prohibitions or limitations set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Borrower or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);

(n)         prohibitions or limitations imposed by any Loan Document;

(o)         customary provisions set forth in joint venture agreements or agreements governing minority investments that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement;

(p)         customary provisions restricting assignments or other transfer of properties or assets subject thereto set forth in any agreement entered into in the ordinary course of business, if and only to the extent each such restriction applies only to the properties or assets subject to such agreement;

(q)         prohibitions or limitations imposed by any agreement evidencing any Permitted Indebtedness of the type described in clause (d) of the definition of “Permitted Indebtedness”; and

(r)         prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the agreements referred to in clauses (a) through (q) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such prohibition or limitation.

“Permitted Transaction” is defined in Section 2.2(c)(iii).

“Permitted Transfers” means:

(a)         Transfers of any properties or assets which do not constitute Collateral under the Loan Documents, other than any Company IP that does not constitute Collateral under the Loan Documents but is related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of Product in the Specified Territory (other than, for the avoidance of doubt, any such Company IP Transferred pursuant to any Permitted License);

(b)         Transfers of Inventory in the ordinary course of business;

(c)         Transfers of surplus, damaged, worn out or obsolete equipment that is, in the reasonable judgment of a Responsible Officer of Parent exercised in good faith, no longer economically practicable to maintain or useful in the ordinary course of business, and Transfers of other properties or assets in lieu of any pending or threatened institution of any proceedings for the condemnation or seizure of such properties or assets or for the exercise of any right of eminent domain;

(d)         Transfers made in connection with Permitted Liens, Permitted Acquisitions or Permitted Investments;

(e)         Transfers of cash and Cash Equivalents made in connection with Permitted Distributions or otherwise in the ordinary course of business for equivalent value and in a manner that is not prohibited under this Agreement or the other Loan Documents;

(f)         Transfers (i) between or among Credit Parties, provided that, with respect to any properties or assets constituting Collateral under the Loan Documents, any and all steps as may be required to be taken in order to create and maintain a first priority security interest in and Lien upon such properties and assets in favor of the Collateral Agent for the benefit of Lenders and the other Secured Parties are taken contemporaneously with the completion of any such Transfer, and (ii) between or among non-Credit Parties;

(g)         (i) the sale or issuance of Equity Interests of any Subsidiary of Parent to any Credit Party or Subsidiary, provided, that any such sale or issuance by a Credit Party shall be to another Credit Party; and (ii) the sale, transfer, issuance or other disposition of a de minimis number of shares of the Equity Interests of any Subsidiary of Parent in order to qualify members of the governing body of such Subsidiary if required by Requirements of Law;

(h)         the discount without recourse or sale or other disposition of unpaid and overdue accounts receivable arising in the ordinary course of business in connection with the compromise, collection or settlement thereof and not part of a financing transaction;

(i)         any abandonment, disclaimer, forfeiture, dedication to the public, cancellation, non-renewal or discontinuance of use or maintenance of Company IP that a Responsible Officer of Parent reasonably determines in good faith (i) is no longer economically practicable to maintain or useful in the ordinary course of business and that (ii) could not reasonably be expected to be adverse to the rights, remedies and benefits available to, or conferred upon, the Collateral Agent or any Lender under any Loan Document in any material respect;

(j)         Transfers by Parent or any of its Subsidiaries pursuant to any Permitted License;

(k)         intercompany licenses or grants of rights of distribution, co-promotion or similar commercial rights (i) between or among the Credit Parties, or (ii) between or among the Credit Parties and Subsidiaries that are not Credit Parties entered into prior to the Effective Date, and renewals, replacements and extensions thereof (including additional licenses or grants in relation to new territories) on comparable terms in the ordinary course of business;

(l)         licenses, sublicenses, leases or subleases, in each case other than relating to any Company IP, granted to third parties in the ordinary course of business and not material to the research, development, manufacture, production, use (by any Credit Party or its Subsidiaries), commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale, distribution or sale of Product in the Territory;

(m)         the abandonment disclaimer, forfeiture, dedication to the public, or other disposition of any Company IP that is (i) not material to the research, development, manufacture, production, use (by any Credit Party or its Subsidiaries), commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale, distribution or sale of Product in the Territory or (ii) no longer used or useful in any material respect in any Product line of business of Parent and its Subsidiaries;

(n)         any involuntary disposition or any sale, lease, license or other disposition of property (other than, for the avoidance of doubt, any Company IP) in settlement of, or to make payment in satisfaction of, any property or casualty insurance;

(o)         sales, leases, licenses, transfers or other dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sale, lease, license, transfer or other disposition are promptly applied to the purchase price of similar replacement property;

(p)         any early unwind, settlement or termination of any Permitted Equity Derivative; and

(q)          other Transfers made in the ordinary course of business on commercially reasonable arm’s length terms.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, exempted company, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Personal Data” means information protected as “personal data,” “personal information,” “personally identifiable information,” “protected health information,” “identifiable private information,” or any similar terms under applicable Data Protection Laws.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA which is maintained or contributed to by Borrower or its Subsidiaries or their respective ERISA Affiliates or with respect to which Borrower or its Subsidiaries have any liability (including under Section 4069 of ERISA).

“PPFC Documents” means, collectively, the Pre-Paid Forward Contract and each other “Transaction Document” (as such term is defined in the Pre-Paid Forward Contract).

“Pre-Paid Forward Contract” means that certain Pre-Paid Forward Contract, dated as of March 18, 2021 and amended as of April 30, 2021, by and between Parent and RTW Investments ICAV (for and on behalf of its sub-fund, RTW Fund 2).

“Prepayment Premium” means the Tranche A Prepayment Premium or the Tranche B Prepayment Premium or the Tranche C Prepayment Premium or the Tranche D Prepayment Premium (as applicable) or the combination thereof, as the context dictates.

“Prior Effective Date” is defined in the preamble hereof.

“Product” means: (a)(i) the pharmaceutical product known as JELMYTO® (mitomycin) (and foreign-named equivalents) for pyelocalyceal solution and any successors thereto (collectively, “JELMYTO®”), (ii) any pharmaceutical product for the treatment of upper tract urothelial cancer in a hydrogel formulation that contains any radioisomer, stereoisomer, racemates, solvates, salt forms, bases, anhydrides, hydrates, polymorphs, metabolites, ester forms deuterated forms or pro-drugs of mitomycin, and (iii) any pharmaceutical product that contains any of the foregoing, including an active ingredient thereof, in each case of sub-clauses (a)(i) – (a)(iii) above, in any dosage form, dosing regimen, strength or route of administration; (b)(i) the pharmaceutical product known as UGN-102 (mitomycin) for intravesical solution and any successors thereto, (ii) any pharmaceutical product for the treatment of bladder cancer in a hydrogel formulation that contains any radioisomer, stereoisomer, racemates, solvates, salt forms, bases, anhydrides, hydrates, polymorphs, metabolites, ester forms deuterated forms or pro-drugs of mitomycin, and (iii) any pharmaceutical product that contains any of the foregoing, including an active ingredient thereof, in each case of sub-clauses (b)(i) – (b)(iii) above, in any dosage form, dosing regimen, strength or route of administration; and (c) the pharmaceutical products known as UGN-301 (anti-CTLA-4) and UGN-201 (TLR 7 agonist) and any successors thereto, alone or in combination with each other, in any dosage form, dosing regimen, strength or route of administration for the treatment of bladder cancer).

“Refinancing Convertible Debt” is defined in Section 2.2(c)(iii).

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Regulatory Agency” means a U.S. or foreign Governmental Authority with responsibility for the approval or licensure of the marketing and sale of pharmaceuticals or other regulation of pharmaceuticals, or otherwise having authority to regulate Product, including the FDA.

“Regulatory Approval” means all approvals (including orphan-drug exclusive approval under 21 C.F.R. § 316.34), designations (including orphan-drug designation under 21 C.F.R. § 316.24), licensures, product or establishment licenses, registrations or authorizations of any Regulatory Agency necessary for the manufacture, use, import, export, storage, transport, offer for sale, or distribution or sale of Product.

“Regulatory Submission Material” means all regulatory filings, submissions, approvals, licensures, and authorizations related to any research, development, manufacture, production, use, commercialization, post-approval or post-licensure monitoring and reporting, marketing, importing, storage, transport, offer for sale, distribution or sale of Product in the Territory, including all data and information provided in, and used to develop, any of the foregoing.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Required Lenders” means, (a) prior to the Tranche A Closing Date, Lenders obligated with respect to greater than fifty percent (50%) of the Term Loan Commitments and (b), as of any date of determination thereafter, Lenders representing greater than fifty percent (50%) of the principal amount of the Term Loans outstanding as of such date.

“Requirements of Law” means, as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, order, policy, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including Environmental Laws, Health Care Laws, Data Protection Laws and FDA Laws, and all applicable statutes, rules, regulations, standards, guidelines, policies and orders administered or issued by any foreign Governmental Authority) in each case, applicable to and binding upon such Person or any of its assets or properties or to which such Person or any of its assets or properties are subject, including, with respect to Borrower, the rules or requirements of any applicable U.S. national securities exchange applicable to Borrower or any of its Equity Interests.

“Responsible Officers” means, with respect to any Credit Party: (a) collectively, for purposes of determining the Persons with Knowledge with respect to such Credit Party, each of the Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Medical Officer, Chief Commercial Officer, Chief Business Officer, Executive Vice-President, Research and Development and Technical Operations and Executive Vice-President, Regulatory Affairs and Quality of such Credit Party or, in each case, if none, of Parent; and (b) collectively, for purposes of determining the Persons authorized to provide the certifications of a Responsible Officer of such Credit Party required under the Loan Documents, each of the Chief Executive Officer, Chief Financial Officer and General Counsel of such Credit Party or, in each case, if none, of Parent.

“Restricted License” any material license or other material agreement of the kind or nature subject or purported to be subject from time to time to a Lien under any Collateral Document, with respect to which a Credit Party is the licensee and pursuant to which such Credit Party controls the Company IP, (a) that prohibits or otherwise restricts such Credit Party from granting a security interest in its interest therein to the Collateral Agent, for the benefit of Lenders and the other Secured Parties (other than as a result of customary anti-assignment provisions) in a manner enforceable under Requirements of Law, or (b) for which a breach of or default under could reasonably be expected to interfere with the Collateral Agent’s or any Lender’s right to sell any Collateral. For the avoidance of doubt, software, open source code, application programming interfaces and/or trademarks, copyrights or patents of others that are commercially available to the public under the shrinkwrap licenses, clickwrap licenses, online terms of service or other terms of use or similar agreements and intellectual property rights of customers used by Borrower in the course of providing service to third parties in the ordinary course of business shall not constitute a Restricted License.

“RTW Intercreditor Agreement” means that certain New York law-governed intercreditor agreement, dated as of the Tranche A Closing Date, among Parent, RTW Investments ICAV (for and on behalf of its sub-fund, RTW Fund 2) and the Collateral Agent (for the benefit of Lenders and the other Secured Parties), in form and substance consistent with the parameters of an “Applicable Intercreditor Agreement” set forth in the definition thereof in Section 1.1 of the Pre-Paid Forward Contract and otherwise satisfactory to the Collateral Agent.

“Sanctioned Person” an individual or entity that is, or is owned or controlled by individuals or entities that are: (i) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union, the United Kingdom or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject of comprehensive Sanctions, including currently, Crimea, Cuba, Iran, North Korea and Syria.

“Sanctions” is defined in Section 4.18(c).

“SEC” shall mean the Securities and Exchange Commission and any analogous Governmental Authority.

“Secretary’s Certificate” means, with respect to any Person, a certificate of such Person executed by its Secretary, authorized signatory or director certifying as to the various matters set forth therein.

“Section 5 of the FTC Act” means the Section 5(a) of the U.S. Federal Trade Commission Act (15 U.S.C. § 45), which prohibits unfair and deceptive acts or practices in or affecting commerce and serves as the primary basis for U.S. Federal Trade Commission authority on privacy and security.

“Secured Parties” means each Lender, each other Indemnified Person and each other holder of any Obligation of a Credit Party.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Security Agreement” means the Guaranty and Security Agreement, dated as of the Tranche A Closing Date, by and among the Credit Parties and the Collateral Agent, in form and substance substantially similar to Exhibit C attached hereto or in such form or substance as the Credit Parties and the Collateral Agent may otherwise agree.

“Sensitive Information” means, collectively, (a) any Personal Data that is subject to any Data Protection Law, (b) any information in which Parent or any of its Subsidiaries have IP Ancillary Rights or any other Intellectual Property rights (including Company IP), (c) any information with respect to which Parent or any of its Subsidiaries have contractual non-disclosure obligations, and (d) nonpublic Regulatory Submission Materials.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Software” means “Software”, as such term is defined in the Security Agreement.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets (including goodwill minus disposition costs) of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to generally pay all liabilities (including trade debt) of such Person as such liabilities become absolute and mature in the ordinary course of business and (c) such Person does not have unreasonably small capital after giving due consideration to the prevailing practice in the industry in which it is engaged or will be engaged. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Territory” means the United States, United Kingdom, Germany, France, Italy and Israel.

“SSA” means the Social Security Act of 1935, codified at Title 42, Chapter 7, of the United States Code.

“Stock Acquisition” means the purchase or other acquisition by Parent or any of its Subsidiaries of any of the Equity Interests (by merger, stock purchase or otherwise) in any other Person.

“Subordinated Debt” means any Indebtedness in the form of or otherwise constituting term debt incurred by any Credit Party or any Subsidiary thereof (including any Indebtedness incurred in connection with any Acquisition or other Investment) that: (a) is subordinated in right of payment to the Obligations at all times until all of the Obligations have been paid, performed or discharged in full and Borrower has no further right to obtain any Credit Extension hereunder pursuant to a subordination, intercreditor or other similar agreement that is in form and substance reasonably satisfactory to the Collateral Agent (which agreement shall include turnover provisions that are reasonably satisfactory to the Collateral Agent); (b) except as permitted by clause (d) below, is not subject to scheduled amortization, redemption (mandatory), sinking fund or similar payment and does not have a final maturity, in each case, before a date that is at least 120 days following the Term Loan Maturity Date; (c) does not include covenants (including financial covenants) and agreements (excluding agreements with respect to maturity, amortization, pricing and other economic terms) that, taken as a whole, are more restrictive or onerous on the Credit Parties in any material respect than the comparable covenants and agreements, taken as a whole, in the Loan Documents (as reasonably determined by a Responsible Officer of such Credit Party in good faith); (d) is not subject to repayment or prepayment, including pursuant to a put option exercisable by the holder of any such Indebtedness, prior to a date that is at least 120 days following the final maturity thereof except in the case of an event of default or change of control (or, in each case, the equivalent thereof, however described); and (e) does not provide or otherwise include provisions having the effect of providing that a default or event of default (or the equivalent thereof, however described) under or in respect of such Indebtedness shall exist, or such Indebtedness shall otherwise become due prior to its scheduled maturity or the holder or holders thereof or any trustee or agent on its or their behalf shall be permitted (with or without the giving of notice, the lapse of time or both) to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, in any such case upon the occurrence of a Default or Event of Default hereunder unless and until the Obligations have been declared, or have otherwise automatically become, immediately due and payable pursuant to Section 8.1(a). Notwithstanding the foregoing, Permitted Convertible Indebtedness and Indebtedness under the Pre-Paid Forward Contract and other PPFC Documents shall not constitute Subordinated Debt.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which more than fifty percent (50.0%) of whose shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors (or similar body, if applicable) of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Credit Party.

“Systems” is defined in Section 4.22(a).

“Tax” means any taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges of any nature or hereafter imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means each of the Tranche A Loan or the Tranche B Loan, as applicable, and “Term Loans” means, collectively, the Tranche A Loan and the Tranche B Loan, as the context dictates.

“Term Loan Commitment” mean each of the Tranche A Commitment, the Tranche B Commitment, the Tranche C Commitment or the Tranche D Commitment, as applicable, and “Term Loan Commitments” means, collectively, the Tranche A Commitment, the Tranche B Commitment, the Tranche C Commitment and the Tranche D Commitment, as the context dictates.

“Term Loan Maturity Date” means the 5th-year anniversary of the Tranche A Closing Date; provided, however, that upon the satisfaction of the Tranche D Approval Condition, the Term Loan Maturity Date means the 6th-year anniversary of the Tranche A Closing Date.

“Term Loan Note” means each of the Tranche A Note or the Tranche B Note (as applicable), and “Term Loan Notes” means, collectively, the Tranche A Notes and the Tranche B Notes, as the context dictates.

“Term Loan Rate” is defined in Section 2.3(a)(i).

“Term SOFR” means, for any day in any calendar month, the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days’ prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.26161% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Collateral Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Territory” means anywhere in the world.

“Third Party IP” is defined in Section 4.6(l).

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, including all registrations and recordings thereof, and all applications in connection therewith, in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or in any similar office or agency anywhere in the world in which foreign counterparts are registered or issued, and (b) all renewals thereof.

“Trading Day” means a day on which exchanges in the United States are open for the buying and selling of securities.

“Tranche A/B Additional Consideration” is defined in Section 2.7(a).

“Tranche A Closing Date” means the date on which the Tranche A Loan is advanced by Lenders, which is March 16, 2022.

“Tranche A Commitment” means, with respect to any Lender, the commitment of such Lender to make the Credit Extensions relating to the Tranche A Loan on the Tranche A Closing Date in the aggregate principal amount set forth opposite such Lender’s name on Exhibit D attached hereto.

“Tranche A Loan” is defined in Section 2.2(a)(i).

“Tranche A Loan Amount” means an original principal amount equal to Seventy-Five Million Dollars ($75,000,000.00).

“Tranche A Makewhole Amount” means, as of any date of prepayment of the Tranche A Loan occurring prior to the 2nd-year anniversary of the Tranche A Closing Date, an amount equal to the sum of all interest that would have accrued and been payable from such date of prepayment through the 2nd-year anniversary of the Tranche A Closing Date on the amount of principal prepaid; provided, however, that if the Tranche D Approval Condition is satisfied prior to the 2nd-year anniversary of the Tranche A Closing Date, “Tranche A Makewhole Amount” means, as of any date of prepayment of the Tranche A Loan occurring prior to the 3rd-year anniversary of the Tranche A Closing Date, an amount equal to the sum of all interest that would have accrued and been payable from such date of prepayment through the 3rd-year anniversary of the Tranche A Closing Date on the amount of principal prepaid; provided, further, that if the Tranche D Approval Condition is satisfied on or after the 2nd-year anniversary of the Tranche A Closing Date, “Tranche A Makewhole Amount” means, as of any date of prepayment of the Tranche A Loan occurring prior to the one-year anniversary of the date on which the Tranche D Approval Condition is satisfied, an amount equal to the sum of all interest that would have accrued and been payable from such date of prepayment through the one-year anniversary of the date on which the Tranche D Approval Condition is satisfied on the amount of principal prepaid. For purposes of calculating the Tranche A Makewhole Amount: (a) the date of determination shall be such date of prepayment, using the interest rate as in effect on such date and (b) the Default Rate shall not apply to any interest that would have accrued and been payable from and after such date of determination.

“Tranche A Note” means a promissory note in substantially the form attached hereto as Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Tranche A Prepayment Premium” means, with respect to any prepayment of the Tranche A Loan by Borrower (x) pursuant to Section 2.2(c) or (y) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), an amount equal to the product of the amount of any principal so prepaid, multiplied by:

(a)         if such prepayment (in the case of clause (x) above) or acceleration (in the case of clause (y) above) occurs prior to the 3rd-year anniversary of the Tranche A Closing Date, 0.03;

(b)         if such prepayment (in the case of clause (x) above) or acceleration (in the case of clause (y) above) occurs on or after the 3rd-year anniversary of the Tranche A Closing Date but prior to the 4th-year anniversary of the Tranche A Closing Date, 0.02; and

(c)         if such prepayment (in the case of clause (x) above) or acceleration (in the case of clause (y) above) occurs on or after the 4th-year anniversary of the Tranche A Closing Date but prior to the Term Loan Maturity Date, 0.01.

For the avoidance of doubt, no Tranche A Prepayment Premium shall be due and owing for any payment of principal of the Tranche A Loan made on the Term Loan Maturity Date.

“Tranche B Closing Date” means the date on which the Tranche B Loan is advanced by Lenders, which is December 16, 2022.

“Tranche B Commitment” means, with respect to any Lender, the commitment of such Lender to make the Credit Extensions relating to the Tranche B Loan on the Tranche B Closing Date in the aggregate principal amount set forth opposite such Lender’s name on Exhibit D attached hereto; provided, however, that the parties hereto agree that such commitment, and any obligations of such Lender hereunder with respect thereto, shall terminate automatically without any further action by any party hereto and be of no further force and effect if (x) any prepayment of principal amount of any Tranche A Loan is made pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of any Term Loan pursuant to Section 8.1(a) on or before the Tranche B Closing Date or (y) the Tranche B Closing Date does not occur on or before December 31, 2022 (in either of which case, for purposes of this Agreement, such Lender’s Tranche B Commitment equals zero).

“Tranche B Loan” is defined in Section 2.2(a)(ii).

“Tranche B Loan Amount” means an original principal amount of Twenty-Five Million Dollars ($25,000,000.00); provided, that if either of the events described clauses (x) or (y) in the proviso to the definition of Tranche B Commitment occurs, the Tranche B Loan Amount, for purposes of this Agreement, equals zero.

“Tranche B Makewhole Amount” as of any date of prepayment of the Tranche B Loan occurring prior to the 2nd-year anniversary of the Tranche B Closing Date, an amount equal to the sum of all interest that would have accrued and been payable from such date of prepayment through the 2nd-year anniversary of the Tranche B Closing Date on the amount of principal prepaid; provided, however, that if the Tranche D Approval Condition is satisfied prior to the 2nd-year anniversary of the Tranche B Closing Date, “Tranche B Makewhole Amount” means, as of any date of prepayment of the Tranche B Loan occurring prior to the 3rd-year anniversary of the Tranche B Closing Date, an amount equal to the sum of all interest that would have accrued and been payable from such date of prepayment through the 3rd-year anniversary of the Tranche B Closing Date on the amount of principal prepaid; provided, further, that if the Tranche D Approval Condition is satisfied on or after the 2nd-year anniversary of the Tranche B Closing Date, “Tranche B Makewhole Amount” means, as of any date of prepayment of the Tranche B Loan occurring prior to the one-year anniversary of the date on which the Tranche D Approval Condition is satisfied, an amount equal to the sum of all interest that would have accrued and been payable from such date of prepayment through the one-year anniversary of the date on which the Tranche D Approval Condition is satisfied on the amount of principal prepaid. For purposes of calculating the Tranche B Makewhole Amount: (a) the date of determination shall be such date of prepayment, using the interest rate as in effect on such date, and (b) the Default Rate shall not apply to any interest that would have accrued and been payable from and after such date of determination.

“Tranche B Note” means a promissory note in substantially the form attached hereto as Exhibit B-2, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Tranche B Prepayment Premium” means, with respect to any prepayment of the Tranche B Loan by Borrower (x) pursuant to Section 2.2(c) or (y) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), an amount equal to the product of the amount of any principal so prepaid, multiplied by:

(a)         if such prepayment (in the case of clause (x) above) or acceleration (in the case of clause (y) above) occurs prior to the 3rd-year anniversary of the Tranche A Closing Date, 0.03;

(b)         if such prepayment (in the case of clause (x) above) or acceleration (in the case of clause (y) above) occurs on or after the 3rd-year anniversary of the Tranche A Closing Date but prior to the 4th-year anniversary of the Tranche A Closing Date, 0.02; and

(c)         if such prepayment (in the case of clause (x) above) or acceleration (in the case of clause (y) above) occurs on or after the 4th-year anniversary of the Tranche A Closing Date but prior to the Term Loan Maturity Date, 0.01.

For the avoidance of doubt, no Tranche B Prepayment Premium shall be due and owing for any payment of principal of the Tranche B Loan made on the Term Loan Maturity Date.

“Tranche C Additional Consideration” is defined in Section 2.7(b).

“Tranche C Closing Date” means the date on which the Tranche C Loan is advanced by Lenders, which, subject to the satisfaction of the conditions precedent to the Tranche C Loan set forth in Section 3.3, Section 3.5, Section 3.6 and Section 3.7, shall be thirty (30) days following the delivery by Borrower to the Collateral Agent of a completed Advance Request Form for the Tranche C Loan and in no event later than September 30, 2024.

“Tranche C Commitment” means, with respect to any Lender, the commitment of such Lender to make the Credit Extensions relating to the Tranche C Loan on the Tranche C Closing Date in the aggregate principal amount set forth opposite such Lender’s name on Exhibit D attached hereto; provided, however, that the parties hereto agree that such commitment, and any obligations of such Lender hereunder with respect thereto, shall terminate automatically without any further action by any party hereto and be of no further force and effect if (x) any prepayment of principal amount of any Term Loan is made pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of any Term Loan pursuant to Section 8.1(a) on or before the Tranche C Closing Date or (y) the Tranche C Closing Date does not occur on or before September 30, 2024 (in either of which case, for purposes of this Agreement, such Lender’s Tranche C Commitment equals zero).

“Tranche C Loan” is defined in Section 2.2(a)(iii).

“Tranche C Loan Amount” means an original principal amount equal to Twenty-Five Million Dollars ($25,000,000.00).

“Tranche C Makewhole Amount” means, (a) as of any date of prepayment of the Tranche C Loan occurring prior to the 2nd-year anniversary of the Tranche C Closing Date, an amount equal to the sum of all interest that would have accrued and been payable from such date of prepayment through the 2nd-year anniversary of the Tranche C Closing Date; (b) without any duplication of the amounts in clause (a) above or clause (c) below, in the event the Tranche C Loan is not then-funded, as of any date of prepayment of the Term Loans occurring for any reason on or prior to September 30, 2024, an amount equal to the sum of all interest that would have accrued and been payable on the Tranche C Loan (as if it had it been funded in full) from such date of prepayment through the 2nd-year anniversary thereof; and (c) upon a prepayment pursuant Section 2.2(e)(iii)(C) following the occurrence of an Event of Default under Section 7.2(c) (including in the case where the Tranche C Closing Date does not timely occur and the Tranche C Commitments are reduced to zero), an amount equal to the sum of all interest that would have accrued and been payable on the Tranche C Loan (as if it had it been funded in full) from September 30, 2024 through September 30, 2026. For purposes of calculating the Tranche C Makewhole Amount: (x) the date of determination shall be such date of prepayment, using the interest rate as in effect on such date, and (b) the Default Rate shall not apply to any interest that would have accrued and been payable from and after such date of determination.

“Tranche C Note” means a promissory note in substantially the form attached hereto as Exhibit B-3, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Tranche C Prepayment Premium” means, (x) with respect to any prepayment of the Tranche C Loan by Borrower pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), an amount equal to the product of the amount of any principal so prepaid, (y) without any duplication with sub-clause (z) below, in the event the Tranche C Loan is not then-funded, with respect to any prepayment of the Term Loans by Borrower pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), in either case on or prior to September 30, 2024, an amount equal to the product of the Tranche C Loan Amount (as if the Tranche C Loan had been funded in full, including in the case where the Tranche C Closing Date does not timely occur and the Tranche C Commitments are reduced to zero) and (z) upon the occurrence of an Event of Default under Section 7.2(c) (including in the case where the Tranche C Closing Date does not timely occur and the Tranche C Commitments are reduced to zero), an amount equal to the product of the Tranche C Loan Amount (as if the Tranche C Loan had been funded in full), in each case of sub-clause (x), (y) and (z) above, multiplied by:

(a)         if such prepayment or acceleration (in the case of clause (x) or clause (y) above) or Event of Default (in the case of clause (z) above) occurs prior to the 2nd-year anniversary of the Effective Date, 0.03;

(b)         if such prepayment or acceleration (in the case of clause (x) above) occurs on or after the 2nd-year anniversary of the Effective Date but prior to 3rd-year anniversary of the Effective Date, 0.02; and

(c)         if such prepayment or acceleration (in the case of clause (x) above) occurs on or after the 3rd-year anniversary of the Effective Date but prior to the Term Loan Maturity Date, 0.01.

For the avoidance of doubt, no Tranche C Prepayment Premium shall be due and owing for any payment of principal of the Tranche C Loan made on the Term Loan Maturity Date.

“Tranche D Additional Consideration” is defined in Section 2.7(c).

“Tranche D Approval Condition” means FDA approval of an NDA for UGN-102 (mitomycin) shall have been obtained, by or on behalf of Parent, for the introduction or delivery for introduction into interstate commerce of UGN-102 (mitomycin) in the United States on or before June 30, 2025.

“Tranche D Closing Date” means the date on which the Tranche D Loan is advanced by Lenders, which, subject to the satisfaction of the conditions precedent to the Tranche D Loan set forth in Section 3.4, Section 3.5, Section 3.6 and Section 3.7, shall be sixty (60) days following the delivery by Borrower to the Collateral Agent of a completed Advance Request Form for the Tranche D Loan and, in no event, later than August 29, 2025.

“Tranche D Commitment” means, with respect to any Lender, the commitment of such Lender to make the Credit Extensions relating to the Tranche D Loan on the Tranche D Closing Date in the aggregate principal amount set forth opposite such Lender’s name on Exhibit D attached hereto; provided, however, that the parties hereto agree that such commitment, and any obligations of such Lender hereunder with respect thereto, shall terminate automatically without any further action by any party hereto and be of no further force and effect if (x) the Tranche C Loan is not advanced by Lenders for any reason, (y) any prepayment of principal amount of any Term Loan is made pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of any Term Loan pursuant to Section 8.1(a) on or before the Tranche D Closing Date or (z) the Tranche D Closing Date does not occur on or before August 29, 2025 (in each of which case, for purposes of this Agreement (other than the proviso in Section 2.7(c)), such Lender’s Tranche D Commitment equals zero).

“Tranche D Loan” is defined in Section 2.2(a)(iv).

“Tranche D Loan Amount” means an original principal amount equal to Seventy-Five Million Dollars ($75,000,000.00).

“Tranche D Makewhole Amount” means, as of any date of prepayment of the Tranche D Loan occurring prior to the 2nd-year anniversary of the Tranche D Closing Date, an amount equal to the sum of all interest that would have accrued and been payable from such date of prepayment through the 2nd-year anniversary of the Tranche D Closing Date on the amount of principal prepaid. For purposes of calculating the Tranche D Makewhole Amount: (x) the date of determination shall be such date of prepayment, using the interest rate as in effect on such date, and (y) the Default Rate shall not apply to any interest that would have accrued and been payable from and after such date of determination.

“Tranche D Note” means a promissory note in substantially the form attached hereto as Exhibit B-4, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Tranche D Prepayment Premium” means, with respect to any prepayment of the Tranche D Loan by Borrower (x) pursuant to Section 2.2(c) or (y) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), an amount equal to the product of the amount of any principal so prepaid, multiplied by:

(a)         if such prepayment (in the case of clause (x) above) or acceleration (in the case of clause (y) above) occurs prior to the 2nd-year anniversary of the Effective Date, 0.03;

(b)         if such prepayment (in the case of clause (x) above) or acceleration (in the case of clause (y) above) occurs on or after the 2nd-year anniversary of the Effective Date but prior to 3rd-year anniversary of the Effective Date, 0.02; and

(c)         if such prepayment (in the case of clause (x) above) or acceleration (in the case of clause (y) above) occurs on or after the 3rd-year anniversary of the Effective Date but prior to the Term Loan Maturity Date, 0.01.

For the avoidance of doubt, no Tranche D Prepayment Premium shall be due and owing for any payment of principal of the Tranche D Loan made on the Term Loan Maturity Date.

“Transfer” is defined in Section 6.1.

“Treasury Regulations” mean those regulations promulgated pursuant to the IRC.

“TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws applicable to such programs.

“UKBA” is defined in Section 4.18(a).

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” or “U.S.” means the United States of America, its fifty (50) states, the District of Columbia, Puerto Rico and any other jurisdiction within the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Requirements of Law) are owned by such Person or another Wholly-Owned Subsidiary of such Person. Unless the context otherwise requires, each reference to a Wholly-Owned Subsidiary herein shall be a reference to a Wholly-Owned Subsidiary of a Credit Party.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” is defined in Section 2.6(b).

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

UROGEN PHARMA, INC.,
as Borrower and a Credit Party

By_________________________________________

Name:______________________________________

Title:_______________________________________

UROGEN PHARMA LTD.,
as Parent and a Credit Party

By_________________________________________

Name:______________________________________

Title:_______________________________________

BIOPHARMA CREDIT PLC,
as Collateral Agent

By: Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By_________________________________________
Name: Pedro Gonzalez de Cosio
Title: Managing Member

BPCR LIMITED PARTNERSHIP,
as a Lender

By: Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By_________________________________________
Name: Pedro Gonzalez de Cosio
Title: Managing Member

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP,
as Lender

By:         BioPharma Credit Investments V GP LLC,
its General Partner

By: Pharmakon Advisors, LP,
its Investment Manager

By______________________________________
Name: Pedro Gonzalez de Cosio
Title: CEO and Managing Member

EXHIBIT A – LOAN ADVANCE REQUEST FORM

Reference is made to that certain Amended and Restated Loan Agreement, dated as of March 13, 2024, by and among UROGEN PHARMA, INC., a Delaware corporation (“Borrower”), UROGEN PHARMA LTD., a company incorporated in Israel with company registration number 513537621 (as “Parent” and a Credit Party), the other Guarantors signatory thereto or otherwise party thereto from time to time, as additional Credit Parties, BIOPHARMA CREDIT PLC (in its capacity as “Collateral Agent”), BPCR LIMITED PARTNERSHIP (a “Lender”) and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP (a “Lender”), acting by its general partner, BioPharma Credit Investments V GP LLC (the “Loan Agreement”); with any capitalized term not otherwise defined herein having the meaning ascribed to such term in the Loan Agreement. This Loan Advance Request is being delivered pursuant to Section 3.5 of the Loan Agreement.

The undersigned, being the duly elected and acting ______________ of Borrower does hereby certify to each Lender and the Collateral Agent, solely in his/her capacity as an authorized officer of Borrower and not in his/her personal capacity, that, on [the Tranche A Closing Date] [[___________, 20__] (the “Tranche B Closing Date”)] [[___________, 20__] (the “Tranche C Closing Date”)] [[___________, 20__] (the “Tranche D Closing Date”)]:

1.         Borrower hereby requests a borrowing of [the Tranche A Loan] [the Tranche B Loan] [the Tranche C Loan] [the Tranche D Loan];

2.         the representations and warranties made by the Credit Parties in Section 4 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects, unless any such representation or warranty is stated to relate to a specific earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (it being understood that any representation or warranty that is qualified as to “materiality,” “Material Adverse Change,” or similar language shall be true and correct in all respects on the Tranche [A][B][C][D] Closing Date or as of such earlier date, as applicable);

3.         no Default or Event of Default has occurred since the [Effective Date] [Tranche A Closing Date] [Tranche B Closing Date] or [Tranche C Closing Date] or is occurring as of the date hereof;

4.         each of the Credit Parties is in compliance with the covenants and requirements contained in Sections 5 and 6 of the Loan Agreement;

4.         all conditions referred to in Section 3 of the Loan Agreement to the making of the Tranche [A][B][C][D] Loan to be made on the Tranche [A][B][C][D] Closing Date have been satisfied (or waived in writing by the Required Lenders);

5.         no Material Adverse Change has occurred since the [Effective Date] [Tranche A Closing Date] [Tranche B Closing Date] [Tranche C Closing Date];

6.         the undersigned is a Responsible Officer of Borrower; and

7.         the proceeds of the [Tranche A Loan] [Tranche B Loan] [Tranche C Loan] [Tranche D Loan] shall be disbursed as set forth on Attachment A hereto.

Dated: ___________________, 202_

[Signature page follows]

UROGEN PHARMA, INC.,
as Borrower

By_________________________________________

Name:______________________________________

Title:_______________________________________

EXHIBIT B-1

THIS TRANCHE A NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). HOLDERS OF THIS TRANCHE A NOTE SHOULD CONTACT DON KIM, CHIEF FINANCIAL OFFICER, UROGEN PHARMA, 400 ALEXANDER PARK DRIVE, PRINCETON, NEW JERSEY 08540 IN WRITING TO OBTAIN (1) THE ISSUE PRICE AND ISSUE DATE OF THIS TRANCHE A NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS TRANCHE A NOTE AND (3) THE YIELD TO MATURITY OF THIS TRANCHE A NOTE.

SECOND AMENDED AND RESTATED SECURED TRANCHE A LOAN PROMISSORY NOTE

$37,500,000.00         Dated: March 13, 2024

FOR VALUE RECEIVED, the undersigned, UROGEN PHARMA, INC., a private limited company incorporated under the laws of England and Wales and limited by shares (“Borrower”), HEREBY PROMISES TO PAY to [BPCR LIMITED PARTNERSHIP] [BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP] (“Lender”), or its registered assignees, the principal amount of THIRTY-SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS AND NO CENTS ($37,500,000.00), plus interest on the aggregate unpaid principal amount of this Second Amended and Restated Secured Tranche A Loan Promissory Note (this “Tranche A Note”) at a per annum rate equal to Adjusted Term SOFR plus the Applicable Margin, and in accordance with the terms of the Amended and Restated Loan Agreement dated as of March 13, 2024 by and among Borrower, Lender, BioPharma Credit PLC, as Collateral Agent, the other Lenders from time to time party thereto and the other parties thereto (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount, all accrued and unpaid interest hereunder, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents shall be due and payable on the Term Loan Maturity Date; provided, however, that if such date is not a Business Day, the applicable principal (and any and all other outstanding amounts payable under the Loan Documents) shall be due and payable on the first Business Day immediately following such date. This Second Amended and Restated Secured Tranche A Loan Promissory Note amends and restates in its entirety that certain Amended and Restated Secured Tranche A Loan Promissory Note, dated June 29, 2023, in the aggregate principal amount of Thirty-Seven Million and Five Hundred Thousand Dollars and Zero Cents ($37,500,000.00). Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Borrower shall make four (4) equal quarterly payments of principal of each Term Loan commencing on the Payment Date occurring in the second calendar quarter of 2026 and continuing quarterly thereafter through the Term Loan Maturity Date; provided, however, that upon the satisfaction of the Tranche D Approval Condition, the quarterly payments of principal payable pursuant to this Section 2.2(b)(i) will instead commence on the Payment Date occurring in the second calendar quarter of 2027 and continuing quarterly thereafter through the Term Loan Maturity Date; provided, further, that if any such date is not a Business Day, the applicable principal shall be due and payable on the first Business Day immediately following such date. All unpaid principal with respect to the Tranche A Loan (and, for the avoidance of doubt, all accrued and unpaid interest, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents) is due and payable in full on the Term Loan Maturity Date; provided, however, that if such date is not a Business Day, the applicable principal (and any and all other outstanding amounts payable under the Loan Documents) shall be due and payable on the first Business Day immediately following such date. Interest shall accrue on this Tranche A Note commencing on, and including, the date of this Tranche A Note, and shall accrue on this Tranche A Note, or any portion thereof, for the day on which this Tranche A Note or such portion is paid. Interest on this Tranche A Note shall be payable in accordance with Section 2.3 of the Loan Agreement.

Principal, interest and all other amounts due with respect to this Tranche A Note are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Tranche A Note.

The Loan Agreement, among other things, (a) provides for the making of secured Term Loans by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Tranche A Note may not be prepaid except as set forth in Section 2.2(c) of the Loan Agreement or as expressly provided in Section 8.1 of the Loan Agreement.

This Tranche A Note and the obligation of Borrower to repay the unpaid principal amount of this Tranche A Note, interest thereon, and all other amounts due Lender under the Loan Agreement are secured pursuant to the Collateral Documents.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Tranche A Note are hereby waived.

THIS TRANCHE A NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Note Register; Ownership of Note. The ownership of an interest in this Tranche A Note shall be registered on a record of ownership maintained by Borrower pursuant to Section 2.8(a) of the Loan Agreement. Notwithstanding anything else in this Tranche A Note to the contrary, the right to the principal of, and stated interest on, this Tranche A Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Tranche A Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Tranche A Note on the part of any other Person.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has caused this Second Amended and Restated Tranche A Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

UROGEN PHARMA, INC.,
as Borrower

By: _________________________________________

Name: _________________________________________

Title: _________________________________________

EXHIBIT B-2

SECOND AMENDED AND RESTATED SECURED TRANCHE B LOAN PROMISSORY NOTE

$12,500,000.00         Dated: March 13, 2024

FOR VALUE RECEIVED, the undersigned, UROGEN PHARMA, INC., a private limited company incorporated under the laws of England and Wales and limited by shares (“Borrower”), HEREBY PROMISES TO PAY to [BPCR LIMITED PARTNERSHIP] [BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP] (“Lender”), or its registered assignees, the principal amount of TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS AND NO CENTS ($12,500,000.00), plus interest on the aggregate unpaid principal amount of this Second Amended and Restated Secured Tranche B Loan Promissory Note (this “Tranche B Note”) at a per annum rate equal to Adjusted Term SOFR plus the Applicable Margin, and in accordance with the terms of the Amended and Restated Loan Agreement dated as of March 13, 2024 by and among Borrower, Lender, BioPharma Credit PLC, as Collateral Agent, the other Lenders from time to time party thereto and the other parties thereto (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount, all accrued and unpaid interest hereunder, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents shall be due and payable on the Term Loan Maturity Date; provided, however, that if such date is not a Business Day, the applicable principal (and any and all other outstanding amounts payable under the Loan Documents) shall be due and payable on the first Business Day immediately following such date. This Second Amended and Restated Secured Tranche B Loan Promissory Note amends and restates in its entirety that certain Amended and Restated Secured Tranche B Loan Promissory Note, dated June 29, 2023, in the aggregate principal amount of twelve million five hundred thousand dollars and zero cents ($12,500,000.00). Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Borrower shall make four (4) equal quarterly payments of principal of each Term Loan commencing on the Payment Date occurring in the second calendar quarter of 2026 and continuing quarterly thereafter through the Term Loan Maturity Date; provided, however, that upon the satisfaction of the Tranche D Approval Condition, the quarterly payments of principal payable pursuant to this Section 2.2(b)(i) will instead commence on the Payment Date occurring in the second calendar quarter of 2027 and continuing quarterly thereafter through the Term Loan Maturity Date; provided, further, that if any such date is not a Business Day, the applicable principal shall be due and payable on the first Business Day immediately following such date. All unpaid principal with respect to the Tranche B Loan (and, for the avoidance of doubt, all accrued and unpaid interest, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents) is due and payable in full on the Term Loan Maturity Date; provided, however, that if such date is not a Business Day, the applicable principal (and any and all other outstanding amounts payable under the Loan Documents) shall be due and payable on the first Business Day immediately following such date.. Interest shall accrue on this Tranche B Note commencing on, and including, the date of this Tranche B Note, and shall accrue on this Tranche B Note, or any portion thereof, for the day on which this Tranche B Note or such portion is paid. Interest on this Tranche B Note shall be payable in accordance with Section 2.3 of the Loan Agreement.

Principal, interest and all other amounts due with respect to this Tranche B Note are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Tranche B Note.

The Loan Agreement, among other things, (a) provides for the making of secured Term Loans by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Tranche B Note may not be prepaid except as set forth in Section 2.2(c) of the Loan Agreement or as expressly provided in Section 8.1 of the Loan Agreement.

This Tranche B Note and the obligation of Borrower to repay the unpaid principal amount of this Tranche B Note, interest thereon, and all other amounts due Lender under the Loan Agreement are secured pursuant to the Collateral Documents.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Tranche B Note are hereby waived.

THIS TRANCHE B NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Note Register; Ownership of Note. The ownership of an interest in this Tranche B Note shall be registered on a record of ownership maintained by Borrower pursuant to Section 2.8(a) of the Loan Agreement. Notwithstanding anything else in this Tranche B Note to the contrary, the right to the principal of, and stated interest on, this Tranche B Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Tranche B Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Tranche B Note on the part of any other Person.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has caused this Second Amended and Restated Tranche B Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

UROGEN PHARMA, INC.,
as Borrower

By: _________________________________________

Name: _________________________________________

Title: _________________________________________

EXHIBIT B-3

THIS TRANCHE C NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). HOLDERS OF THIS TRANCHE C NOTE SHOULD CONTACT DON KIM, CHIEF FINANCIAL OFFICER, UROGEN PHARMA, 400 ALEXANDER PARK DRIVE, PRINCETON, NEW JERSEY 08540 IN WRITING TO OBTAIN (1) THE ISSUE PRICE AND ISSUE DATE OF THIS TRANCHE C NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS TRANCHE C NOTE AND (3) THE YIELD TO MATURITY OF THIS TRANCHE C NOTE.

SECURED TRANCHE C LOAN PROMISSORY NOTE

$25,000,000.00         Dated: _______, 202_

FOR VALUE RECEIVED, the undersigned, UROGEN PHARMA, INC., a private limited company incorporated under the laws of England and Wales and limited by shares (“Borrower”), HEREBY PROMISES TO PAY to BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP (“Lender”), or its registered assignees, the principal amount of TWENTY-FIVE MILLION DOLLARS AND NO CENTS ($25,000,000.00), plus interest on the aggregate unpaid principal amount of this Secured Tranche C Loan Promissory Note (this “Tranche C Note”) at a per annum rate equal to Adjusted Term SOFR plus the Applicable Margin, and in accordance with the terms of the Amended and Restated Loan Agreement dated as of March 13, 2024 by and among Borrower, Lender, BioPharma Credit PLC, as Collateral Agent, the other Lenders from time to time party thereto and the other parties thereto (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount, all accrued and unpaid interest hereunder, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents shall be due and payable on the Term Loan Maturity Date; provided, however, that if such date is not a Business Day, the applicable principal (and any and all other outstanding amounts payable under the Loan Documents) shall be due and payable on the first Business Day immediately following such date. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Borrower shall make four (4) equal quarterly payments of principal of each Term Loan commencing on the Payment Date occurring in the second calendar quarter of 2026 and continuing quarterly thereafter through the Term Loan Maturity Date; provided, however, that upon the satisfaction of the Tranche D Approval Condition, the quarterly payments of principal payable pursuant to this Section 2.2(b)(i) will instead commence on the Payment Date occurring in the second calendar quarter of 2027 and continuing quarterly thereafter through the Term Loan Maturity Date; provided, further, that if any such date is not a Business Day, the applicable principal shall be due and payable on the first Business Day immediately following such date. All unpaid principal with respect to the Tranche C Loan (and, for the avoidance of doubt, all accrued and unpaid interest, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents) is due and payable in full on the Term Loan Maturity Date; provided, however, that if such date is not a Business Day, the applicable principal (and any and all other outstanding amounts payable under the Loan Documents) shall be due and payable on the first Business Day immediately following such date.. Interest shall accrue on this Tranche C Note commencing on, and including, the date of this Tranche C Note, and shall accrue on this Tranche C Note, or any portion thereof, for the day on which this Tranche C Note or such portion is paid. Interest on this Tranche C Note shall be payable in accordance with Section 2.3 of the Loan Agreement.

Principal, interest and all other amounts due with respect to this Tranche C Note are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Tranche C Note.

The Loan Agreement, among other things, (a) provides for the making of secured Term Loans by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Tranche C Note may not be prepaid except as set forth in Section 2.2(c) of the Loan Agreement or as expressly provided in Section 8.1 of the Loan Agreement.

This Tranche C Note and the obligation of Borrower to repay the unpaid principal amount of this Tranche C Note, interest thereon, and all other amounts due Lender under the Loan Agreement are secured pursuant to the Collateral Documents.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Tranche C Note are hereby waived.

THIS TRANCHE C NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Note Register; Ownership of Note. The ownership of an interest in this Tranche C Note shall be registered on a record of ownership maintained by Borrower pursuant to Section 2.8(a) of the Loan Agreement. Notwithstanding anything else in this Tranche C Note to the contrary, the right to the principal of, and stated interest on, this Tranche C Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Tranche C Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Tranche C Note on the part of any other Person.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has caused this Tranche C Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

UROGEN PHARMA, INC.,
as Borrower

By: _________________________________________

Name: _________________________________________

Title: _________________________________________

EXHIBIT B-4

THIS TRANCHE D NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). HOLDERS OF THIS TRANCHE D NOTE SHOULD CONTACT DON KIM, CHIEF FINANCIAL OFFICER, UROGEN PHARMA, 400 ALEXANDER PARK DRIVE, PRINCETON, NEW JERSEY 08540 IN WRITING TO OBTAIN (1) THE ISSUE PRICE AND ISSUE DATE OF THIS TRANCHE D NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS TRANCHE D NOTE AND (3) THE YIELD TO MATURITY OF THIS TRANCHE D NOTE.

SECURED TRANCHE D LOAN PROMISSORY NOTE

$75,000,000.00         Dated: _______, 202_

FOR VALUE RECEIVED, the undersigned, UROGEN PHARMA, INC., a private limited company incorporated under the laws of England and Wales and limited by shares (“Borrower”), HEREBY PROMISES TO PAY to BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP (“Lender”), or its registered assignees, the principal amount of SEVENTY-FIVE MILLION DOLLARS AND NO CENTS ($75,000,000.00), plus interest on the aggregate unpaid principal amount of this Secured Tranche D Loan Promissory Note (this “Tranche D Note”) at a per annum rate equal to Adjusted Term SOFR plus the Applicable Margin, and in accordance with the terms of the Amended and Restated Loan Agreement dated as of March 13, 2024 by and among Borrower, Lender, BioPharma Credit PLC, as Collateral Agent, the other Lenders from time to time party thereto and the other parties thereto (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount, all accrued and unpaid interest hereunder, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents shall be due and payable on the Term Loan Maturity Date; provided, however, that if such date is not a Business Day, the applicable principal (and any and all other outstanding amounts payable under the Loan Documents) shall be due and payable on the first Business Day immediately following such date. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Borrower shall make four (4) equal quarterly payments of principal of each Term Loan commencing on the Payment Date occurring in the second calendar quarter of 2026 and continuing quarterly thereafter through the Term Loan Maturity Date; provided, however, that upon the satisfaction of the Tranche D Approval Condition, the quarterly payments of principal payable pursuant to this Section 2.2(b)(i) will instead commence on the Payment Date occurring in the second calendar quarter of 2027 and continuing quarterly thereafter through the Term Loan Maturity Date; provided, further, that if any such date is not a Business Day, the applicable principal shall be due and payable on the first Business Day immediately following such date. All unpaid principal with respect to the Tranche D Loan (and, for the avoidance of doubt, all accrued and unpaid interest, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents) is due and payable in full on the Term Loan Maturity Date; provided, however, that if such date is not a Business Day, the applicable principal (and any and all other outstanding amounts payable under the Loan Documents) shall be due and payable on the first Business Day immediately following such date.. Interest shall accrue on this Tranche D Note commencing on, and including, the date of this Tranche D Note, and shall accrue on this Tranche D Note, or any portion thereof, for the day on which this Tranche D Note or such portion is paid. Interest on this Tranche D Note shall be payable in accordance with Section 2.3 of the Loan Agreement.

Principal, interest and all other amounts due with respect to this Tranche D Note are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Tranche D Note.

The Loan Agreement, among other things, (a) provides for the making of secured Term Loans by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Tranche D Note may not be prepaid except as set forth in Section 2.2(c) of the Loan Agreement or as expressly provided in Section 8.1 of the Loan Agreement.

This Tranche D Note and the obligation of Borrower to repay the unpaid principal amount of this Tranche D Note, interest thereon, and all other amounts due Lender under the Loan Agreement are secured pursuant to the Collateral Documents.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Tranche D Note are hereby waived.

THIS TRANCHE D NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Note Register; Ownership of Note. The ownership of an interest in this Tranche D Note shall be registered on a record of ownership maintained by Borrower pursuant to Section 2.8(a) of the Loan Agreement. Notwithstanding anything else in this Tranche D Note to the contrary, the right to the principal of, and stated interest on, this Tranche D Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Tranche D Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Tranche D Note on the part of any other Person.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has caused this Tranche D Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

UROGEN PHARMA, INC.,
as Borrower

By: _________________________________________

Name: _________________________________________

Title: _________________________________________

EXHIBIT C

FORM OF SECURITY AGREEMENT

GUARANTY AND SECURITY AGREEMENT

Dated as of March , 2022

by

UROGEN PHARMA, INC.

(as Borrower and a Grantor),

UROGEN PHARMA LTD.

(as Parent and a Grantor),

and

EACH OTHER GRANTOR FROM TIME TO TIME PARTY HERETO

in favor of

BIOPHARMA CREDIT PLC

(as Collateral Agent on behalf of Lenders and the other Secured Parties)

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINED TERMS         1

Section 1.1         Definitions         1

Section 1.2         Certain Other Terms         5

ARTICLE 2 GUARANTY         6

Section 2.1         Guaranty         6

Section 2.2         Limitation of Guaranty         6

Section 2.3         Authorization; Other Agreements         6

Section 2.4         Guaranty Absolute and Unconditional         7

Section 2.5         Waivers         7

Section 2.6         Reliance         8

Section 2.7         Contribution         8

ARTICLE 3 GRANT OF SECURITY INTEREST         8

Section 3.1         Collateral         8

Section 3.2         Grant of Security Interest in Collateral         9

ARTICLE 4 REPRESENTATIONS AND WARRANTIES         10

Section 4.1         Title; No Other Liens         10

Section 4.2         Perfection and Priority         10

Section 4.3         Pledged Stock         10

Section 4.4         Pledged Debt Instruments         11

ARTICLE 5 COVENANTS         11

Section 5.1         Maintenance of Perfected Security Interest; Further Documentation and Consents         12

Section 5.2         Pledged Collateral and Pledged Investment Property         13

Section 5.3         Intellectual Property         13

ARTICLE 6 REMEDIAL PROVISIONS         14

Section 6.1         Code and Other Remedies         14

Section 6.2         Accounts and Payments in Respect of General Intangibles         16

Section 6.3         Pledged Collateral         17

Section 6.4         Proceeds to be Turned over to and Held by Collateral Agent         18

Section 6.5         Sale of Pledged Collateral         18

Section 6.6         Deficiency         19

Section 6.7         Collateral Accounts         19

Section 6.8         Directions, Notices or Instructions         19

ARTICLE 7 ADDITIONAL RIGHTS OF COLLATERAL AGENT         19

Section 7.1         Collateral Agent’s Appointment as Attorney-in-Fact         19

Section 7.2         Authorization to File Financing Statements         20

Section 7.3         Authority of Collateral Agent         21

Section 7.4         Duty; Obligations and Liabilities         21

ARTICLE 8 MISCELLANEOUS         21

Section 8.1         Reinstatement         21

Section 8.2         Release of Collateral and Guarantee Obligations         21

Section 8.3         Independent Obligations         22

Section 8.4         No Waiver by Course of Conduct         22

Section 8.5         Amendments in Writing         22

Section 8.6         Additional Grantors and Guarantors; Additional Pledged Collateral         22

Section 8.7         Notices         23

Section 8.8         Successors and Assigns         23

Section 8.9         Counterparts         23

Section 8.10         Severability         23

Section 8.11         Choice of Law         23

Section 8.12         Jury Trial Waiver         23

Section 8.13         Intercreditor Agreement         24

Section 8.14         Israeli Security Agreement         24

Annex 1 – Form of Pledge Amendment

Annex 2 – Form of Joinder Agreement

Annex 3 – Form of [Patent] [Trademark][Copyright] Security Agreement

Annex 4 – Form of Uncertificated Stock Control Agreement

GUARANTY AND SECURITY AGREEMENT, dated as of March , 2022, by UROGEN PHARMA, INC., a Delaware corporation (“Borrower” and a Grantor), UROGEN PHARMA LTD., a company incorporated in Israel with company registration number 513537621 (as “Parent” and a Grantor) and each other Person that becomes a party hereto in the capacity of a Grantor hereunder pursuant to Section 8.6, in favor of BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales (as the “Collateral Agent”) on behalf of Lenders and each other Secured Party.

W I T N E S S E T H:

WHEREAS, pursuant to the Loan Agreement dated as of March 7, 2022 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among Borrower, the Collateral Agent and the other parties thereto, Lenders have agreed to make extensions of credit to Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor other than Borrower agrees to guaranty, jointly and severally, the Obligations (as defined in the Loan Agreement) of Borrower;

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Loan Agreement; and

WHEREAS, it is a condition precedent to the obligation of Lenders to make Term Loans to Borrower under the Loan Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent and each Lender for the benefit of Lenders and the other Secured Parties.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for valuable consideration the receipt and sufficiency of which is hereby acknowledged and to induce each of the Collateral Agent, Lenders and the Credit Parties to enter into the Loan Agreement and to induce each Lender to make extensions of credit to Borrower thereunder, each Grantor hereunder hereby agrees with the Collateral Agent, each intending to be legally bound, as follows:

ARTICLE 1

    DEFINED TERMS

Section 1.1    Definitions

. Capitalized terms used herein without definition are used as defined in the Loan Agreement.

(a)    The following terms have the meanings given to them in the Code and terms used herein without definition that are defined in the Code have the meanings given to them in the Code (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “check”, “commercial tort claim”, “commodity account”, “commodity contract”, “documents”, “deposit account”, “electronic chattel paper”, “encumbrance”, “entitlement holder”, “equipment”, “farm products”, “financial asset”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter of credit”, “letter-of-credit right”, “money”, “proceeds”, “promissory note”, “record”, “securities account”, “security”, “security entitlement”, “supporting obligation”, “tangible chattel paper” and “uncertificated security”.

(b)    The following terms shall have the following meanings:

“Agreement” means this Guaranty and Security Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Applicable IP Office” means, as applicable, the United States Patent and Trademark Office or the United States Copyright Office or any similar offices or agencies in such other jurisdictions as required by and pursuant to Section 5.12(e) of the Loan Agreement.

“Collateral” has the meaning specified in Section 3.1.

“Collateral Agent” means BioPharma Credit PLC, together with its successors and permitted assigns.

“Excluded Property” means, collectively:

(i)    any “intent-to-use” application for registration of a United States Trademark for which a “Statement of Use” pursuant to Section 1(d) of the Lanham Act, 15 U.S.C. § 1051 (or any successor provision) or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act, 15 U.S.C. § 1051 (or any successor provision) has not been filed with and accepted by the Applicable IP Office, solely to the extent, if any, that, and only during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use United States Trademark application under Requirements of Law; provided, however, that upon filing and acceptance by the Applicable IP Office of such statement of use or amendment to allege use (as applicable), such intent-to-use application shall be considered Collateral for all purposes under the Loan Documents;

(ii)    any rights or interests in any permit, lease, license, contract, instrument or other agreement held by any Grantor with respect to which, the grant to the Collateral Agent, in favor of and for the benefit of Lenders and the other Secured Parties, of a security interest therein and Lien thereupon, and the pledge to the Collateral Agent thereof, in favor of and for the benefit of Lenders and the other Secured Parties, to secure the Obligations (and any guaranty thereof) are prohibited by the terms thereof, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code (including Sections 9-406(d), 9-407(a), 9-408(a) and 9-409 of the Code) or by any applicable Requirements of Law;

(iii)    any rights or interests in any permit, lease, license, contract, instrument or other agreement held by any Grantor with respect to which, the grant to the Collateral Agent, in favor of and for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien thereupon, and the pledge to the Collateral Agent thereof, in favor of and for the benefit of Lenders and the other Secured Parties, to secure the Obligations (and any guaranty thereof) require the consent, authorization, approval or waiver of any Governmental Authority or other third party (other than Borrower or an Affiliate of Borrower) and such consent, authorization, approval or waiver has not been obtained by such Grantor or Parent following their respective commercially reasonable efforts to obtain the same;

(iv)    any other asset or property subject or purported to be subject to a Lien under any Collateral Document held by any Grantor with respect to which, the grant to the Collateral Agent, in favor of and for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien thereupon, and the pledge to the Collateral Agent thereof, in favor of and for the benefit of Lenders and the other Secured Parties, to secure the Obligations (and any guaranty thereof) require the consent, authorization, approval or waiver of any Governmental Authority or other third party (other than Borrower or an Affiliate of Borrower) and such consent, authorization, approval or waiver has not been obtained by such Grantor or Parent following their respective commercially reasonable efforts to obtain the same;

(v)    any property or asset subject or purported to be subject to a Lien under any Collateral Document held by any Grantor that is a non-Wholly-Owned Subsidiary with respect to which, the grant to the Collateral Agent, in favor of and for the benefit of Lenders and the other Secured Parties, of a security interest therein and Lien thereupon, and the pledge to the Collateral Agent thereof, in favor of and for the benefit of Lenders and the other Secured Parties, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, the Operating Documents of, the joint venture agreement or shareholder agreement with respect to, or any other contract with such third party relating to such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, and for so long as such Operating Documents, joint venture agreement, shareholder agreement or other contract is in effect;

(vi)    any asset or property subject or purported to be subject to a Lien under any Collateral Document held by any Grantor with respect to which, the cost, difficulty, burden or consequences (including adverse Tax consequences) of granting the Collateral Agent, in favor of and for the benefit of Lenders and the other Secured Parties, a security interest therein and Lien thereupon, and pledging to the Collateral Agent thereof, in favor of and for the benefit of Lenders and the other Secured Parties, to secure the Obligations (and any guaranty thereof) are excessive relative to the value to be afforded to Secured Parties thereby;

(vii)    any rights under any Federal or state governmental license, permit, franchise or authorization to the extent that the granting of a security interest therein is specifically prohibited or restricted by any Requirements of Law;

(viii)    any asset or property subject to a Permitted Lien to the extent the documents governing such Permitted Lien or the Permitted Indebtedness secured thereby validly prohibit other Liens on such assets or property, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code (including Sections 9-406(d), 9-407(a), 9-408(a) and 9-409 of the Code) or by any applicable Requirements of Law;

(ix)    leasehold interests in real property;

(x)    fee interests in real property with a fair market value (reasonably determined in good faith by a Responsible Officer of Parent) less than $5,000,000;

(xi)    Vehicles;

(xii)    any letter of credit with an amount less than $500,000 and all letter-of-credit rights with respect thereto to the extent not perfected by the filing of a UCC-1 financing statement;

(xiii)    commercial tort claims with a predicted value of less than $500,000 (as reasonably determined by a Responsible Officer of Parent in good faith and based upon reasonable assumptions)

(xiv)    Excluded Equity Interests;

(xv)    Excluded Accounts; and

(xvi)    any other asset or property held by any Grantor (including any asset or property not located in the United States) with respect to which Borrower and Collateral Agent reasonably determine by mutual written agreement that the grant to Collateral Agent, in favor of and for the benefit of Lenders and the other Secured Parties, of a security interest therein and Lien thereupon, and the pledge to Collateral Agent, in favor of and for the benefit of Lenders and the other Secured Parties, thereof, to secure the Obligations (and any guaranty thereof) are specifically prohibited by Requirements of Law, but only, in each such case, to the extent, and for so long as, such prohibition is not rendered or deemed ineffective by the Code (or any other applicable Requirements of Law) notwithstanding such prohibition;

provided, however, that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property.

“Fraudulent Transfer Laws” has the meaning set forth in Section 2.2.

“Grantor” means each of the Borrower and each other Person that becomes a party hereto in the capacity as a “Grantor” pursuant to Section 8.6, and “Grantors” means, collectively, Borrower and each other such Person.

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor” means Parent and each other Grantor other than Borrower.

“Guaranty” means the guaranty of the Guaranteed Obligations made by Guarantors as set forth in this Agreement.

“IP License” means all express and implied grants or rights to make, have made, use, sell, reproduce, distribute, modify, or otherwise exploit any Intellectual Property in the U.S., as well as all covenants not to sue and co-existence agreements (and all related IP Ancillary Rights) relating to any Intellectual Property in the U.S.

“IP Security Agreement” means an intellectual property security agreement in the form attached hereto as Annex 3, and “IP Security Agreements” means, collectively, all such intellectual property security agreements.

“Maximum Guaranteed Amount” has the meaning set forth in Section 2.2.

“NDA” means a new drug application filed with the FDA pursuant to Section 505(b) of the U.S. Federal Food, Drug, and Cosmetic Act, along with all supplements and amendments thereto.

“Pledged Certificated Stock” means all of the Equity Interests (other than Excluded Equity Interests) in any Subsidiary evidenced by a certificate or instrument or other document of title (in each case, as defined in the Code), in each case owned by any Grantor, including a Grantor’s right, title and interest resulting from its ownership of any such Equity Interests as a limited or general partner in any partnership that has issued Pledged Certificated Stock or as a member of any limited liability company that has issued Pledged Certificated Stock, and a Grantor’s right, title and interest resulting from its ownership of any such Equity Interests in, to and under any Operating Document or shareholder agreement of any corporation, partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all certificated Equity Interests listed on Schedule 1 of the Security Disclosure Letter. “Pledged Certificated Stock” includes, for the avoidance of doubt, any Pledged Uncertificated Stock that subsequently becomes certificated.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations owed to such Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule 3 of the Security Disclosure Letter, issued by the obligors named therein. “Pledged Debt Instruments” excludes any Excluded Property.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments. “Pledged Investment Property” excludes any Excluded Property.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means all of the Equity Interests (other than Excluded Equity Interests) in any Subsidiary that is not Pledged Certificated Stock, in each case owned by any Grantor, including Grantor’s right, title and interest resulting from its ownership of any such Equity Interests as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company not constituting Pledged Certificated Stock, a Grantor’s right, title and interest resulting from its ownership of any such Equity Interests in, to and under any Operating Document or shareholder agreement of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 1 of the Security Disclosure Letter, to the extent such interests are not certificated.

“Secured Obligations” has the meaning set forth in Section 3.2.

“Security Disclosure Letter” means the security agreement disclosure letter, dated as of the date hereof, delivered by the Grantors to the Collateral Agent and each Lender.

“Vehicles” means rolling stock, motor vehicles, vessels, aircraft and other assets subject to certificates of title.

Section 1.2    Certain Other Terms

.

(a)    For the purposes of and as used in this Agreement: (i) references to any Person include its successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; (ii) each authorization herein shall be deemed irrevocable and coupled with an interest; and (iii) where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b)    Other Interpretive Provisions.

(i)    Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(ii)    This Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iii)    Certain Common Terms. The words “include”, “included” and “including” are not limiting and mean “including without limitation.” The word “or” has the inclusive meaning represented by the phrase “and/or”. The word “shall” is mandatory. The word “may” is permissive. The singular includes the plural and the plural includes the singular.

(iv)    Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(v)    Contracts. Except as the context otherwise requires (including to the extent otherwise expressly provided herein), references to any contract, agreement, instrument or other document, including this Agreement and the other Loan Documents, shall be deemed to include any and all amendments, supplements or modifications thereto or restatements or substitutions thereof, in each case which are in effect from time to time, but only to the extent such amendments, supplements, modifications, restatements or substitutions are not prohibited by the terms of any Loan Document.

(vi)    Laws. Except as the context otherwise requires (including to the extent otherwise expressly provided herein), references to any law, statute, treaty, order, policy, rule or regulation include any amendments, supplements and successors thereto, and references to any law, statute, treaty, order, policy, rule or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting such law, statute, treaty, order, policy, rule or regulation.

(vii)    Excluded Property. Notwithstanding anything to the contrary herein, the representations, warranties and covenants set forth herein in relation to the assets of the Grantors shall not apply to any Excluded Property.

ARTICLE 2

    GUARANTY

Section 2.1    Guaranty

. To induce Lenders to make the Term Loans to Borrower in accordance with the terms and conditions of the Loan Agreement, each Guarantor, jointly and severally with each other Guarantor, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations of Borrower existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection. Each Guarantor hereby acknowledges and agrees that the Guaranteed Obligations, at any time and from time to time, may exceed the Maximum Guaranteed Amount of such Guarantor and may exceed the aggregate of the Maximum Guaranteed Amounts of all Guarantors, in each case without discharging, limiting or otherwise affecting the obligations of any Guarantor hereunder or the rights, powers and remedies of any Secured Party hereunder or under any other Loan Document.

Section 2.2    Limitation of Guaranty

. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder (the “Maximum Guaranteed Amount”) shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under (a) applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”) and (b) the Israeli Guarantee Law, 5727-1967. Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.7 below and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

Section 2.3    Authorization; Other Agreements

. The Collateral Agent, on behalf of Lenders and the other Secured Parties, is hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following but subject in all cases to the terms and conditions of the other Loan Documents:

(a)    subject to compliance with Section 11.5 of the Loan Agreement and Section 8.5 hereof (as applicable), (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;

(b)    apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;

(c)    refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;

(d)    in accordance with the terms of the Loan Documents: (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with Borrower or any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e)    subject to Section 11.1 of the Loan Agreement, settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Section 2.4    Guaranty Absolute and Unconditional

. Each Guarantor hereby waives and agrees not to assert any defense (other than the absolute, unconditional and irrevocable payment in full of the Guaranteed Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), whether arising in connection with or in respect of any of the following clauses (a) through (f) or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following clauses (a) through (f) (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Collateral Agent):

(a)    the invalidity or unenforceability of any obligation of Borrower or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b)    the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

(c)    the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d)    any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against Borrower, any other Guarantor or any of Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e)    any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default and during the continuance thereof by the Collateral Agent, on behalf of Lenders and any other Secured Party, to proceed separately against any Collateral in accordance with the Collateral Agent’s rights and the rights of any Lender or other Secured Party under any applicable Requirements of Law; or

(f)    any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of Borrower, any other Guarantor or any other Subsidiary of Borrower, in each case other than the absolute, unconditional and irrevocable payment in full of the Guaranteed Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

Section 2.5    Waivers

. Except, in each case, as otherwise expressly required in any of the Loan Documents, to the fullest extent permitted by Requirements of Law, each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder, including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of Borrower or any other Guarantor. Until the absolute, unconditional and irrevocable payment in full of the Guaranteed Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Credit Party or set off any of its obligations to such other Credit Party against obligations of such Credit Party to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

Section 2.6    Reliance

. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that reasonable and diligent inquiry would reveal, and each Guarantor hereby agrees that neither the Collateral Agent nor any Lender or other Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event the Collateral Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Person shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that any Lender or other Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

Section 2.7    Contribution

. To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Term Loans and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

ARTICLE 3

    GRANT OF SECURITY INTEREST

Section 3.1    Collateral

. For the purposes of this Agreement, the following tangible and intangible assets and property now owned or at any time hereafter acquired, developed or created by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interest, in each case, wherever located, is collectively referred to as the “Collateral”:

(a)    all accounts;

(b)    all as-extracted collateral;

(c)    all chattel paper, including electronic chattel paper or tangible chattel paper;

(d)    all checks;

(e)    all deposit accounts;

(f)    all documents;

(g)    all encumbrances;

(h)    all equipment;

(i)    all fixtures;

(j)    all general intangibles (including all Current Company IP Agreements, Manufacturing Agreements and any other agreements or contracts of any kind);

(k)    all goods;

(l)    all Intellectual Property and IP Licenses (including any IP Licenses under the Current Company IP Agreements to which a Grantor is a party and the rights of such Grantor thereunder, and all of a Grantor’s right, title and interest in, to and under any Internet Domain Names and Software), including any similar or equivalent rights to those set forth in any of clauses (a) through (g) of the definition of “Intellectual Property”);

(m)    all instruments (including all promissory notes and similar instruments);

(n)    all right, title and interest in, to and under any NDA relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution, sale or lease of Product in the Territory;

(o)    all inventory;

(p)    all investment property (including Pledged Collateral, Pledged Investment Property, Equity Interests, securities, securities accounts and security entitlements with respect thereto and financial assets carried therein, and all commodity accounts and commodity contracts);

(q)    all money (including cash and cash equivalents);

(r)    all letters of credit, letter-of-credit rights and supporting obligations;

(s)    all commercial tort claims with a predicted value of $500,000 or more (as reasonably determined by a Responsible Officer of Parent in good faith and based upon reasonable assumptions described on Schedule 4 of the Security Disclosure Letter);

(t)    all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information relating to any of the other property described in this Section 3.1;

(u)    all property of such Grantor held by the Collateral Agent for the benefit of Lenders and any other Secured Party, including all property of every description, in the custody of or in transit to the Collateral Agent for the benefit of Lenders and any other Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including cash;

(v)    all proceeds, products, accessions, rents and profits of or in respect of any of the foregoing;

(w)    to the extent not otherwise included, all personal property of such Grantor, whether tangible or intangible and wherever located, and all proceeds, products, accessions, rents, issues and profits of any and all of the foregoing and all collateral security, supporting obligations and guarantees given by any Person with respect to any of the foregoing; and

(x)    to the extent not otherwise included, all other properties or assets of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Collateral Document;

excluding, however, in all cases, all Excluded Property.

Section 3.2    Grant of Security Interest in Collateral

. Without limiting any other security interest granted to the Collateral Agent, in favor of and for the benefit of Lenders and the other Secured Parties, each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor (the “Secured Obligations”), hereby pledges, hypothecates and grants to the Collateral Agent, in favor and for the benefit of Lenders and the other Secured Parties, to secure the payment and performance in full of all of the Obligations for the benefit of Lenders and the other Secured Parties, a first priority Lien (subject only to Permitted Liens) on and continuing security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor, wherever located, whether now owned or hereafter acquired or arising; provided, however, notwithstanding the foregoing, no Lien or security interest is hereby granted on, and “Collateral” shall not include, any Excluded Property; provided, further, that if and when any property or asset shall cease to be Excluded Property, a first priority Lien (subject only to Permitted Liens) on and security interest in such property or asset shall be deemed granted therein and, therefore, “Collateral” shall then include any such property or asset.

ARTICLE 4

    REPRESENTATIONS AND WARRANTIES

To induce each of the Collateral Agent and Lenders to enter into the Loan Documents, each Grantor, jointly and severally with each other Grantor, represents and warrants each of the following to the Collateral Agent, each Lender and the other Secured Parties:

Section 4.1    Title; No Other Liens

. Except for the Lien granted to the Collateral Agent for the benefit of Lenders and the other Secured Parties pursuant to this Agreement and any other Permitted Liens under any Loan Document (including Section 4.2 hereof), such Grantor owns or otherwise has the rights it purports to have in each item of the Collateral, free and clear of any and all Liens or claims of others. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) except for Permitted Subsidiary Distribution Restrictions, has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien other than any Permitted Liens.

Section 4.2    Perfection and Priority

. Other than in respect of money and other Collateral subject to Section 9-311(a)(1) of the Code, the security interest granted to the Collateral Agent pursuant to this Agreement constitutes a valid and continuing first priority perfected security interest (subject, in the case of priority only, to Permitted Liens that are expressly permitted (if at all) by the terms of the Loan Agreement or this Agreement to, or that by operation of law, have superior priority to the Lien and security interest granted to the Collateral Agent for the benefit of Lenders and the other Secured Parties) in favor of and for the benefit of Lenders and the other Secured Parties in all Collateral, subject, for the following Collateral, to the occurrence of the following: (a) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the Code, the completion of the filings and other actions specified on Schedule 2 of the Security Disclosure Letter (which, in the case of all filings and other documents referred to on such schedule, have been duly authorized by the applicable Grantor); (b) with respect to any account over which a Control Agreement is required pursuant to Section 5.5 of the Loan Agreement, the execution of Control Agreements; (c) in the case of all United States Trademarks, Patents and Copyrights for which Code filings are insufficient to effectuate perfection, all appropriate filings having been made with the Applicable IP Office, as applicable; (d) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case, properly endorsed for transfer to the Collateral Agent or in blank; (e) in the case of all Pledged Uncertificated Stock, the delivery to the Collateral Agent, for the benefit of the Lenders and the other Secured Parties, of an executed uncertificated stock control agreement among the issuer, the registered owner and the Collateral Agent in the form attached as Annex 4 hereto; (f) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a contractual obligation granting control to Collateral Agent, for the benefit of the Lenders and the other Secured Parties, over such letter-of-credit rights; (g) in the case of electronic chattel paper, the completion of all steps necessary to grant control to Collateral Agent, for the benefit of the Lenders and the other Secured Parties, over such electronic chattel paper; and (h) in the case of all other instruments that are not Pledged Stock, if any, the delivery thereof to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of such instruments. Such Lien on and security interest in Pledged Stock shall be prior to all other Liens on such Collateral, subject to Permitted Liens having priority over the Collateral Agent’s Lien by operation of law or as and to the extent expressly permitted (if at all) by any Loan Document. Subject to Section 3.2 and this Section 4.2 above, except to the extent expressly not required pursuant to the terms of the Loan Agreement or this Agreement, all actions by each Grantor necessary or desirable under the Code to protect and perfect the first priority Lien on and security interest in the Collateral granted hereunder have been duly taken.

Section 4.3    Pledged Stock

.

(a)    The Pledged Stock issued by any Subsidiary of any Grantor pledged by such Grantor hereunder (i) consist of the number and types of Equity Interests listed on Schedule 1 of the Security Disclosure Letter (or any update thereof or supplement thereto permitted to be made pursuant to the Loan Agreement and received by the Collateral Agent in accordance with the Loan Agreement) and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 1 of the Security Disclosure Letter, (ii) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships), and (iii) if and to the extent applicable, constitutes the legal, valid and binding obligation of the issuer thereof with respect thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law). As of the date any Joinder Agreement or Pledge Amendment is delivered pursuant to Section 8.6, the Pledged Stock pledged by each applicable Grantor thereunder (x) is listed on the applicable schedule attached to such Joinder Agreement or Pledge Amendment, as applicable, and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on such schedule, (y) has been duly authorized, validly issued and is fully paid and non-assessable (other than Pledged Stock in limited liability companies and partnerships) and (z) if and to the extent applicable, constitutes the legal, valid and binding obligation of the issuer thereof with respect thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(b)    All Pledged Certificated Stock has been delivered to (or otherwise in accordance with the written direction of) the Collateral Agent, for the benefit of Lenders and the other Secured Parties, in accordance with Section 5.2(a), and (ii) with respect to all Pledged Uncertificated Stock, uncertificated stock control agreements in the form attached as Annex 4 hereto have been delivered to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, in accordance with Section 5.2(a).

(c)    Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent for the benefit of Lenders and the other Secured Parties shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

Section 4.4    Pledged Debt Instruments

.

(a)    (i) All Pledged Debt Instruments constituting Indebtedness owed to such Grantor by a Subsidiary has been duly authorized, authenticated or issued and delivered by such Subsidiary, is the legal, valid and binding obligation of such Subsidiary and such Subsidiary is not in default thereunder and (ii) to the Knowledge of such Grantor, all other Pledged Debt Instruments not otherwise covered in clause (i) above constituting Indebtedness owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b)    Except as set forth on Schedule 3 of the Security Disclosure Letter (or any update thereof or supplement thereto permitted to be made pursuant to the Loan Agreement and received by the Collateral Agent in accordance with the Loan Agreement), none of the Pledged Debt Instruments constituting Indebtedness owed to such Grantor is subordinated in right of payment to any other Indebtedness or subject to the terms of an indenture (or similar agreement or instrument).

(c)    All Pledged Debt Instruments constituting Indebtedness owed to such Grantor have been delivered to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, in accordance with Section 5.2(a).

ARTICLE 5

    COVENANTS

Each Grantor agrees with the Collateral Agent to the following, until the absolute, unconditional and irrevocable payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and unless the Collateral Agent, on behalf of Lenders and the other Secured Parties, otherwise consents in writing:

Section 5.1    Maintenance of Perfected Security Interest; Further Documentation and Consents

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(a)    Except as otherwise (i) mutually agreed in writing between Borrower and the Collateral Agent not to be required under this Agreement or the other Loan Documents, (ii) mutually agreed in writing between Borrower and the Collateral Agent to be effected solely by filings of financing statements under the Code or amendments thereto to be made by the Collateral Agent or any Lender or its Related Party pursuant to Section 7.2, or (iii) as otherwise expressly provided in Section 5.14 of the Loan Agreement, such Grantor, in order to grant and maintain a security interest to the Collateral Agent pursuant to this Agreement which constitutes a valid and continuing first priority perfected security interest as described in Section 4.2 (subject only to Permitted Liens), shall promptly:

(i)    after the creation or acquisition of any U.S. deposit account over which a Control Agreement is required pursuant to Section 5.5 of the Loan Agreement but prior to the movement of any cash or other funds into such account (except as may be expressly provided in Section 5.14 of the Loan Agreement), execute and deliver to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, in accordance with Section 5.5 of the Loan Agreement, Control Agreements in form and substance reasonably satisfactory to the Collateral Agent;

(ii)    in accordance with the requirements in Section 5.3 (as applicable), with respect to any Trademarks, Patents and Copyrights or any IP Rights, execute and deliver to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, all appropriate IP Security Agreements, in form and substance reasonably satisfactory to the Collateral Agent, for the filing thereof by the Collateral Agent or its Related Party, and such Grantor hereby duly authorizes the Collateral Agent and its Related Party to file such IP Security Agreements with the Applicable IP Office;

(iii)    with respect to any Pledged Certificated Stock, deliver to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, such Pledged Certificated Stock consisting of instruments and certificates, in each case, properly endorsed for transfer to the Collateral Agent or in blank and in form and substance reasonably satisfactory to the Collateral Agent;

(iv)    with respect to any Pledged Uncertificated Stock, deliver to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, an executed uncertificated stock control agreement among the issuer, the registered owner and the Collateral Agent in the form attached as Annex 4 hereto (and otherwise in form and substance reasonably satisfactory to the Collateral Agent), pursuant to which, inter alia, such issuer agrees to comply with the Collateral Agent’s instructions with respect to such Pledged Uncertificated Stock without further consent by such Grantor; and

(v)    maintain the security interest created by this Agreement as a first priority perfected security interest as described in Section 4.2 (subject to Permitted Liens) and shall take reasonable efforts to warrant and defend the Collateral covered by such security interest and such priority (subject to Permitted Liens) against the claims and demands of all Persons (other than Secured Parties).

(b)    Such Grantor shall furnish to the Collateral Agent at any time and from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Collateral Agent may reasonably request in writing, in all cases in reasonable detail and in form and substance reasonably satisfactory to the Collateral Agent (including in the case of any commercial tort claim constituting Collateral, for the avoidance of doubt, reasonable detail identifying the specific claims subject to the security interest granted in such commercial tort claims to the Collateral Agent pursuant to this Agreement).

(c)    At any time and from time to time, upon the reasonable written request of the Collateral Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and the other Collateral Documents and of the rights and powers herein and therein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the Code (or other filings under similar Requirements of Law) in effect in the U.S. or any other jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Collateral Agent may reasonably request in writing that is consistent with the requirements hereof and of the other Loan Documents, including executing and delivering any Control Agreements required by Section 5.5 of the Loan Agreement with respect to the Collateral Accounts, in each case of sub-clause (i) and (ii) above, subject to the terms of Section 5.12(e) of the Loan Agreement.

Section 5.2    Pledged Collateral and Pledged Investment Property

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(a)    Delivery of Pledged Collateral and Pledged Investment Property. Without limitation to Section 1 above, such Grantor shall promptly, and no later than thirty (30) days after, acquiring any Pledged Collateral not owned on the Closing Date:

(i)    deliver to the Collateral Agent, properly endorsed, in blank or otherwise in suitable form for transfer and in form and substance reasonably satisfactory to the Collateral Agent, (A) all such Pledged Stock that is Pledged Certificated Stock, (B) each Pledged Debt Instrument evidencing Indebtedness or other monetary obligations in an amount, individually or together with one or more other Pledged Debt Instruments, exceeding $500,000 (as reasonably determined by a Responsible Officer of Parent in good faith) and (C) all certificates and instruments evidencing Pledged Investment Property with a fair market value, individually or together with one or more other such certificates or instruments, exceeding $500,000 (as reasonably determined by a Responsible Officer of Parent in good faith);

(ii)    subject all Collateral Accounts required to be subject to a Control Agreement pursuant to Section 5.5 of the Loan Agreement to a Control Agreement;

(iii)    cause the issuer of any such Pledged Stock that is Pledged Uncertificated Stock to execute an uncertificated stock control agreement in the form attached hereto as Annex 4, pursuant to which, inter alia, such issuer agrees to comply with the Collateral Agent’s instructions with respect to such Pledged Uncertificated Stock without further consent by such Grantor, and, for the avoidance of doubt, if any such Pledged Uncertificated Stock becomes certificated, promptly (but in any event within thirty (30) days thereof) deliver to the Collateral Agent, in suitable form for transfer and in form and substance reasonably satisfactory to the Collateral Agent, all such certificates, instruments or other similar documents (as defined in the Code).

(b)    Event of Default. During the continuance of any Event of Default and in connection with the exercise of rights or remedies hereunder or under any other Loan Document, the Collateral Agent shall have the right, at any time in its discretion and without prior notice to any Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Stock and (ii) exchange any certificate or instrument representing or evidencing any Pledged Stock for certificates or instruments of smaller or larger denominations.

(c)    Cash Distributions with respect to Pledged Collateral and Pledged Investment Property. Except as provided in Article VI and subject to any limitations set forth in the Loan Agreement, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral and the Pledged Investment Property.

(d)    Voting Rights. Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral and Pledged Investment Property; provided, however, that no vote shall be cast, consent, waiver or ratification given or right exercised (or failed to be exercised) or other action taken (or failed to be taken) by such Grantor in any manner that would reasonably be expected to (i) violate or be inconsistent with any of the terms of this Agreement or any other Loan Document or (ii) have the effect of materially impairing such Collateral or the position of any Secured Party or their rights or interests in such Collateral.

Section 5.3    Intellectual Property

. If such Grantor shall at any time after the date hereof acquire any Copyright, Trademark or Patent or any IP License that constitutes Collateral, such Grantor shall, within thirty (30) days after delivery of financial statements pursuant to Section 5.2(a) of the Loan Agreement, execute and deliver to the Collateral Agent, in form and substance reasonably acceptable to the Collateral Agent and suitable for filing in the Applicable IP Office, the IP Security Agreement(s) in the form attached hereto as Annex 3, or in any other form, as required by the Applicable IP Office or other registry in the applicable jurisdiction, in each case, in respect of any such newly-acquired Copyright(s), Trademark(s) or Patent(s) or any such newly-acquired IP Licenses (as applicable) of such Grantor registered in the Applicable IP Office.

ARTICLE 6

    REMEDIAL PROVISIONS

Section 6.1    Code and Other Remedies

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(a)    Code Remedies. During the continuance of an Event of Default, the Collateral Agent, on behalf of Lenders and the other Secured Parties, may exercise, in addition to all other rights and remedies granted to it in this Agreement, any IP Agreement, any other Loan Document or in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights, powers and remedies of a secured party under the Code or any other Requirements of Law or in equity.

(b)    Disposition of Collateral. During the continuance of an Event of Default, without limiting the generality of the foregoing, the Collateral Agent may (personally or through its agents or attorneys), without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Requirements of Law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived): (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving Grantor or any other Person notice or opportunity for a hearing on the Collateral Agent’s or any Lender’s claim or action; (ii) collect, receive, appropriate and realize upon any Collateral; (iii) store, process, repair or recondition the Collateral or otherwise prepare any Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and (iv) sell, assign, license out, convey, transfer, grant option or options to purchase or license and deliver any Collateral (or enter into contractual obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent, on behalf of Lenders and the other Secured Parties, shall have the right, upon any such public sale or sales and, to the extent permitted by the Code and other Requirements of Law, upon any such private sale or sales, to purchase or license the whole or any part of the Collateral so sold or licensed, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released. The Collateral Agent, as representative of all Lenders and other Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the Code, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent on behalf of Lenders and the other Secured Parties, at such sale. If the Collateral Agent on behalf of any Lender sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by such Lender and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale. Neither the Collateral Agent nor any Lender shall have an obligation to marshal any of the Collateral.

(c)    Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Collateral Agent’s request, it shall assemble the Collateral and make it available to the Collateral Agent at places that the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Collateral Agent also has the right to require that such Grantor store and keep any Collateral pending further action by the Collateral Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, normal wear and tear excepted, (iii) until the Collateral Agent is able to sell, assign, license out, convey or transfer any Collateral, the Collateral Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent and (iv) the Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Collateral Agent’s or any Lender’s remedies, with respect to such appointment without any prior written notice or hearing as to such appointment. The Collateral Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against other Persons with respect to any Collateral while such Collateral is in the possession of the Collateral Agent.

(d)    Application of Proceeds. The Collateral Agent shall apply the cash proceeds received by it in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of Lenders and the other Secured Parties, including reasonable and documented out-of-pocket attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Loan Agreement and, if and only to the extent applicable thereunder, the RTW Intercreditor Agreement, and only after such application and after the payment by the Collateral Agent or Lenders of any other amount required by any Requirements of Law, need the Collateral Agent or any Lender account for the surplus, if any, to any Grantor.

(e)    Direct Obligation. Neither the Collateral Agent nor any Lender or other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Collateral Agent and Lenders and any other Secured Party shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirements of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent, Lenders or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by any of them of any rights or remedies hereunder. If any notice of a proposed sale (public or private) or other disposition of any Collateral shall be required by Requirements of Law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(f)    Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on the Collateral Agent or any Lender or other Secured Party to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent or any Lender to do any of the following:

(i)    fail to incur significant costs, expenses or other liabilities reasonably deemed as such by the Collateral Agent or such Lender to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)    fail to obtain permits, licenses or other consents for access to any Collateral to sell or license or for the collection or sale or licensing of any Collateral, or, if not required by other Requirements of Law, fail to obtain permits, licenses or other consents for the collection or disposition of any Collateral;

(iii)    fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)    advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v)    exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by the Collateral Agent or such Lender, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent or such Lender in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)    dispose of assets in wholesale rather than retail markets;

(vii)    disclaim warranties, such as title, merchantability, possession, non-infringement or quiet enjoyment; or

(viii)    purchase insurance or credit enhancements to insure the Collateral Agent or any Lender or other Secured Party against risks of loss, collection or disposition of any Collateral or to provide to the Collateral Agent and Lenders a guaranteed return from the collection or disposition of any Collateral.

(g)    IP Licenses. To the extent permitted, and only for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 6.1 or Section 8.1 of the Loan Agreement during the continuance of an Event of Default (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral) at such time as the Collateral Agent on behalf of Lenders and the other Secured Parties shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent: (i) an irrevocable, non-exclusive, assignable, royalty-free license or other right to use (and for its agents or representatives to use) in the Territory (exercisable without payment of royalty or other compensation to such Grantor), including the right to sublicense, use and practice, any and all Intellectual Property now owned or held or hereafter acquired or held by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof; and (ii)  an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real property owned, operated, leased, subleased or otherwise occupied by such Grantor; provided that, in each case of sub-clauses (i) and (ii) above, such license and sublicenses with respect to Trademarks will be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks; provided, further, that nothing in this clause (g) shall require a Grantor to grant any license that (x) violates the express terms of any license agreement between a Grantor and a third party governing such Grantor’s use of such Intellectual Property or (y) is prohibited by applicable Requirement of Law.

Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Collateral Agent, Lenders or any other Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1. Without limitation upon the foregoing, except as expressly provided in this Section 6.1, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent or any Lender or other Secured Party that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 6.1.

Section 6.2    Accounts and Payments in Respect of General Intangibles

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(a)    In addition to, and not in substitution for, any similar requirement in the Loan Agreement, if required by the Collateral Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles relating to the Collateral, when collected by any Grantor, shall promptly (and, in any event, within two (2) Business Days of such collection) be deposited by such Grantor in the exact form received (unless the Collateral Agent otherwise agrees in writing), duly indorsed by such Grantor to the Collateral Agent for the benefit of Lenders and the other Secured Parties, segregated from other funds of such Grantor (unless the Collateral Agent otherwise agrees in writing) in a Collateral Account, subject to withdrawal by the Collateral Agent as provided in Section 6.4. Until so turned over, such payment shall be held by such Grantor in trust for the Collateral Agent for the benefit of Lenders and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles relating to the Collateral shall, upon the Collateral Agent’s request, be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)    At any time during the continuance of an Event of Default, in each case to the extent not prohibited under Section 8.1 of the Loan Agreement:

(i)    each Grantor shall, upon the Collateral Agent’s request, assemble and hold for the benefit of Lenders and the other Secured Parties all original and other documents evidencing, and relating to, the contractual obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all IP Licenses, original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Collateral Agent for the benefit of Lenders and the other Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent for the benefit of Lenders and the other Secured Parties or to any Lender on behalf of itself and the other Secured Parties, as the Collateral Agent shall direct; and

(ii)    each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Collateral Agent to ensure any Internet Domain Name is registered.

(c)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles included in the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Lender or other Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible included in the Collateral by reason of or arising out of any Loan Document or the receipt by the Collateral Agent or any Lender or other Secured Party of any payment relating thereto, nor shall the Collateral Agent nor any Lender or other Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible included in the Collateral, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 6.3    Pledged Collateral

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(a)    Voting Rights. During the continuance of an Event of Default, upon written notice from the Collateral Agent to the relevant Grantor(s), all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent or a nominee on behalf of Lenders or the other Secured Parties, who shall thereupon have the sole right to exercise such voting and other consensual rights, including the right to exercise (i)  any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise, and (ii) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Collateral, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent (or such nominee) on behalf of Lenders or the other Secured Parties may determine), all without liability except to account for property actually received by it; provided, however, that the Collateral Agent (or such nominee) shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing; provided, further, that the failure of the Collateral Agent (or such nominee) to delivery such notice shall not limit, affect or diminish any right of the Collateral Agent or the Lenders hereunder.

(b)    Proxies. During the continuance of an Event of Default, in order to permit the Collateral Agent on behalf of Lenders and the other Secured Parties to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request in writing and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Collateral Agent for the benefit of Lenders and the other Secured Parties an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon (A) the cure of any and all Events of Default or (B) the absolute, unconditional and irrevocable payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

(c)    Authorization of Issuers. Each Grantor hereby expressly and irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to, and each Grantor that is an issuer of Pledged Collateral so pledged hereunder hereby agrees to: (i) comply with any instruction received by it from the Collateral Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement, and each Grantor agrees that such issuer shall be fully protected from liabilities to such Grantor in so complying; and (ii) during the continuance of such Event of Default, unless otherwise permitted hereby or by the Loan Agreement, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Collateral Agent for the benefit of Lenders and the other Secured Parties or to any Lender on behalf of itself and the other Secured Parties, as the Collateral Agent shall direct.

Section 6.4    Proceeds to be Turned over to and Held by Collateral Agent

. Unless otherwise expressly provided in the Loan Agreement or this Agreement, during the continuance of an Event of Default and, upon written notice by the Collateral Agent to the relevant Grantor or Grantors, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for Lenders and the other Secured Parties, segregated from other funds of such Grantor (unless the Collateral Agent otherwise agrees in writing), and shall, promptly upon receipt by any Grantor, be turned over to the Collateral Agent for the benefit of Lenders and the other Secured Parties in the exact form received (unless the Collateral Agent otherwise agrees in writing), with any necessary endorsement. All such proceeds of Collateral and any other proceeds of any Collateral received by the Collateral Agent in cash or Cash Equivalents shall be held by the Collateral Agent for the benefit of itself and the other Secured Parties in a Collateral Account. All proceeds being held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for Lenders and the other Secured Parties) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Loan Agreement.

Section 6.5    Sale of Pledged Collateral

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(a)    Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(b)    Each Grantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 6.1, this Section 6.5 and Section 8.1 of the Loan Agreement valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to the Collateral Agent, Lenders and the other Secured Parties, that the Collateral Agent, Lenders and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Loan Agreement or a defense of unconditional payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted). Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by the Collateral Agent on behalf of Lenders and the other Secured Parties.

Section 6.6    Deficiency

. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the reasonable and documented fees and disbursements of any attorney employed by the Collateral Agent or any Lender to collect such deficiency.

Section 6.7    Collateral Accounts

. If any Event of Default shall have occurred and be continuing, the Collateral Agent may apply the balance from any Collateral Account of a Grantor or instruct the bank at which any Collateral Account is maintained to pay the balance of any Collateral Account to the Collateral Agent for the benefit of Lenders and the other Secured Parties or to any Lender on behalf of itself and the other Secured Parties, as the Collateral Agent shall direct, to be applied to the Secured Obligations in accordance with the terms hereof.

Section 6.8    Directions, Notices or Instructions

. Neither the Collateral Agent nor any Lender or any Related Party thereof or any other Secured Party shall take any action under or issue any directions, notice or instructions pursuant to any Control Agreement or similar agreement or any acknowledgement from a landlord or third party bailee with respect to any Collateral Access Agreement unless an Event of Default has occurred and is continuing.

ARTICLE 7

    ADDITIONAL RIGHTS OF COLLATERAL AGENT

Section 7.1    Collateral Agent’s Appointment as Attorney-in-Fact

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(a)    Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any Related Party thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, in each case during the continuance of an Event of Default, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent and its Related Party the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i)    in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii)    in the case of any Intellectual Property (including any IP Ancillary Rights) or any IP Licenses included in the Collateral, execute, deliver and have recorded any document that the Collateral Agent may request to evidence, effect, publicize or record the Collateral Agent’s security interest, in favor of and for the benefit of Lenders and the other Secured Parties, in such Intellectual Property or IP Licenses and the goodwill and general intangibles of such Grantor relating thereto or represented thereby and the Collateral Agent’s (on behalf of Lenders and the other Secured Parties) rights and remedies with respect thereto;

(iii)    pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or obtain or pay any insurance called for by the terms of the Loan Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv)    execute, in connection with any sale provided for in Section 6.1 or 6.5, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or

(v)    (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (D) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (E) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (F) assign or license any Intellectual Property included in the Collateral on such terms and conditions and in such manner as the Collateral Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment or license and (G) generally, sell, assign, license, convey, transfer or grant a Lien on, make any contractual obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Collateral Agent on behalf of Lenders and the other Secured Parties were the absolute owner thereof for all purposes and do, at the Collateral Agent’s option, at any time or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon any Collateral and the Collateral Agent’s, in favor of and for the benefit of Lenders and the other Secured Parties, security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do.

(vi)    If any Grantor fails to perform or comply with any contractual obligation contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such contractual obligation.

(b)    In accordance with, and without limiting the generality of, Section 2.4 of the Loan Agreement, each Grantor agrees to promptly pay or reimburse the Lender Expenses and any other reasonable and documented out-of-pocket expenses of the Collateral Agent and any Lender and other Secured Party incurred in connection with the taking of any actions pursuant to or as otherwise contemplated by this Section 7.1, together with, solely in the event any Grantor fails to pay any of the Obligations when due or upon the commencement and during the continuance of an Insolvency Proceeding of the Borrower or, at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, interest thereon at the Default Rate from the date any such expenses were paid by the Collateral Agent or any Lender through the date such expenses are reimbursed by the relevant Grantor.

(c)    Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the absolute, unconditional and irrevocable payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), this Agreement is terminated and the security interests created hereby are released

Section 7.2    Authorization to File Financing Statements

. Each Grantor authorizes the Collateral Agent and its Related Party, at any time and from time to time, without notice to any Grantor, to file or record financing statements and other filing or recording documents or instruments with respect to any Collateral, and amendments thereto, in each case in such form, in such jurisdictions and in such offices as the Collateral Agent reasonably determines appropriate to perfect or protect the security interests of the Collateral Agent, in favor of and for the benefit of Lenders and the other Secured Parties, under this Agreement or any other Loan Document (and the Collateral Agent’s and each Lender’s and each other Secured Party’s rights in respect thereof), and such financing statements, documents and instruments, and amendments thereto, may describe the Collateral covered thereby as “all assets of the debtor” or words of similar effect and may include a notice that any disposition of the Collateral, by any Grantor or other Person, shall be deemed to violate the rights of the Collateral Agent and Lenders and other Secured Parties under the Code (or other Requirements of Law in the applicable jurisdiction) to the extent not permitted under this Agreement or any other Loan Document. Save as otherwise required by Requirements of Law, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Notwithstanding anything to the contrary herein or in the Loan Agreement, Lender Expenses shall not include, and the Collateral Agent and Lenders shall be solely responsible for, any filing fees or other expenses incurred by the Collateral Agent or any Lender in connection with any filings, recordings or other actions taken in jurisdictions other than the United States, Israel and, with respect to any Grantor that is not a Domestic Subsidiary, the jurisdiction of such Grantor, and, upon the occurrence and during the continuance of an Event of Default, any such other jurisdiction pursuant to Section 5.12(e) of the Loan Agreement.

Section 7.3    Authority of Collateral Agent

. Each Grantor acknowledges that, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for each Lender and all of the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 7.4    Duty; Obligations and Liabilities

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(a)    Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as it deals with similar property for its own account, but in no event in less than a commercially reasonable manner. The powers conferred on the Collateral Agent hereunder are solely to protect each Lender’s and the other Secured Parties’ interest in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for its or their own gross negligence, bad faith or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Collateral Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Collateral Agent in good faith.

(b)    Obligations and Liabilities with respect to Collateral. Neither the Collateral Agent nor Lenders or any other Secured Parties nor any of their respective Related Parties shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral.

ARTICLE 8

    MISCELLANEOUS

Section 8.1    Reinstatement

. Each Grantor agrees that, if any payment made by any Credit Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, in each case as finally determined by a court of competent jurisdiction, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 8.2    Release of Collateral and Guarantee Obligations

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(a)    When all Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) have been absolutely, unconditionally and irrevocably paid in full, the Collateral shall be automatically released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of each Lender and any other Secured Party and each Grantor and Guarantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party (except as required hereunder), and all rights of the Collateral Agent, Lenders and any other Secured Parties to the Collateral shall automatically revert to the Grantors. Upon the sale, transfer or other disposition of any Collateral to any Person (other than a Credit Party) that is permitted under the Loan Documents or to which Required Lenders have otherwise consented (including the sale, transfer or other disposition of Pledged Stock of a Grantor to any Person (other than a Credit Party)), such Collateral shall be automatically released from the Lien created hereby. In connection with any Permitted License and any other licensing of Intellectual Property permitted pursuant to the Loan Agreement, the Collateral Agent, on behalf of the Lenders and Secured Parties, shall enter into customary non-disturbance and similar agreements, in each case in form and substance reasonably satisfactory to the Collateral Agent and the other party or parties thereto.

(b)    In connection with any termination or release pursuant to this Section 8.2, the Collateral Agent shall, and to the extent required, each Secured Party hereby authorizes the Collateral Agent to, promptly execute and deliver to any Grantor all instruments, documents and agreements which such Grantor shall reasonably request in writing to evidence and confirm such termination or release (including termination statements under the Code and customary payoff letters), and will duly assign, transfer and deliver to such Grantor (or its designee), such of the Collateral that may be in the possession of the Collateral Agent, all without further consent or joinder of the Collateral Agent or any Lender or other Secured Party.

(c)    Any termination or release pursuant to this Section 8.2 is subject to reinstatement as provided in Section 8.1.

(d)    Upon the release of the Liens on any Collateral or of a Grantor from all of its obligations as a Credit Party under the Loan Agreement and as a Grantor hereunder, any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or such Grantor, as applicable, shall no longer be deemed to be made.

(e)    In accordance with, and without limiting the generality of, Section 2.4 of the Loan Agreement, each Grantor agrees to pay or reimburse promptly the Lender Expenses and any other reasonable and documented out-of-pocket expenses of the Collateral Agent and any Lender and other Secured Party incurred in connection with the taking of any actions pursuant to or as otherwise contemplated by this Section 8.2.

Section 8.3    Independent Obligations

. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations. Upon any Event of Default and during the continuance thereof, the Collateral Agent for the benefit of Lenders and the other Secured Parties may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Credit Party or any other Collateral and without first joining any other Grantor or any other Credit Party in any proceeding.

Section 8.4    No Waiver by Course of Conduct

. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or any Secured Party would otherwise have on any future occasion.

Section 8.5    Amendments in Writing

. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.5 of the Loan Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2 attached hereto, respectively, in each case, duly executed by the Collateral Agent and each Grantor directly affected thereby.

Section 8.6    Additional Grantors and Guarantors; Additional Pledged Collateral

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(a)    Joinder Agreements. If, at the option of Parent pursuant to Section 5.12 of the Loan Agreement or as otherwise required pursuant to Section 5.12 or Section 5.13 of the Loan Agreement, Parent shall cause any Subsidiary (other than an Excluded Subsidiary, unless Parent has elected to join such Excluded Subsidiary pursuant to Section 5.12 of the Loan Agreement) that is not a Grantor and Guarantor hereunder on the Closing Date to become a Grantor and Guarantor hereunder, such Subsidiary shall execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Annex 2 attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor and Guarantor party hereto on the Closing Date.

(b)    Pledge Amendments. To the extent any Pledged Collateral has not been delivered as of the Closing Date, each relevant Grantor shall, promptly after such Pledged Collateral is acquired, deliver a pledge amendment duly executed by such Grantor in substantially the form of Annex 1 attached hereto (each, a “Pledge Amendment”). Such Grantor authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement.

Section 8.7    Notices

. All notices, requests and demands hereunder to or upon the Collateral Agent or any other party hereto shall be effected in the manner provided for in Section 9 of the Loan Agreement; provided, however, that any such notice, request or demand to or upon any Grantor hereunder shall be addressed to Borrower’s notice address set forth in Section 9 of the Loan Agreement.

Section 8.8    Successors and Assigns

. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and each Secured Party and their respective successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

Section 8.9    Counterparts

. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 8.10    Severability

. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 8.11    Choice of Law

. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCLUDING THOSE LOAN DOCUMENTS THAT BY THEIR OWN TERMS ARE EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION), AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL APPLY TO THAT EXTENT.

Section 8.12    Jury Trial Waiver

. TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY CLAIM, SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN OR RELATED HERETO OR THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PARTY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.2 AND (C) HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

THE TERMS OF SECTION 10 OF THE LOAN AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AS IF SET FORTH IN FULL HEREIN AND THE PARTIES HERETO AGREE TO SUCH TERMS AND TO BE BOUND BY SUCH TERMS.

Section 8.13    Intercreditor Agreement

. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT PURSUANT TO OR IN CONNECTION WITH THIS AGREEMENT, THE TERMS OF THIS AGREEMENT, AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT DATED AS OF MARCH 16, 2022 (AS MAY BE AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”) BY AND BETWEEN BIOPHARMA CREDIT PLC, AS COLLATERAL AGENT UNDER THE LOAN AGREEMENT AND RTW INVESTMENTS ICAV, FOR AND ON BEHALF OF RTW FUND 2, AS PAYER UNDER THE PRE-PAID FORWARD CONTRACT (AS DEFINED THEREIN) AND ACKNOWLEDGED AND AGREED BY UROGEN PHARMA, INC., AS BORROWER UNDER THE LOAN AGREEMENT, AND UROGEN PHARMA LTD., AS THE COUNTERPARTY UNDER THE PRE-PAID FORWARD CONTRACT AND PARENT AND A CREDIT PARTY UNDER THE LOAN AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

Section 8.14    Israeli Security Agreement

. For the avoidance of doubt, it is hereby clarified that this Agreement is in addition to the Israeli Security Agreement (and in no manner in lieu thereof or replacement thereto), and each of this Agreement and the Israeli Security Agreement shall independently serve as aforesaid to secure the Secured Obligations in their entirety. Without derogating from the generality of the foregoing or from any other right of the Collateral Agent, the Collateral Agent shall have the right to act on this Agreement or on the Israeli Security Agreement, or on both, in each case in connection with the liens and security interests created by each (including, with respect to any and all assets, properties and rights subject to each of this Agreement and the Israeli Security Agreement); and no action or omission relating to any such liens and security interests shall prevent or stop the Collateral Agent from invoking such other liens and security interests, at the same time or subsequently.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

UROGEN PHARMA, INC.,
as Borrower and a Grantor

By_________________________________________

Name:______________________________________

Title:_______________________________________

UROGEN PHARMA LTD.,
as Parent and a Grantor

By_________________________________________

Name:______________________________________

Title:_______________________________________

ACCEPTED AND AGREED
as of the date first above written:

BIOPHARMA CREDIT PLC,

as Collateral Agent

By: Pharmakon Advisors, LP,

its Investment Manager

By: Pharmakon Management I, LLC,

its General Partner

By________________________
Name: Pedro Gonzalez de Cosio
Title: Managing Member

ANNEX 1
TO GUARANTY AND SECURITY AGREEMENT

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated as of __________, 20__, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of March 16, 2022, by UROGEN PHARMA, INC., as Borrower, the undersigned Grantor and the other Persons from time to time party thereto as Grantors in favor of BIOPHARMA CREDIT PLC, as Collateral Agent on behalf of Lenders and each of the other Secured Parties (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

[GRANTOR]

By:         _______________________
Name:
Title:

Annex 1-A

PLEDGED STOCK
ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS

COMMERCIAL TORT CLAIMS

ACKNOWLEDGED AND AGREED
as of the date first above written:

BIOPHARMA CREDIT PLC,
as Collateral Agent

By: Pharmakon Advisors, LP,

its Investment Manager

By: Pharmakon Management I, LLC,

its General Partner

By_____________________________
Name: Pedro Gonzalez de Cosio
Title: Managing Member

ANNEX 2
TO
GUARANTY AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _________ __, 20__, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of March 16, 2022, by and among UROGEN PHARMA, INC. (“Borrower”) and the other Persons from time to time party thereto as Grantors, in favor of BIOPHARMA CREDIT PLC (together with its successors and permitted assigns, the “Collateral Agent”) on behalf of Lenders and each of the other Secured Parties, (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Guaranty and Security Agreement, (a) hereby becomes a party to the Guaranty and Security Agreement as a “Grantor” and “Guarantor” thereunder with the same force and effect as if originally named as a Grantor and Guarantor therein and, without limiting the generality of the foregoing, hereby assumes all obligations and liabilities of a Grantor and a Guarantor thereunder and (b) as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby pledges and hypothecates to the Collateral Agent for the benefit of Lenders and the other Secured Parties, and grants to the Collateral Agent for the benefit of Lenders and the other Secured Parties, a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned. The undersigned hereby agrees to be bound as a Grantor and a Guarantor for the purposes of the Guaranty and Security Agreement.

In connection with this Joinder Agreement, the undersigned has delivered to the Collateral Agent a completed Perfection Certificate duly executed by the undersigned. The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 and 3 to the Security Disclosure Letter. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agrees that this Joinder Agreement may be attached to the Guaranty and Security Agreement, the Perfection Certificate delivered herewith by the undersigned shall constitute a “Perfection Certificate” referred to in Section 4.6 of the Loan Agreement and that the Pledged Collateral listed on Annex 1-A to this Joinder Agreement shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

In witness whereof, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[Additional Grantor]

By:         _____________________________
Name:
Title:

ACKNOWLEDGED AND AGREED
as of the date first above written:

BIOPHARMA CREDIT PLC,
as Collateral Agent

By: Pharmakon Advisors, LP,

its Investment Manager

By: Pharmakon Management I, LLC,

its General Partner

By______________________________
Name: Pedro Gonzalez de Cosio
Title: Managing Member

ANNEX 3
TO
GUARANTY AND SECURITY AGREEMENT

FORM OF [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of _______, 20__, is made by __________________ (“Grantor”), in favor of BIOPHARMA CREDIT PLC (together with its successors and permitted assigns, the “Collateral Agent”) on behalf of Lenders and the other Secured Parties (as defined in the Loan Agreement referred to below).

W I T N E S E T H:

WHEREAS, pursuant to the Loan Agreement, dated as of March 7, 2022 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among UROGEN PHARMA, INC., a Delaware corporation (“Borrower”), UROGEN PHARMA LTD., a company incorporated in Israel with company registration number 513537621 (as “Parent” and a Credit Party), the other parties thereto from time to time, as additional Credit Parties, BIOPHARMA CREDIT PLC, as Collateral Agent, BPCR LIMITED PARTNERSHIP, (as a “Lender”) and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP, a Cayman Islands exempted limited partnership acting by its general partner, BioPharma Credit Investments V GP LLC (as a “Lender”), each Lender has agreed to make extensions of credit to Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, Grantor [(other than Borrower)] has agreed, pursuant to a Guaranty and Security Agreement dated as of March 16, 2022 in favor of the Collateral Agent for the benefit of Lenders and the other Secured Parties (as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), to guarantee the Obligations (as defined in the Loan Agreement) of Borrower; and

WHEREAS, Grantor is party to the Guaranty and Security Agreement pursuant to which Grantor is required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, intending to be legally bound, as follows:

Section 1.         Defined Terms. Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

Section 2.         Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby mortgages, pledges and hypothecates to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, and grants to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of Grantor, in each case, solely to the extent constituting Collateral (and excluding any Excluded Property) (the “[Copyright] [Patent] [Trademark] Collateral”):

(a)    [all of its Copyrights and all IP Licenses and IP Ancillary Rights providing for the grant by or to Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule 1 hereto;

(b)    all renewals, reversions and extensions of the foregoing; and

(c)    all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)

[all of its Patents and all IP License and IP Ancillary Rights providing for the grant by or to Grantor of any right under any Patent, including, without limitation, those referred to on Schedule 1 hereto;

(b)    all reissues, reexaminations, continuations, continuations-in-part, divisionals, substitutes, renewals and any patent term extension or adjustment (including any supplementary protection certificate) of the foregoing, and any patent issued with respect to any of the foregoing, and any confirmation patent or registration patent or patent of addition based on any such patent; and

(c)    all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(d)

[all of its Trademarks and all IP Licenses and IP Ancillary Rights providing for the grant by or to Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule 1 hereto, but excluding any “intent-to-use” application for registration of a United States Trademark for which a “Statement of Use” pursuant to Section 1(d) of the Lanham Act, 15 U.S.C. § 1051 (or any successor provision) or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act, 15 U.S.C. § 1051 (or any successor provision) has not been filed with and accepted by the Applicable IP Office (but only excluding such intent-to-use application until such statement of use or amendment to allege use (as applicable) is filed with and accepted by the Applicable IP Office);

(e)    all renewals and extensions of the foregoing;

(f)    all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(g)    all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3.         Guaranty and Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the benefit of Lenders and the other Secured Parties, pursuant to the Guaranty and Security Agreement and Grantor hereby acknowledges and agrees that the obligations, rights and remedies of Grantor and of the Collateral Agent on behalf of Lenders and the other Secured Parties with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4.         Grantor Remains Liable. Grantor hereby agrees that, anything herein to the contrary notwithstanding, Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other reasonably necessary actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Licenses subject to a security interest hereunder.

Section 5.         Counterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this [Copyright] [Patent] [Trademark] Security Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 6.         Governing Law. THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN [COPYRIGHT] [PATENT] [TRADEMARK] COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL APPLY TO THAT EXTENT.

THE TERMS OF SECTION 10 OF THE LOAN AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AS IF SET FORTH IN FULL HEREIN AND THE PARTIES HERETO AGREE TO SUCH TERMS AND TO BE BOUND BY SUCH TERMS.

Section 7.         Termination. Upon the absolute, unconditional and irrevocable payment in full of the Secured Obligations in accordance with the provisions of the Loan Agreement and the expiration or termination of the Term Loan Commitments, the security interest in the [Copyright] [Patent] [Trademark] Collateral granted hereby shall automatically terminate, without delivery of any instrument or performance of any act by any party, and all rights to the [Copyright] [Patent] [Trademark] Collateral shall automatically revert to Grantors or any other Person entitled thereto. At such time, the Collateral Agent authorizes the filing by such Grantor of an appropriate termination hereof.

Section 8.         Intercreditor Agreement. Notwithstanding anything herein to the contrary, the security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement, the terms of this [Copyright] [Patent] [Trademark] Security Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement, dated as of March 16, 2022, by and between the Collateral Agent, RTW Investments ICAV (for and on behalf of RTW Fund 2) and acknowledged and agreed to by Grantor and Borrower (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).

IN WITNESS WHEREOF, Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[GRANTOR]
as Grantor

By:         ______________________
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

BIOPHARMA CREDIT PLC,
as Collateral Agent

By: Pharmakon Advisors, LP,

its Investment Manager

By: Pharmakon Management I, LLC,

its General Partner

By____________________________
Name: Pedro Gonzalez de Cosio
Title: Managing Member

SCHEDULE I
TO
[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

1.	REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

2.	[COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

3.	[IP LICENSES

[Include complete legal description of agreement (name of agreement, parties and date)]

ANNEX 4
TO
GUARANTY AND SECURITY AGREEMENT
FORM OF UNCERTIFICATED STOCK CONTROL AGREEMENT

This UNCERTIFICATED STOCK CONTROL AGREEMENT (this “Agreement”), dated as of _________ __, 20__, is made by and among [APPLICABLE GRANTOR], a [JURISDICTION OF ORGANIZATION] [ENTITY TYPE] (the “Grantor”), BIOPHARMA CREDIT PLC, a public limited company organized under the laws of England and Wales, as collateral agent on behalf of the Secured Parties (together with its successors and permitted assigns, the “Collateral Agent”), and [APPLICABLE INTEREST ISSUING COMPANY], a [JURISDICTION OF ORGANIZATION] [ENTITY TYPE] (the “Issuer”). All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement (as defined below) or the Loan Agreement (as defined below), as applicable.

WHEREAS, UROGEN PHARMA, INC., a Delaware corporation (“Borrower”), the Collateral Agent and the Lenders have entered into that certain Loan Agreement, dated as of March 7, 2022 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Grantor is the registered holder of [DESCRIBE PLEDGED UNCERTIFICATED STOCK] issued by the Issuer (the “Pledged Stock”);

WHEREAS, pursuant to the Guaranty and Security Agreement, dated as of March 16, 2022, by and among the Grantor, the Collateral Agent and the other parties thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), the Grantor has granted a continuing Lien on and security interest (the “Security Interest”) in, all of its right, title and interest in, to and under the Pledged Stock (other than Excluded Equity Interests), whether now existing or hereafter arising or acquired; and

WHEREAS, it is a condition precedent to the making and maintaining of the Term Loans by Lenders under the Loan Agreement that the parties hereto execute and deliver this Agreement in order to perfect a first priority Security Interest in the Pledged Stock.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, intending to be legally bound, as follows:

1.    The Issuer confirms that:

(h)	The Pledged Stock is Equity Interests that are not represented by certificates;

(i)    The Issuer is the issuer of the Pledged Stock and the Grantor is registered on the books and records of the Issuer as the registered holder of the Pledged Stock; and

(j)    The Security Interest in the Pledged Stock is registered on the books and records of the Issuer.

2.    The Grantor hereby irrevocably agrees that, for so long as this Agreement remains in effect, the Collateral Agent, for the benefit of Lenders and the other Secured Parties, shall have exclusive control of the Pledged Stock. In furtherance of such agreement, the Grantor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees:

(k)

Subject to the provisions of Section 3 hereof, to comply with any and all written instructions delivered to the Issuer which directs that the transfer of any or all of the Pledged Stock to the Collateral Agent be registered on the books and records of the Issuer in the name of the Collateral Agent as the holder thereof, for the benefit of Lenders and the other Secured Parties, without further consent by the Grantor or any other Person; and

(l)    Subject to the provisions of Section 3 hereof, not to comply with any instructions relating to any or all of the Pledged Stock originated by any Person other than the Collateral Agent, on behalf of Lenders and the other Secured Parties, or a court of competent jurisdiction. In the event of any conflict between any instruction originated by the Collateral Agent and any instruction originated by any other Person, the Issuer shall comply only with the instruction originated by the Collateral Agent.

3.    In addition to, and not in lieu of, the obligation of the Issuer to honor instructions as agreed in Section 2 hereof, the Issuer and the Collateral Agent hereby agree as follows:

(m)

Subject to the rights of the Grantor described herein, the Issuer agrees that, from and after the date hereof, the Pledged Stock shall be under the exclusive dominion and control of the Collateral Agent;

(n)    So long as the Issuer has not received a written notice from the Collateral Agent that it is exercising exclusive control over the Pledged Stock (a “Notice of Exclusive Control”), the Issuer may comply with instructions of the Grantor concerning the Pledged Stock, which Notice of Exclusive Control shall only be given by the Collateral Agent following the occurrence and during the continuance of an Event of Default. After the Issuer receives a Notice of Exclusive Control from the Collateral Agent, the Issuer will not accept any instructions concerning the Pledged Stock from any Person other than the Collateral Agent, unless otherwise ordered by a court of competent jurisdiction; and

(o)    Until the Issuer receives a Notice of Exclusive Control, the Grantor shall be entitled to direct the Issuer with respect to voting the Pledged Stock.

4.    This Agreement shall not subject the Issuer to any obligation or liability except as expressly set forth herein and under any Requirements of Law. In particular, the Issuer need not investigate whether the Collateral Agent is entitled under the Security Agreement or otherwise to give an instruction or Notice of Exclusive Control.

5.    The Issuer hereby represents, warrants and covenants with the Collateral Agent that:

(p)

This Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law);

(q)    The Issuer has not entered into, and until termination of this Agreement will not enter into, any agreement with any other Person relating to the Pledged Stock pursuant to which it has agreed, or will agree, to comply with instructions provided by such Person. The Issuer has not entered into any other agreement with the Grantor purporting to limit or condition the obligation of the Issuer to comply with instructions as agreed in Section 3 hereof;

(r)    Except for the claims and interests of the Collateral Agent, on behalf of Lenders and the other Secured Parties, and the Grantor in the Pledged Stock, the Issuer does not know of any claim to, or interest in, the Pledged Stock (except to the extent constituting Permitted Liens). If any Person asserts any Lien or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Pledged Stock (other than Permitted Liens), the Issuer will promptly notify the Collateral Agent and the Grantor thereof;

(s)    There is no agreement (except this Agreement) between the Issuer and the Grantor or among the Issuer, the Grantor and any third Person with respect to the Pledged Stock [except for [IDENTIFY RELEVANT AGREEMENTS] (the “Existing Agreements”)]. In the event of any conflict between this Agreement (or any portion hereof) and any other such agreement (including any Existing Agreement) with respect to the Pledged Stock, whether now existing or hereafter entered into, the terms of this Agreement shall prevail; and

(t)    The granting by the Grantor of the Security Interest in the Pledged Stock to the Collateral Agent for the benefit of Lenders and the other Secured Parties does not violate the Operating Documents or any other agreement governing the Issuer or the Pledged Stock.

6.    This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

7.    Each notice, request or other communication to a party hereto under this Agreement shall be in writing, will be sent to such party’s address set forth under its name below or to such other address as such party may notify the other parties hereto and will be effective on receipt.

8.    No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

9.    The rights and powers granted herein to the Collateral Agent (a) have been granted in order to perfect the Security Interest in the Pledged Stock, (b) are powers coupled with an interest and (c) will not be affected by any bankruptcy of the Grantor or any lapse in time. The obligations of the Issuer hereunder shall continue in effect until the Collateral Agent has notified the Issuer in writing that the Security Interest in the Pledged Stock has been terminated pursuant to the Security Agreement.

10.    This Agreement shall be governed by and construed in accordance with the laws of the [ISSUER’S JURISDICTION OF ORGANIZATION], WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN [ISSUER’S JURISDICTION OF ORGANIZATION] SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN THE PLEDGED STOCK, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL APPLY TO THAT EXTENT].

11.    If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

12.    This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

[GRANTOR]

By:

Name:

Title:

Address for Notices:

[ISSUER]

By:

Name:

Title:

Address for Notices:

BIOPHARMA CREDIT PLC,

a public limited company

By: Pharmakon Advisors, LP,

its Investment Manager

By: Pharmakon Management I, LLC,

its General Partner

By____________________________
Name: Pedro Gonzalez de Cosio
Title: Managing Member

Address for Notices:

BIOPHARMA CREDIT PLC
c/o Beaufort House
51 New North Road

Exeter EX4 4EP
United Kingdom
Attention:  Company Secretary
Telephone: +44 01 392 477 500
Facsimile: +44 01 392 498 288

Email: biopharmacreditplc@linkgroup.co.uk

with copies (which shall not constitute notice) to:

Pharmakon Advisors LP

110 East 59th Street, #3300

New York, NY 10022

Attn: Pedro Gonzalez de Cosio

Phone: +1 (212) 883-2296

Fax: +1 (917) 210-4048

Email: Pharmakon@PharmakonAdvisors.com

and

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036-6745

Attn: Geoffrey E. Secol

Phone: (212) 872-8081

Fax: (212) 872-1002

Email: gsecol@akingump.com

EXHIBIT D

COMMITMENTS; NOTICE ADDRESSES

Lender	Commitments	Notice Address
BPCR Limited Partnership	Tranche A Commitment: $37,500,000.00 Tranche B Commitment: $12,500,000.00 Tranche C Commitment: $0.00 Tranche D Commitment: $0.00

BPCR LIMITED PARTNERSHIP

c/o Link Group, Company Matters Ltd.

6th Floor

65 Gresham Street

London EC2V 7NQ

United Kingdom

Attn: Company Secretary

Tel: +44 01 392 477 500

Fax: +44 01 392 438 288

Email: biopharmacreditplc@linkgroup.co.uk

with copies (which shall not constitute notice) to:

PHARMAKON ADVISORS, LP

110 East 59th Street, #2800

New York, NY 10022

Attn: Pedro Gonzalez de Cosio

Phone: +1 (212) 883-2296

Fax: +1 (917) 210-4048

Email: pharmakon@pharmakonadvisors.com

and

AKIN GUMP STRAUSS HAUER & FELD LLP

One Bryant Park

New York, NY 10036-6745

Attn: Geoffrey E. Secol

Phone: (212) 872-8081

Fax: (212) 872-1002

Email: gsecol@akingump.com

BioPharma Credit Investments V (Master) LP	Tranche A Commitment: $37,500,000.00 Tranche B Commitment: $12,500,000.00 Tranche C Commitment: $25,000,000.00 Tranche D Commitment: $75,000,000.00

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP

c/o BioPharma Credit Investments V GP LLC

c/o Walkers Corporate Limited

190 Elgin Avenue,

George Town, Grand Cayman KY1-9008

Attn: Pedro Gonzalez de Cosio

with copies (which shall not constitute notice) to:

PHARMAKON ADVISORS, LP

110 East 59th Street, #2800

New York, NY 10022

Attn: Pedro Gonzalez de Cosio

Phone: +1 (212) 883-2296

Fax: +1 (917) 210-4048

Email: pharmakon@pharmakonadvisors.com

and

AKIN GUMP STRAUSS HAUER & FELD LLP

One Bryant Park

New York, NY 10036-6745

Attn: Geoffrey E. Secol

Phone: (212) 872-8081

Fax: (212) 872-1002

Email: gsecol@akingump.com

EXHIBIT E

COMPLIANCE CERTIFICATE

TO:         BIOPHARMA CREDIT PLC

FROM:         UROGEN PHARMA LTD.

The undersigned authorized officer of UROGEN PHARMA LTD., a company incorporated in Israel with company registration number 513537621, hereby certifies, solely in his/her capacity as a Responsible Officer of UroGen Pharma Ltd. and not in his/her personal capacity, that in accordance with the terms and conditions of the Amended and Restated Loan Agreement (the “Loan Agreement”; capitalized terms used, but not defined herein having the meanings given them in the Loan Agreement) dated as of March 13, 2024 by and among UROGEN PHARMA, INC. (as “Borrower”), UroGen Pharma Ltd. (as “Parent” and a Guarantor), the other Guarantors from time to time party thereto, BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales with company number 10443190 (as the “Collateral Agent”) and the Lenders:

(i)         The Credit Parties are in complete compliance for the period ending _______________ with all required covenants except as noted below;

(ii)         No Default or Event of Default has occurred and is continuing, except as noted below;

(iii)         Each Credit Party and each of its Subsidiaries has timely filed all U.S. federal income Tax returns and other material Tax returns and reports (or extensions thereof) of each Credit Party and each of its Subsidiaries required to be filed by any of them and such returns and reports are correct in all material respects, and has timely paid all material Taxes owed which are due and payable by such Credit Party or Subsidiary or upon their respective properties, assets, income, businesses and franchises, except as otherwise permitted pursuant to the terms of Section 4.10 or Section 5.3 of the Loan Agreement; and

(iv)         No Liens have been levied or claims made against any Credit Party or any of its Subsidiaries relating to unpaid employee payroll or benefits of which (a) such Credit Party has not previously provided written notification to the Collateral Agent or (b) which do not constitute Permitted Liens.

Attached are the required documents, if any, supporting our certification(s). The undersigned Responsible Officer on behalf of Parent further certifies that the attached financial statements (which shall not be attached if such financial statements are deemed delivered by filing with the SEC on Form 10-Q or 10-K as applicable) fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Parent and its Subsidiaries as of applicable the dates and for the applicable periods in accordance with Applicable Accounting Standards consistently applied.

Date: ______________________

[signature page follows]

UROGEN PHARMA LTD.,
as Parent

By_________________________________________

Name: ______________________________________

Title: _______________________________________

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Complies
1)	Annual Financial Statements	90 days after year end	Yes	No	N/A
2)	Quarterly Financial Statements	45 days after quarter end	Yes	No	N/A
3)	Other Information after an Event of Default	5 Business Days after request	Yes	No	N/A
4)	Legal Action Notice	Promptly	Yes	No	N/A
5)	Notice of Default, etc.	Promptly (within 5 Business Days) after knowledge	Yes	No	N/A

Deposit and Securities Accounts	(Please list all accounts and indicate each Excluded Account with an asterisk (*); attach separate sheet if additional space needed)

	Bank	Account Number	New Account?		Acct Control Agmt in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No
5)			Yes	No	Yes	No
6)			Yes	No	Yes	No

Other Matters
	Have there been any changes in management since the last Compliance Certificate?			Yes	No
	Have there been any prohibited Transfers?			Yes	No

Exceptions
Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

LENDER USE ONLY

			Compliance Status			Yes